Exhibit 10.2

PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS

(454.31 Acres +/ - in Village 2 of Tule Springs)

THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this "**Agreement**") is made and entered into as of March 10, 2024 (the "**Effective Date**"), by and among PACIFIC OAK SOR TULE SPRINGS OWNER TRS, LLC, a Delaware limited liability company (the "**Parcel 2.09A Seller**") and PACIFIC OAK SOR TULE SPRINGS VILLAGE 2 PARCELS OWNER, LLC, a Delaware limited liability company ("**Remainder Seller**", and together with the Parcel 2.09A Seller, individually or collectively as context requires, "**Seller**"), and KB HOME LAS VEGAS INC., a Nevada corporation ("**KB Home**") and TRI POINTE HOMES NEVADA, INC., a Nevada corporation, joint and severally ("**Tri Pointe**, and together with KB Home, "**Buyer**"), for the purpose of setting forth the agreement of the parties and to provide instructions to FIRST AMERICAN TITLE INSURANCE COMPANY ("**Escrow Agent**"), with respect to the transaction contemplated by this Agreement.

RECITALS

A. Parcel 2.09A Seller is the owner of a certain parcel of real property located in the City of North Las Vegas, State of Nevada (the "**City**"), County of Clark, State of Nevada, located within Village 2 of the planned community known as The Villages at Tule Springs (the "**Planned Community**"), which property is more particularly described on Exhibit A attached hereto and made a part hereof, and is as follows:

(i) Real property bearing Clark County Assessor's Parcel Number 124-14-711-001 and consisting of a total of approximately 97.19 gross acres ("**Parcel P2.09A**"), and designated as "P2.09A" on Exhibit B attached hereto and made a part hereof (the "**Current Village 2 Final Map**");

(ii) Parcel "AP2.01" bearing Clark County Assessor's Parcel Number 124-15-611-003 and consisting of 3.0 acres, and designated as "AP2.01" on the Current Village 2 Final Map; and

(ii) parcel "P2.03" bearing Clark County Assessor's Parcel Number 124-15-611-003 and consisting of 14.14 acres, and designated as "P2.03" on the Current Village 2 Final Map and referred to herein as the "Finger Parcel".

B. Remainder Seller is the owner of those certain parcels of real property located in the City, County of Clark, State of Nevada which property is more particularly described on Exhibit A and consists of a total of approximately 357.12 gross acres located within Village 2 of the Planned Community and designated as "P2.01", "P2.02", "P2.04A" and "P.2.19" on the Current Village 2 Final Map (collectively, the "**Remainder Land**," and together with Parcel P2.09A and AP2.01, collectively, the "**Land**").

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C. The Land and its ownership are summarized as follows:

APN	**Acreage**	**FM Designation**	**Owner**
124-14-711-001	97.19	P2.09A	Parcel 2.09A Seller
124-15-611-003	3.0	AP2.01	Parcel 2.09A Seller
124-15-511-001	32.27	P2.01	Remainder Seller
124-15-611-001	9.36	P2.02	Remainder Seller
124-14-211-001	292.28	P2.04A	Remainder Seller
124-14-411-002	20.21	P2.19	Remainder Seller
Total:	454.31		
124-15-611-002	14.14	P2.03 (Finger Parcel)	Parcel 2.09A Seller

D. It is contemplated that the Property will be purchased and sold in two phases subject to and in accordance with Section 1.3 below. The Land, together with the "**Improvements**" and the balance of the "**Real Property**" (each, as hereinafter defined), are sometimes collectively referred to herein as the "**Property**".

E. Seller desires to sell, transfer and convey the Property to Buyer, and Buyer desires to purchase and acquire the Property from Seller, upon and subject to the terms and conditions set forth in this Agreement.

A G R E E M E N T

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree, and instruct Escrow Agent, as follows:

1. PURCHASE AND SALE; DESCRIPTION OF PROPERTY.

1.1 Purchase and Sale. Subject to all of the terms and conditions of this Agreement, Seller agrees to sell, transfer and convey to Buyer, and Buyer agrees to purchase and acquire from Seller, a good and marketable fee simple title in and to the Property, upon and subject to the terms and conditions set forth herein. For the purposes of clarity, notwithstanding the separate Phase 1 Closing and Phase 2 Closing (each, as defined below), this Agreement is for the purchase and sale of the entire Property and not of the Phase 1 Property or the Phase 2 Property separately (each, as defined below). In the event any party exercises any termination right expressly allowed hereunder, such termination right shall be with respect to the entire Property; provided, however, that if this Agreement is terminated for any reason after the Phase 1 Closing has occurred hereunder but before the Phase 2 Closing has occurred, then such termination shall relate solely to the Phase 2 Property and shall not apply to or otherwise affect or terminate any provisions of this Agreement

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which pertain to the Phase 1 Closing or the Phase 1 Property and which survive (or are deemed to survive) the Phase 1 Closing; provided further that any termination of this Agreement shall be subject in all instances to the provisions that expressly survive the termination hereof as set forth herein. In addition, each Seller agrees to act uniformly, such that Seller will only take one position between each of Parcel 2.09A Seller and Remainder Seller and shall not take separate or different positions, actions or occurrences, or provide separate or different approvals or comments under this Agreement.

1.2 Real Property. As used herein, the term "**Real Property**" shall mean, collectively, all of Seller's right, title and interest in and to: (a) the Land; (b) any improvements thereon (the "**Improvements**"); and (c) all of such Seller's rights, privileges and easements appurtenant to or used in connection with the Land and/or any of the Improvements, including, without limitation, all minerals, oil, gas and other hydrocarbon substances, all development rights, air rights, water, water rights and water stock relating to the Land, all strips and gores, streets, alleys, easements, rights-of-way, public ways, maps, licenses, permits, certificates, approvals, awards, deposits (but only to the extent relating solely to the Real Property), fee credits (but only to the extent relating solely to the Real Property), licenses, utilities, government entitlements and/or other rights of Seller appurtenant, adjacent or connected to the Land; provided that such assignment shall be on a non-exclusive basis to the extent any of the property and/or rights in this clause (c) relate to the Property and other portions of the Planned Community.

1.3 Phasing. Buyer shall purchase the Property in two phases (each, a "**Phase**").

1.3.1 The Phase 1 Property. The first Phase to be purchased by Buyer is depicted on Exhibit B-1 attached hereto and made a part hereof, and on the proposed phasing plan (the "**Phasing Plan**") attached hereto as Exhibit B-3 and made a part hereof (the "**Phase 1 Property**" or "**Phase 1**"). Access to the Phase 1 Property shall be via the development of North 5th Street (the "**North 5th Street Path**"). Pursuant to Section 2.4 (Payment of Purchase Price at the Closings), a proportionate share of the Purchase Price (defined below) will be paid at the Closing of the Phase 1 Property (the "**Phase 1 Closing**").

1.3.2 The Phase 2 Property. The second Phase to be purchased by Buyer is depicted on Exhibit B-2 attached hereto and made a part hereof, and on the Phasing Plan (the "**Phase 2 Property**" or "**Phase 2**"). Access to the Phase 2 Property shall be via the development of Losee Road (the "**Losee Road Path**"). Pursuant to Section 2.4 (Payment of Purchase Price at the Closings), the remainder of the Purchase Price shall be payable at the closing of the Phase 2 Property (the "**Phase 2 Closing**", and together with the Phase 1 Closing, collectively or individually as the context may require, the "**Closing**").

1.3.3 Phasing Plan Division. The Phasing Plan is in all respects subject to the City's approval of the final Required Entitlement Documents (*Defined in Section 5.2.5; Master Tentative Map*). The parties hereto intend for the Phasing Plan to result in Buyer's acquisition of approximately fifty percent (50%) of the Property at each Closing and, in any event, no less than forty-five percent (45%) of the Property at the Phase 1 Closing (the "**Acquisition Threshold**"). Seller and Buyer shall cooperate and use commercially reasonable efforts to cause the final Required Entitlement Documents approved by the City to (i) permit Buyer to meet the Acquisition Threshold at each Closing and (ii) reflect the Phasing Plan as closely as practicable.

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2. PURCHASE PRICE; DEPOSIT; INFRASTRUCTURE CREDIT; EXACTION PAYMENTS.

2.1 Purchase Price. The total purchase price payable by Buyer for the Property (the "**Purchase Price**") shall be One Hundred Ninety-Five Million and No/100 Dollars ($195,000,000.00), subject to the adjustments and credits set forth herein.

2.2 Opening of Escrow. Within seven (7) Business Days (as defined herein) after the Effective Date (the "**Escrow Commencement Date**"), Buyer and Seller shall cause an escrow ("**Escrow**") to be opened with Escrow Agent (the "**Opening of Escrow**") by delivery to Escrow Agent of a fully executed copy of this Agreement. Escrow Agent shall promptly deliver to Buyer and Seller written notice of the date of the Opening of Escrow. This Agreement shall constitute escrow instructions to Escrow Agent as well as the agreement of the parties. Escrow Agent is hereby appointed and designated to act as Escrow Agent and instructed to deliver, pursuant to the terms of this Agreement, the documents and funds to be deposited (or transferred, as applicable) into Escrow as herein provided.

2.3 Deposit.

2.3.1 Deposit into Escrow. Concurrent with the Opening of Escrow, Buyer shall deposit into Escrow the sum of Two Million and No/100ths Dollars ($2,000,000.00) (which amount, together with any and all interest earned thereon, shall hereinafter be referred to as the "**Initial Deposit**"). On the date that Buyer delivers its Approval Notice (as defined in Section 3.3 below) and provided this Agreement has not otherwise been terminated, Buyer shall deposit into Escrow the additional sum of Eight Million and No/100ths Dollars ($8,000,000.00) (which sum, together with any and all interest and dividends earned thereon, shall hereinafter be referred to as the "**Additional Deposit**"). The date the Additional Deposit is delivered to Escrow Agent is referred to as the "**Additional Deposit Funding Date**".

As used herein, the term "**Deposit**" shall mean, collectively, the Initial Deposit, the Additional Deposit and, if applicable, the Extension Deposit (as defined in Section 3.3, Buyer's Termination Right, below) (or such portion thereof that has theretofore been deposited into Escrow), plus any interest earned thereon. If Buyer delivers an Approval Notice (defined herein) pursuant to Section 3.3 below, the Initial Deposit (and once deposited, the Additional Deposit) shall be non-refundable to Buyer except as otherwise expressly provided herein. Escrow Agent shall invest the Deposit in insured money market accounts, certificates of deposit or United States Treasury Bills as Buyer may instruct from time to time, provided that such investments are federally issued or insured and such funds are available for immediate withdrawal without penalty.

This Agreement's provisions that govern the release of the Deposit to Seller or Buyer upon a termination of this Agreement shall survive the termination of this Agreement.

2.3.2 Phase 1 Closing. At the Phase 1 Closing, the Deposit shall not be released from Escrow and credited against the for the Phase 1 Purchase Price (Defined in Section 2.4, Payment of Purchase Price at the Closings, below).

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SMRH:4867-2220-9151.17 -5- 2.3.3 Phase 2 Closing. At the Phase 2 Closing, the Deposit (i.e., $10,000,000.00, plus $100,000.00 if the Due Diligence Period is extended by Buyer pursuant to Section 3.3 below, plus any interest earned thereon) shall be released from Escrow, paid to Seller and credited against the Phase 2 Purchase Price (Defined in Section 2.4, Payment of Purchase Price at the Closings, below). 2.4 Payment of Purchase Price at the Closings. 2.4.1 Phase 1 Purchase Price. Pursuant to Section 2.1 (Purchase Price) the total Purchase Price is $195,000,000. At the Phase 1 Closing, Buyer shall pay to Seller a pro rata portion of the Purchase Price being the gross acreage of the Phase 1 Property divided by 454.31 total gross acres, and multiplied by $195,000,000 (the “Phase 1 Purchase Price”). Buyer shall pay the Phase 1 Purchase Price, by wire transfer of immediately available federal funds, net of all prorations, adjustments and credits as provided herein). Based on Exhibit B-1, the parties hereto intend for the Phase 1 Property to be 212.14 gross acres corresponding to a Phase 1 Purchase Price of $91,055,227. 2.4.2 Phase 2 Purchase Price. At the Phase 2 Closing, Buyer shall pay to Seller a pro rata portion of the Purchase Price being the gross acreage of the Phase 2 Property divided by 454.31 total gross acres, and multiplied by $195,000,000 (the “Phase 2 Purchase Price”). Buyer shall pay the Phase 2 Purchase Price less the Deposit, by wire transfer of immediately available federal funds, net of all prorations, adjustments and credits as provided herein). Based on Exhibit B-2, the Parties intend for the Phase 2 Property to be 242.17 gross acres corresponding to a Phase 2 Purchase Price of $103,944,773. 2.4.3 Buyer agrees to deposit the applicable balance of the Purchase Price as set forth herein attributable to such Closing into Escrow on or prior to the applicable Closing Date (as defined in Section 7.1 below). 2.5 Purchase Price Reflects Future Infrastructure Costs. 2.5.1 Buyer understands that: (i) subject to and following the Phase 1 Closing, Buyer or Buyer’s designee (provided that such designee is an owner or an affiliate of an owner of a portion of Village 2 and is named the Village Developer pursuant to Section 6.3 hereof (“Buyer’s Designee”)) shall be responsible for the construction of the Phase 1 Infrastructure Work (as defined below), and (ii) subject to and following the Phase 2 Closing, Buyer (or Buyer’s Designee) shall be responsible for the construction of the Phase 2 Infrastructure Work (as defined below). For purposes of eliminating any doubt, the parties specifically acknowledge and agree that if this Agreement is terminated for any reason after the Phase 1 Closing occurs but prior to the Phase 2 Closing hereunder, Buyer (or Buyer’s Designee) shall only be obligated to construct (or cause the construction of) the Phase 1 Infrastructure Work and shall have no obligation whatsoever under this Agreement or otherwise to construct or complete the Phase 2 Infrastructure Work. 2.5.2 Prior to the Effective Date, Seller delivered to Buyer an infrastructure development budget for all of the Infrastructure Work (as defined below) (the “Infrastructure SMRH:4867-2220-9151.17 -6- Budget”), a copy of which is attached hereto as Schedule 2.5.2(A). The Infrastructure Budget was prepared by Westwood Professional Services Inc. (“WPS”) and Glen Arnold (Glen Arnold and WPS are each sometimes referred to as a “Seller Consultant”). The Infrastructure Budget details the projected cost of $113,841,392 to complete the off-site infrastructure and onsite infrastructure work and improvements required for the development of the Property (collectively, the “Infrastructure Work”) that is more particularly described in Schedule 2.5.2(B) (the “Buyer Infrastructure Development Obligations Narrative”). The Buyer Infrastructure Development Obligations Narrative separately designates the portions of the Infrastructure Work which will comprise the off-site infrastructure and onsite infrastructure work and improvements required for the development of the Phase 1 Property (the “Phase 1 Infrastructure Work”) and for the development of the Phase 2 Property (the “Phase 2 Infrastructure Work”). Seller advises Buyer that the Infrastructure Work includes certain infrastructure work which is necessary for the development of the Village 2 Casino Property (as defined below) and designated as the “Casino Site Infrastructure Work” on Schedule 2.5.2(B) (the “Casino Site Infrastructure Work”), which is part of the Infrastructure Budget and completion of such Casino Site Infrastructure Work will be assumed by the Village Developer at the Phase 1 Closing in accordance with Section 6.5 (Existing Village 2 Infrastructure Development Agreement) below. The Casino Site Infrastructure Work is further addressed in Section 6.11.3 (Casino Site Infrastructure Work) below. The Infrastructure Work also includes, among other things, certain backbone infrastructure and common open space area improvements, including, without limitation, lineal parks and trails, entry monuments and pathways, and backbone median landscaping, as well as certain on and offsite water, sewer, drainage, road, Nevada Power Company (“NV Energy”) and Southwest Gas Corporation (“SW Gas”) improvements needed to service the Property. Specifically, the Infrastructure Work includes, among other matters, the work listed on Schedule 2.5.2(B) attached hereto, together with all other work and improvements shown on or contemplated by the Infrastructure Improvement Plans that will be prepared by Buyer in accordance with this Section 2.5.1 and Section 6.2 below. Neither the Infrastructure Work nor the Infrastructure Budget includes certain other required infrastructure and common area improvements, including, without limitation, parks, trails, trailheads, entry monuments, pathways and landscaping within the Property which will be shown on the Revised Land Use Plan (as defined below) or may be otherwise required by the City in connection with Buyer’s proposed development (the “Future Common Area Improvements”). It shall be Village Developer’s right and responsibility, at its cost and expense, to design and obtain the City’s approval of the improvement plans for such Future Common Area Improvements and to construct such Future Common Area Improvements as and if required by the City pursuant to and in accordance with the Property Materials. The Purchase Price has been agreed to by Buyer and Seller after taking into account the future costs that Buyer and the Village Developer are expected to incur as a result of the Infrastructure Work and the Future Common Area Improvements. Seller delivered the Infrastructure Budget as part of the Property Materials (defined below) to facilitate Buyer’s understanding and consideration of the Infrastructure Work and the potential costs of the Infrastructure Work, but Seller makes no representation or warranty as to the accuracy of the Infrastructure Budget and makes no assurances, express or implied, of the actual costs in the Infrastructure Work Buyer and/or Village Developer may incur in the future and the delivery of the Infrastructure Budget, as part of the Property Materials, is subject to the limitations and conditions in Section 3.1 below. SMRH:4867-2220-9151.17 -7- 2.5.3 North 5th Street Grading. The Phase 1 Infrastructure Work includes grading of the North 5th Street Path. Such grading requires fill and a graded slope to meet the current grade (the “North 5th Access Grading”) on Parcel 2.01 and Parcel 2.08 (5 acre commercial parcel and 15.21 acre multifamily parcel; See Exhibit B-3) (the “N 5th Fill Parcels”). In conjunction with the North 5th Access Grading, Buyer shall stockpile fill materials on the N 5th Fill Parcels in a quantity sufficient for the future mass grading of the N 5th Fill Parcels at an elevation equivalent to the height of North 5th Street adjacent to the N 5th Fill Parcels (the “Import Stockpile”). During the Due Diligence Period, the parties shall determine the finished height of North 5th Street adjacent to the N 5th Fill Parcels, which will also determine the quantity of fill required for the Import Stockpile and the availability of the fill material available for the Import Stockpile on the Phase 1 Property, the Phase 2 Property and/or the City’s regional detention basin adjacent to the N 5th Fill Parcels. Upon determination, Buyer and Seller will set forth their determination in an amendment to this Agreement (including adding the details of the Import Stockpile to Schedule 2.5.2(B) (Buyer Infrastructure Development Obligations Narrative)) or another acceptable writing. At the Phase 1 Closing, Seller shall grant to Buyer a construction license pursuant to a separate agreement pursuant to which Seller shall grant Buyer and/or Village Developer a license to enter the N 5th Fill Parcels and permit such parties to import material to and store the same on such N 5th Fill Parcels (the “Construction License Agreement”). During the Due Diligence Period, Buyer and Seller shall reasonably cooperate and use their good faith efforts to agree upon the form of Construction License Agreement. If Buyer delivers an Approval Notice pursuant to the terms of Section 3.3 above and the parties hereto have not agreed on the form of Construction License Agreement, then the latest version of the Construction License Agreement prepared by Seller at such time shall be deemed to be a Permitted Exception, and Seller shall have the right to record (or cause to be recorded) the Construction License Agreement at the Phase 1 Closing. 2.6 Payment of Construction Exactions. That certain Owners Agreement for the Villages at Tule Springs, dated May 1, 2017 and recorded on May 1, 2017 as Document No. 20170501-0003017 in the Official Records (as defined below), as amended by that certain First Amendment to Owners Agreement for The Villages at Tule Springs dated August 9, 2018 and recorded on September 19, 2018 as Instrument No. 20180919-0002158 in the Official Records (as amended, and may be further amended, supplemented or modified from time to time, the “Owners Agreement”) provides that each landowner in the Planned Community shall be required to pay its pro rata share of the Planned Community Exactions, which consists of "construction exactions” (the “Construction Exactions”) and so-called “land exactions”. The Property’s pro rata share of the Construction Exactions is set forth on Schedule 2.6 attached hereto (the “Property’s Exaction Contribution”), and is equal to the sum of $34,326.00 per gross acre (as set forth in Recital A and Recital B above) for the Construction Exactions, for a total of $15,594,645.06. The Property’s Exaction Contribution is payable by Buyer as follows: (1) at the Phase 1 Closing, Buyer shall deposit one-half (1/2) of the Construction Exactions for the Property in the amount of $7,797,322.53 (the “Phase 1 Construction Exaction Amount”) with Escrow Agent and Escrow Agent shall transfer such amount to a master construction exactions escrow account (the “Master Construction Exactions Account”) described in the Owners Agreement, and (2) at the Phase 2 SMRH:4867-2220-9151.17 -8- Closing, Buyer shall deposit the remainder of the Construction Exactions for the Property (i.e., $7,797,322.53) (the “Phase 2 Construction Exaction Amount”) with Escrow Agent and Escrow Agent shall transfer such amount to the Master Construction Exactions Account. So long as Buyer deposits the Property’s Exaction Contribution with Escrow Agent at each Closing as set forth above, Seller shall cause Master Developer to deliver to Escrow Agent at such Closing for recordation in the Official Records a document that releases the portion of the Property transferred at such Closing from any obligation to further contribute to the Planned Community Exactions pursuant to the procedures to be set forth in the Owners Agreement, each of which release shall be in the form attached of Exhibit N attached hereto and made a part hereof (subject to the completion of blank exhibits or schedules prior to execution) (a “Release from Planned Community Exactions”). Seller agrees that Seller will waive, and Buyer shall not have to pay to Seller, Buyer’s pro rata share of the “land exactions” that would otherwise be payable to Seller under the Owners Agreement with respect to the Property. 3. DUE DILIGENCE. 3.1 Property Materials. Prior to the Effective Date, Seller made available to Buyer copies of the documents listed on Exhibit C attached hereto for the Property and made a part hereof (collectively, the “Property Materials”), which may be delivered in hard copy, electronic media or a secured website drop box, in Seller’s discretion. The Property Materials are Permitted Exceptions (as defined below). The documents described in Part I of Exhibit C are collectively referred to as the “Master Planning Documents.” Buyer acknowledges and agrees that the Property Materials and any updates thereto and any other documents and information provided to Buyer by or on behalf of Seller, are and will be furnished under the express condition that Buyer shall make its independent verification of the accuracy of the information and Seller has delivered the Property Materials without any representation or warranty as to the accuracy, completeness, reliability or usefulness of the same, except as expressly provided in this Agreement. Notwithstanding the foregoing, to the extent any of the Property Materials and any updates thereto and any other documents and information provided to Buyer by or on behalf of Seller, if any, were obtained by Seller from third-party consultants or providers, at Buyer’s request, Seller shall reasonably cooperate with Buyer, at no material expense to Seller, to request each such preparer to provide Buyer with a reliance letter reasonably acceptable to Buyer confirming Buyer’s right to rely upon and use such Property Materials. Except as expressly set forth herein, Seller shall have no obligation to have any of the Property Materials updated for Buyer or revised to be certified to Buyer. If the Escrow is terminated for any reason whatsoever (except Seller’s default), all Property Materials shall be promptly destroyed or returned to Seller; provided that if the Escrow is terminated as a result of a Buyer’s default, if requested by Seller in writing, Buyer shall also deliver to Seller as a courtesy, without charge therefor and without any representation or warranty whatsoever, the results and copies of any and all inspections, studies, tests, surveys or updates to any of the Property Materials, each which were obtained by or on behalf of Buyer from third parties with respect to the Property, except such information that is confidential or proprietary. Any items delivered to Seller under this Section shall be delivered on an “As-Is” basis, and without any representations or warranties whatsoever, and used at the user’s own risk. Seller releases Buyer and its consultants from any and all claims arising out of or related to any use of the items provided hereunder. Further,

SMRH:4867-2220-9151.17 -9- notwithstanding anything in this Section to the contrary, Buyer shall have no obligation to provide Seller with any of the following: (a) any items containing confidential, proprietary, or privileged information, as reasonably determined by Buyer; (b) any of Buyer’s environmental reports, studies or investigations; (c) any of Buyer’s financial or marketing information; (d) any plans/drawings for Buyer’s homes and related improvements; or (e) any item prohibiting assignment or re- production by its terms. The delivery of items hereunder shall be subject to the proprietary rights of Buyer’s consultants preparing the same and any limitations on use imposed by them. The provisions of this Section shall survive each Closing or the earlier termination of this Agreement. 3.2 Buyer’s Diligence Inspections. 3.2.1 Subject to the terms and conditions of this Section 3.2, at all reasonable times starting on the Opening of Escrow and continuing through the Due Diligence Termination Date (the “Due Diligence Period”) and thereafter through the applicable Closing, Buyer, its agents and representatives shall be entitled at Buyer’s sole cost and expense to: (a) enter onto the Property to perform any inspections, investigations, studies and tests of the Property (including, without limitation, physical, engineering, soils, geotechnical and environmental tests that Buyer deems reasonable); (b) review all Property Materials; (c) investigate such other matters pertaining to the Property as Buyer may reasonably desire; and (d) communicate directly with, and make requests for information from the Seller Consultants with such request copied to Seller. Other than a soils test (soil structural stability), neither Buyer nor any party on behalf of Buyer shall conduct any physically invasive tests on the Property, including any Phase II environmental inspection or any sampling of soil or other materials (each, an “Invasive Test”), without the prior written consent of Seller, which consent may be withheld in Seller’s sole and absolute discretion. In requesting Seller’s consent to any Invasive Test, Buyer shall deliver to Seller the identity of the company performing such testing, the proposed scope, location and the methodology of the proposed testing (the “Evaluation Materials”). Further, to the extent any Phase I environmental inspections of the Property recommends a Phase II environmental inspection and Buyer desires to conduct such Phase II, in response to Buyer’s request for Seller’s consent to such Invasive Test (and delivery of the Evaluation Materials), Seller may (i) consent to such Invasive Test or (ii) reject Buyer’s request to conduct the Invasive Test and terminate this Agreement, in which case Escrow Agent shall return the Deposit to Buyer, and this Agreement shall be of no further force or effect and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision of this Agreement which expressly survives the termination of this Agreement. Buyer’s entry onto and inspections of the Property in accordance with the terms hereof shall not damage the Property in any material respect. Any entry by Buyer onto the Property shall be subject to, and conducted in accordance with, all applicable laws. 3.2.2 Buyer shall, pursuant to this paragraph, provide notice to Seller at its email address in Section 14.4 (Notices) below of any formal meetings Buyer has with the City or Clark County, Nevada (the “County”) or any Seller Consultant regarding the Property so that Seller (and Seller’s representative(s)) may have the right, but not the obligation, to attend such meeting, whether physically or virtually. Accordingly, Buyer shall (i) copy Seller on all meeting requests with the City, the County or any Seller Consultant and (ii) provide Seller at least three (3) Business Days’ prior written notice of all meetings with the City, the County or any Seller Consultant. If SMRH:4867-2220-9151.17 -10- Seller (or Seller’s representative(s)) would like to attend a meeting with the City, the County or any Seller Consultant, but cannot attend, Buyer shall reasonably cooperate with Seller and the City, the County or such Seller Consultant to attempt to reschedule such meeting. If the parties are unable to reschedule a meeting that Seller (or Seller’s representative(s)) desires to attend but cannot, Buyer agrees to provide Seller with minutes and/or notes from such meeting. With respect to any meeting, Seller shall cooperate with Buyer by instructing Seller’s consultants to be reasonably available during normal business hours to answer questions and discuss the Property or the Planned Community with Buyer’s representatives; provided, however, that Buyer must perform its own due diligence at its own expense and shall not instruct Seller’s consultants to perform new work without having a separate contract with Buyer for such work. 3.2.3 Buyer shall indemnify, protect, defend and hold Seller (and Seller’s partners, shareholders, members, managers, agents, employees, affiliates and representatives) harmless for, from and against any and all claims, liens (including, without limitation, claims for mechanic’s liens or materialmen’s liens), causes of action, demands, obligations, losses, damages, liabilities, judgments, costs and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) (collectively, “Claims”) to the extent arising out of any inspections carried on, by, or on behalf of Buyer pursuant to the terms of this Section 3.2. The foregoing indemnity, defense and hold harmless obligations do not apply to (1) any loss, liability, cost, claim, damage, injury or expense to the extent arising from or related to the acts or omissions of Seller or its agents or contractors; (2) any diminution in value of the Property arising from or relating to matters discovered by Buyer during its investigation of the Property; (3) any latent defects in the Property discovered by Buyer, so long as Buyer and Buyer’s agents do not exacerbate any such condition; and (4) the release or spread of any Hazardous Materials (defined in Section 8.8 below) that are discovered (but not deposited) on or under the Property by Buyer. In the event that this Agreement is terminated for any reason, Buyer shall repair any damage to the Property caused by its entry thereon and restore the Property to substantially the same condition in which it existed prior to such entry. Notwithstanding anything to the contrary in this Section 3.2, the provisions of this Section 3.2 shall not apply to the Phase 1 Property from and after the Phase 1 Closing. The provisions of this Section shall survive the applicable Closing or the earlier termination of this Agreement. 3.3 Buyer’s Termination Right. Buyer shall have the right at any time on or before the date that is ninety (90) days after the Opening of Escrow (as such date may be extended one (1) time in accordance with this Section 3.3, the “Due Diligence Termination Date”) to terminate this Agreement by delivering a written notice of such termination to Seller and Escrow Agent if Buyer determines in its sole and absolute discretion that the Property is not acceptable to Buyer for any reason or no reason; provided, however, that Buyer shall have a one (1) time right to extend the Due Diligence Period for a period of thirty (30) days upon (i) the prior written notice to Seller prior to expiration date of the then-current Due Diligence Period and (ii) Buyer depositing into Escrow prior to the expiration of the then-current Due Diligence Period the sum of One Hundred Thousand Dollars and No/100ths Dollars ($100,000.00) (the “Extension Deposit”). Buyer shall indicate its satisfaction and/or waiver of the due diligence condition described in this Section by sending such written approval notice (“Approval Notice”) on or before the Due Diligence Termination Date and paying the Additional Deposit to Escrow Agent in accordance with Section 2.3. SMRH:4867-2220-9151.17 -11- In the event Buyer fails to deliver the Approval Notice by the Due Diligence Termination Date, then this Agreement and the Escrow shall automatically be terminated, the Initial Deposit shall be returned to Buyer, and the parties shall have no further rights or obligations with respect to one another. In the event Buyer delivers and Approval Notice but fails to deposit the Additional Deposit within the time frame set forth in Section 2.3, and does not cure such failure within three (3) Business Days of the date the Additional Deposit was due, then this Agreement and the Escrow shall automatically be terminated, and (i) if Buyer used good faith efforts to deliver the Additional Deposit to Seller within the forgoing timeframe, the Initial Deposit shall be returned to Buyer and the parties shall have no further rights or obligations with respect to one another, or (ii) if Buyer does not provide proof to Seller of Buyer’s good faith efforts to deliver the Additional Deposit within the forgoing timeframe, the Initial Deposit shall be delivered to Seller, and the parties shall have no further rights or obligations with respect to one another. Buyer shall be the sole judge of determining whether or not the contingent matters set forth in this Section 3.3 are acceptable and satisfactory to Buyer, and Buyer shall have no liability under this Agreement except for its indemnity obligations and its share of the escrow charges in the event Buyer fails to deliver the Approval Notice (or delivers an Approval Notice but this Agreement terminates due to Buyer’s failure to deliver the Additional Deposit). The contingent matters set forth in this Section 3.3 are solely for the benefit of Buyer and may be waived only by Buyer in writing. In the event this Agreement is terminated in accordance with this Section, then Escrow Agent shall return the Deposit to Buyer, and this Agreement shall be of no further force or effect and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision of this Agreement which expressly survives the termination of this Agreement. 3.4 Title 3.4.1 Title Deliveries by Seller. Within three (3) Business Days of the Escrow Commencement Date, Seller shall cause First American Title Insurance Company (“Title Company”) to deliver to Buyer: (a) a current commitment (the “Title Report”) for an owner’s policy of title insurance for the Property (the “Owner’s Policy of Title Insurance”) and (b) the best available copies of all documents referenced as exceptions therein (collectively, the “Title Documents”). If desired by Buyer, Buyer may obtain, at Buyer’s cost and expense, an ALTA/ACSM survey of the Property (the “Survey”), or request that the Title Company prepare a map plotting all easements; provided, however, that the completion and/or delivery of such Survey or plotted easement map shall not be a condition precedent to either Closing. Seller shall request that the Title Company also provide a separate commitment of the Current Common Area Parcels (as defined below) identified in Schedule 4.8. Seller hereby discloses to Buyer that the Property is not currently subdivided in a manner that will allow for an approximately equal division of the Property into two Phases as contemplated by Section 1.3 hereof and that the parcels that will comprise the Property are not currently and will not be legally in the form of the Revised Land Use Plan at the Phase 1 Closing. At the Phase 1 Closing, the parcels that will comprise the Property will be legally in the form of the Parcel Split Map (as defined below) to be recorded in the Official Records prior to the Phase 1 Closing pursuant to Section 5.2.1 below. As such, if and until the Parcel Split Map is approved and recorded, it is anticipated that the Title Report will reflect the Property in its current parcelized status pursuant to the Current Village 2 Final Map. Following recordation of the Parcel Split Map in the Official Records, Seller shall cause Title Company to SMRH:4867-2220-9151.17 -12- issue an updated Title Report, together with the applicable Title Documents, to Buyer to reflect the same. The Current Village 2 Final Map is, and once recorded, the Parcel Split Map shall be, a Permitted Exception. 3.4.2 Buyer’s Review of Title. Buyer shall have until the date which is 1 month prior to the Due Diligence Termination Date to notify Seller in writing of any objection which Buyer may have to any matters reported or shown in the Title Documents or any amendments or updates thereof (a “Buyer’s Objection Letter”). If the Title Company amends or updates the Title Report after Buyer delivers the Buyer’s Objection Letter, and such amendment or update adds a new title exception (other than any new exception changed, requested, or approved by Buyer or to update the legal description to reflect the recording of the Parcel Split Map), Buyer shall have ten (10) days following Buyer’s receipt of such amendment or update and copies of all documents referenced therein to notify Seller of objections by delivering a Buyer’s Objection Letter. Notwithstanding the foregoing, Buyer hereby disapproves of any mechanics’ liens (except those arising out of Buyer’s actions with respect to the Property), recorded mortgages and deeds of trust (except for the lien of the Performance Deed of Trust which shall be a Permitted Exception to the extent provided in Section 6.6) and delinquent real property taxes, judgments, and assessments shown on the Title Report (the “Monetary Encumbrances”), and Seller shall remove and eliminate the same prior to or concurrently with the applicable Closing. Seller shall cooperate with Buyer to eliminate title exceptions objected to by Buyer, but Seller shall have no obligation to cure or correct any matter objected to by Buyer, except the Monetary Encumbrances. On or before the tenth (10th) day following Seller’s receipt of Buyer’s Objection Letter (but no later than the Due Diligence Termination Date), Seller may elect, by delivering written notice of such election to Buyer and Escrow Agent (“Seller’s Response”) whether to cause Title Company to remove (or insure over) any matters objected to in Buyer’s Objection Letter other than the Monetary Encumbrances (which will be removed, except to the extent Seller is disputing a lien in which case such lien may be insured over). If Seller fails to deliver Seller’s Response within the time frame set forth above, it shall be deemed to be an election by Seller not to cause Title Company to so remove (or insure over) such objections. If Seller elects or is deemed to have elected not to cause Title Company to so remove or insure, then Buyer must elect, by delivering written notice of such election to Seller and Escrow Agent on or before the earlier to occur of: (i) the tenth (10th) day following Buyer’s receipt of Seller’s Response or (ii) if no Seller’s Response is received by Buyer, the tenth (10th) day following the date on which Seller shall have been deemed to have responded, as provided above, to: (1) terminate this Agreement or (2) proceed with this transaction, subject to Buyer’s other express rights to terminate this Agreement as provided herein, in which event such objected to exceptions or matters shall be deemed to be Permitted Exceptions (other than the Monetary Encumbrances). In the event that Buyer fails to make such election on a timely basis, then Buyer shall be deemed to have elected to proceed with this transaction, in which case the exceptions set forth in such Buyer’s Objection Letter shall be deemed to be Permitted Exceptions. In the event this Agreement is terminated in accordance with this Section, then Escrow Agent shall return the Deposit to Buyer, and this Agreement shall be of no further force or effect and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision of this Agreement which expressly survives the termination of this Agreement.

SMRH:4867-2220-9151.17 -13- From and after the Due Diligence Termination Date, Seller shall not permit any instrument to be recorded in the Official Records with respect to the Real Property without the prior consent of Buyer, other than to the extent expressly permitted by the terms of this Agreement. 3.4.3 Condition of Title at Closing. At each Closing, Seller shall sell, transfer and convey to Buyer fee simple title to the Real Property of the Phase 1 Property or the Phase 2 Property, as applicable, by a duly executed and acknowledged deed in the form of Exhibit D attached hereto and made a part hereof (each, a “Deed”), subject only to the Permitted Exceptions. As a condition precedent to Buyer’s obligation to close the purchase of each of the Phase 1 Property or the Phase 2 Property at the applicable Closing, the Title Company shall be prepared or irrevocably committed to issue to Buyer (with an effective date not earlier than the Closing Date) a standard coverage Owner’s Policy of Title Insurance in favor of Buyer for such Real Property: (a) showing fee title to such Real Property vested in Buyer; (b) with liability coverage in an amount equal to the applicable portion of the Purchase Price; and (c) containing no exceptions other than the Permitted Exceptions (each, an “Owner’s Title Policy”); provided, that Buyer shall fulfill all reasonable requirements of the Title Company for the issuance of such Owner’s Title Policy that are applicable to Buyer. Seller shall provide to the Title Company an “Owner’s Affidavit” in the form attached hereto as Exhibit E and made a part hereof and any other documents reasonably required by the Title Company prior to the Due Diligence Termination Date and agreed to be provided by Seller to induce Title Company to issue the Owner’s Title Policy, subject only to Permitted Exceptions, and to remove the standard “mechanics lien” and “GAP” exceptions. Notwithstanding the above, if Buyer elects not to obtain Survey for either the Phase 1 Property or Phase 2 Property, such Owner’s Title Policy may contain a survey exception. 3.5 Permitted Exceptions. For the purposes of this Agreement “Permitted Exceptions” shall mean and include: (a) any lien to secure payment of real estate taxes, including special assessments, not yet due and payable or delinquent and which are prorated hereunder; (b) all matters which could be revealed or disclosed by a physical inspection or a survey of the Real Property and which are not timely objected to by Buyer as provided in this Section 3 and matters affecting the Real Property which are created by or with the written consent of Buyer or which do not materially and deleteriously affect Buyer’s contemplated use of the Real Property; (c) all exceptions disclosed by the Title Report (or any amendments or updates thereof) relating to the Real Property and which are not timely objected to by Buyer as provided in Section 3.4.2; (d) all applicable laws, ordinances, rules and governmental regulations (including, without limitation, those relating to building, zoning and land use) affecting the development, use, occupancy or enjoyment of the Real Property and (e) the other items that are expressly provided herein to be Permitted Exceptions. Permitted Exceptions shall not include parties in possession. 3.6 Assignment of Plans and Contracts. At each Closing, if applicable, Seller will assign to Buyer (or to an affiliate of Buyer holding any applicable licenses), to the extent assignable and on a non-exclusive basis without warranty, all of Seller’s rights in and to certain plans, contracts, warranties and guaranties, intangible property, and other rights (collectively, the “Plans and Contracts”), documents and instruments relate solely to such Phase pursuant to and as specifically set forth in an assignment and assumption agreement substantially in the form of Exhibit L attached hereto and made a part hereof (subject to the completion of any blanks and exhibits prior to execution) (the “Assignment of Plans”). Solely to the extent required under the SMRH:4867-2220-9151.17 -14- specific Plan or Contract, Seller will use commercially reasonable efforts to obtain the consent of each consultant, contractor and vendor to such assignment prior to expiration of the Due Diligence Period, substantially in the form of Exhibit M attached hereto and made a part hereof (each, a “Consent”). If Seller is unable to deliver all required Consents on or prior to the Due Diligence Termination Date, then Buyer will have the right to either: (a) terminate this Agreement prior to expiration of the Due Diligence Period, in which case the Initial Deposit will be refunded in accordance with Section 3.3, or (b) proceed with this transaction. In the event that Buyer delivers an Approval Notice pursuant to Section 3.3 without Seller having delivered all of the required Consents described in this Section, Seller shall continue to use commercially reasonable efforts to obtain such Consents prior to the applicable Closing, provided that in no event shall any Consent be a condition precedent to either Closing or failure to obtain such Consents be a default of Seller. 4. DISCLOSURE AND EXPLANATION OF PLANNED COMMUNITY RELATED MATTERS. 4.1 Development Agreement. The Planned Community, including the Property, is subject to that certain Second Amended and Restated Development Agreement for the Villages at Tule Springs, dated June 3, 2015 and recorded on January 27, 2016 as Document No. 20160127- 0003578 in the public records of the County (the “Official Records”) (as may be amended or modified from time to time, the “Development Agreement”). A copy of the Development Agreement was provided as a part of the Property Materials. The Development Agreement is a Permitted Exception. Seller (on its behalf and on behalf of the Master Developer) and Buyer agree that they will classify the entity taking title at Closing pursuant to the Deed (and if necessary, KB Home, Tri Pointe, or any other transferee permitted by operation of Section 14.7) as a “Builder” under the Development Agreement as contemplated by Section 14.02(c) of the Development Agreement in each Deed. Except expressly as contemplated in this Agreement, including, without limitation, any Infrastructure Work that is offsite, Seller acknowledges and agrees that Buyer shall not be responsible for performing any obligations under the Development Agreement for portions of the Planned Community outside the Property unless otherwise expressly agreed to in writing by Buyer. The provisions of this Section 4.1 shall survive each Closing. 4.2 Master Developer under Development Agreement. Under the Development Agreement, the City required that the “Owners” (as defined in the Development Agreement) of the Planned Community appoint a “Master Developer” (the “Master Developer”) to serve on behalf of the Owners as their representative and primary point of contact with the City. The present Master Developer is Pacific Oak SOR Park Highlands TRS, LLC (f/k/a KBS SOR Park Highlands TRS, LLC), an affiliate of Seller. Among other things, under the Development Agreement, the Master Developer is to be the primary point of contact to process the Master Planning Documents and to oversee and coordinate the conveyance to The Villages at Tule Springs Community Association (the “Master Association”), the to-be-formed community association for Village 2 (the “Village 2 Owners Association”), the City and the Clark County Unified School District (the “School District”) of certain lands within the Planned Community (namely, land for a regional park, schools, police station, fire station and the Tule Springs Monument Trailhead) and the completion of certain Planned Community-wide infrastructure and improvements required by the Development Agreement, all as more particularly described in the Development Agreement and the Owners Agreement. The Master Planning Documents listed in Part I of Exhibit C attached SMRH:4867-2220-9151.17 -15- hereto have been approved by either the City and/or any other applicable governmental authority to the extent such governmental approval was required. 4.3 Owners Agreement. The Planned Community, including the Property, is subject to the Owners Agreement. The Owners Agreement, among other things, governs: (a) the scope of authority of the Master Developer to exercise its rights and powers under the Development Agreement (including the extent to which the Master Developer may assign any of its rights and powers to a Village Developer); (b) the relative rights of the Owners to approve the Master Developer’s exercise of its rights and powers under the Development Agreement; and (c) the Owner’s relative obligations and liabilities derived from the obligations of the Master Developer under the Development Agreement, including with respect to the cost of the so-called “Planned Community Exactions” and the procedure whereby Master Developer would be authorized to record a notice in the Official Records that a land owner has satisfied its obligations with respect to the Planned Community Exactions and releasing such owner’s parcel therefrom. A copy of the Owners Agreement was provided to Buyer with the Property Materials. The Owners Agreement is a Permitted Exception. 4.4 Parks and Trails Agreement. The Planned Community, including the Property, is subject to that certain The Villages at Tule Springs Parks and Trails Agreement dated August 3, 2016 (as may be amended from time to time, the “Parks and Trails Agreement”). The Parks and Trails Agreement provides requirements for the design and construction of the parks and trails within the Planned Community. A copy of the Parks and Trails Agreement was provided as a part of the Property Materials. The Parks and Trails Agreement is a Permitted Exception. 4.5 TUSK Agreement. Certain parcels of the Property, including the 14.14 gross acre parcel designated as “P2.03” on the Current Village 2 Final Map (which is commonly referred to as the “Finger Parcel”), are adjacent to the Tule Springs Fossil Beds National Monument (the “Monument”) and subject to that certain unrecorded Exchange Agreement (Tule Springs Fossil Beds National Monument) by and among Master Developer, the City and the National Park Service (the “NPS”), dated as of August 23, 2018 (the “TUSK Agreement”). A copy of the TUSK Agreement has been provided to Buyer with the Property Materials. The TUSK Agreement is a Permitted Exception. 4.6 Master Declaration; Design Approvals; Casino Restrictive Covenant. 4.6.1 Master Declaration. The Planned Community, including the Property, is subject to that certain Master Declaration of Covenants, Conditions and Restrictions for The Villages at Tule Springs and recorded on May 1, 2017 as Document No. 20170501-0003-18 in the Official Records, as further amended by that certain First Amendment to Master Declaration dated as of August 9, 2018 and recorded on September 19, 2018 as Instrument No. 20190919-0002159 (as amended, the “Master Declaration”). A copy of the Master Declaration has been provided to Buyer as part of the Property Materials. The Master Declaration is a Permitted Exception with respect to each Owner’s Title Policy. An affiliate of Seller is the declarant under the Master Declaration (the “Declarant”). 4.6.2 Design Approvals. If Buyer desires to obtain design approval of Buyer’s proposed project, or elements thereof, prior to either Closing, Seller agrees to cause the Declarant SMRH:4867-2220-9151.17 -16- under the Master Association or the Master Developer under the Development Agreement, as applicable, to review and respond to Buyer’s submission and respond to such submission within ten (10) Business Days of its receipt thereof. If Buyer does not then have all the information or detail to make a complete submission to Declarant under the Master Declaration or to Master Developer under the Development Agreement, then Buyer may still seek preliminary design approval under either or both documents and such entity shall respond to such submission within such ten (10) Business Day period, though the Declarant and/or Master Developer may, in its reasonable discretion, condition its preliminary approval on the information received based on its receipt of the remaining materials or detail. 4.7 Village 2 Owners Association. The Development Agreement and the Master Declaration contemplate that the Village 2 Owners Association would be established by the Owners of Village 2 under a form of declaration of covenants, conditions and restrictions governing the Village 2 Owners Association and the residential communities within Village 2 (“Village 2 Owners Association Declaration”) for the purpose of maintaining the parks, trails, pathways, trailheads, common areas, entry monuments and open spaces within Village 2. Seller has advised Buyer that neither the Village 2 Casino Property Owner (as defined below) nor the Village 2 Casino Property shall be part of the Village 2 Owners Association unless expressly required under the Master Planning Documents. Buyer, as the future owner of the Property, shall submit to Seller drafts of the Village 2 Owners Association Declaration for Seller’s prior review and approval subject to the Seller Review Standard (defined below), and Buyer and Seller will work together to finalize mutually an acceptable draft that will cover all of Village 2 (except for the Village 2 Casino Property). In addition, Buyer will prepare for Seller’s prior review and approval, subject to the Seller Review Standard, the proposed formation documents for the Village 2 Owners Association (the “Village 2 Owners Association Formation Documents”), as well as the proposed Village 2 Owners Association Declaration, together with the Village 2 Owners Association Formation Documents, (collectively the “Village 2 Association Documents”). Pursuant to the Master Declaration, Buyer may also form a “Subassociation” and record a “Subassociation Declaration” over Buyer’s Property. Each of the Village 2 Association Documents shall be submitted to Seller for Seller’s prior review and approval subject to the Seller Review Standard. Buyer shall use commercially reasonable efforts to finalize the forms of the Village 2 Association Documents prior to the Phase 1 Closing, and Seller shall review and approve such forms of the Village 2 Association Documents pursuant to the provisions of this Section 4.7 in good faith and reasonably whether before or after the Due Diligence Termination Date or the Closings, including, without limitation, to confirm that such forms of the Village 2 Association Documents are consistent with the Master Declaration and other Property Materials and will not otherwise materially adversely impact any other property or property owner in the Planned Community; provided that, in no event shall Seller’s review and approval thereof be a condition precedent to either Closing. The Village 2 Association Documents and any Subassociation Declaration shall be Permitted Exceptions. The provisions of this Section shall survive each applicable Closing. 4.8 Ownership and Conveyance of Common Areas. 4.8.1 The parties intend that the Village 2 Owners Association will ultimately own all tracts and parcels to be improved as common areas, parks, trails, pathways, trailheads,

SMRH:4867-2220-9151.17 -17- entry monuments and open areas within Village 2 (“Village 2 Common Area Parcels”). The anticipated Village 2 Common Area Parcels will include, but will not be limited to, those shown on the Current Village 2 Final Map, which are listed in Schedule 4.8 attached hereto (the “Current Common Area Parcels”). Buyer understands that the Current Village 2 Final Map does not reflect the Future Common Area Improvements, and that the Village 2 Common Area Parcels shall be deemed to include any parcels to be improved by such Future Common Area Improvements. The Current Common Area Parcels will be conveyed from Seller to Buyer at the applicable Closing. Buyer agrees to cause all Village 2 Common Area Parcels, including, without limitation, the Current Common Area Parcels and any parcels improved by Future Common Area Improvements, to be conveyed to the Village 2 Owners Association as and when such Village 2 Common Area Parcels have been subjected to a recorded final map and all improvements to such Village 2 Common Area Parcels have been completed, all in accordance with the normal and ordinary course of business for homebuilders in Las Vegas, Nevada. The provisions of this Section shall survive the applicable Closing. 4.8.2 In pursuit of the Major Modification, Seller became aware that Pacific Oak SOR Park Highlands, LLC, a Delaware limited liability company and an affiliate of Seller (“Seller Affiliate”), currently owns one of the Current Common Area Parcels identified as APN 124-14- 601-001 and designated as a drainage channel parcel (the “Drainage Channel Parcel”). Promptly following approval of the Major Modification and in any event no later than the Phase 2 Closing, Seller shall cause Seller Affiliate to convey the Drainage Channel Parcel to Parcel 2.09A Seller at Seller’s sole cost and expense and, following which conveyance, Parcel 2.09A Seller shall convey the Drainage Channel Parcel to Buyer at the Phase 2 Closing as part of the Village 2 Common Area Parcels. 4.9 Matters Pertaining to Village 2 Casino Parcel. 4.9.1 Casino Property. Buyer acknowledges that a third-party (the “Village 2 Casino Property Owner”) has purchased the remaining parcels in Village 2 consisting of approximately 66.86 gross acres as more particularly described on Exhibit F attached hereto and made a part hereof (the “Village 2 Casino Property”). Among other entitlements, the Village 2 Casino Property is designated as a “Gaming Enterprise Overlay District”. 4.9.2 Casino Restrictive Covenant. The Property is subject to that certain Declaration of Covenants, Conditions and Restrictions dated as of November 30, 2022, by and between the Village 2 Casino Property Owner and Seller and recorded on December 5, 2022 as Instrument No. 20221205-0000446 in the Official Records (the “Casino Restrictive Covenant”) which prohibits the operation of a Casino within the Property. The Casino Restrictive Covenant has been provided to Buyer as part of the Property Materials. As used in this Section, “Casino” shall mean any Gaming Establishment with a Restricted License. (1) “Gaming” means to deal, operate, carry on, conduct, maintain or expose for play any Game (as defined in the NRS), gaming device, inter-casino linked system, mobile gaming system, interactive gaming system, slot machine, race book or sports pool, or any other form of gaming or gambling hereafter added to NRS Chapter 463 or any successor statutes; (2) “Establishment” means any premises wherein or whereon any Gaming is done or any other premises hereafter added to NRS 463.0148 or any successor statute; and (3) a “Restricted License” means a state gaming license for, or an operation consisting of, not more than 15 slot machines and no other game or gaming device, race book or SMRH:4867-2220-9151.17 -18- sports pool at an establishment in which the operation of slot machines is incidental to the primary business of the establishment or any other license hereafter added to NRS 463.0189 or any successor statute. Seller hereby discloses to Buyer that pursuant to the Casino Restrictive Covenant, each transferee or ground lessee of all or any portion of the “Burdened Property” thereunder (except for transferees or ground lessees acquiring such portion for purposes of occupying a single family residence thereon) must execute and record a joinder agreement in the form set forth as Exhibit C thereto, a copy of which is attached hereto as Schedule 4.9.2 (each, a “Casino Restrictive Covenant Joinder”). Pursuant to any Casino Restrictive Covenant Joinder, such transferee or ground lessee shall agree to be bound by and subject to the Casino Restrictive Covenant (including, without limitation, to all of the terms, restrictions, requirements and limitations set forth therein). At each Closing, Buyer shall execute and deliver a Casino Restrictive Covenant Joinder with respect to the Property and Village 2 Common Area Parcels which are being conveyed to Buyer at such Closing, and Seller or the Village 2 Casino Property Owner shall have the right to record such Casino Restrictive Covenant Joinder thereafter. The Casino Restrictive Covenant is, and each Casino Restrictive Covenant Joinder shall be, a Permitted Exception. 4.9.3 Village 2 Casino Property Owner Sewer Allocation; Master Sewer Study Amendment. Pursuant to the Infrastructure Development Agreement (as defined in Section 6.5, Existing Village 2 Infrastructure Development Agreement, below), the Village 2 Casino Property must be allocated sufficient utility capacity to develop the Village 2 Casino Property as a casino and resort project with 600 hotel units in accordance with the site plans approved by the City on November 16, 2022 under Land Use Application Nos. SUP-000040-2022 and GED-01-2022 (copies of which are on file with the City), together with an integrated or separate project with an additional 450 multi-family units (or equivalent commercial or mixed use units), which in each case, for the purpose of sewer capacity shall not be less than the amounts set forth on Schedule 4.9.3 attached hereto (the “Village 2 Casino Property Owner Sewer Allocation”). Pursuant to a separate agreement between Seller and the Village 2 Casino Property Owner (the “Casino Purchase Agreement”), the Village 2 Casino Property Owner was granted the right to prepare and submit to the City for approval an amendment to the Master Sewer Study (as defined in the Development Agreement) (the “Casino Master Sewer Study Amendment”) and any other amendments to the Property Materials as required by the City (each, an “Other Required Sewer Amendment”) in order to: (a) revise the land use plan for Village 2 then attached to the Master Sewer Study in order to reflect the Village 2 Casino Property as “Commercial/Resort Casino” consistent with the Current Land Use Plan and (b) amend the tables attached to the Master Sewer Study to reflect the Village 2 Casino Property Owner Sewer Allocation. Pursuant to the Casino Purchase Agreement, the Village 2 Casino Property Owner must submit the Casino Master Sewer Study Amendment and any Other Required Sewer Amendment to Master Developer for Master Developer’s review and approval prior to any submission to the City; provided that Master Developer shall only have the right to reasonably object to any portion thereof which is inconsistent with clauses (a) or (b) of the above paragraph in this Section 4.9.3 (the “Sewer Amendment Review Standard”). If, prior to the Closings, the Village 2 Casino Property Owner submits the Casino Master Sewer Study Amendment or any Other Required Sewer Amendment to Master Developer for review and approval, Seller shall cause Master Developer to submit the same to Buyer for concurrent review (it being understood that any comments or SMRH:4867-2220-9151.17 -19- approval by Master Developer shall include the comments or approval of Buyer), provided that: (i) Buyer agrees to reasonably cooperate with Seller and/or Master Developer and Village 2 Casino Property Owner, at no material expense to Buyer, in connection with the same; (ii) Buyer’s review shall be subject to and limited by the Sewer Amendment Review Standard; and (iii) in each case, Buyer shall have three (3) Business Days to review and approve or provide comments to Seller on any such submission; it being understood that Buyer’s failure to provide such approval or comment within the aforementioned three (3) Business Day review period shall be deemed Buyer’s approval of the same. For the avoidance of doubt, Buyer’s review right under this Section 4.9.3 shall terminate and expire at the Phase 2 Closing or earlier termination of this Agreement, and any Casino Master Sewer Study Amendment and Other Required Sewer Amendment submissions from and after the Phase 2 Closing or earlier termination of this Agreement shall be subject to the Village Developer’s review, if at all, pursuant to the Village Developer Assignment and Infrastructure Development Agreement. 4.9.4 This Section 4.9 shall survive each Closing or the earlier termination of this Agreement. 4.10 Easements for the Development of Village 2. 4.10.1 Seller hereby discloses to Buyer that in connection with the development and construction of Village 2 as a whole, including, without limitation, the Casino Site Infrastructure Work, the Village 2 Casino Property Owner granted to Seller: (a) a permanent easement for utility, sewer, water, storm drainage, NV Energy and SW Gas access and use along the southern boundary of the Village 2 Casino Property (the “Southern Easement”) pursuant to that certain Easement Agreement dated November 30, 2022 and recorded on December 5, 2022 as Instrument No. 20221205-0000448 (the “Southern Easement Agreement”) and a temporary drainage easement along the southern boundary of the Village 2 Casino Property (the “Temporary Drainage Easement”) pursuant to that certain Temporary Drainage Easement Agreement dated as of November 30, 2022 and recorded on December 12, 2022 as Instrument No. 20221205- 0000447 (the “Temporary Drainage Easement”). In the Casino Purchase Agreement, the Village 2 Casino Property Owner also agreed to grant any other temporary construction and/or drainage easements across the Village 2 Casino Property which are required for the development and construction of Village 2 as a whole at no cost or expense to Seller or Buyer; provided that any such easements: (i) do not interfere with the Village 2 Casino Property Owner’s development of the Village 2 Casino Property; (ii) will be at no risk or liability to the Village 2 Casino Property Owner; and (iii) are pursuant to easement agreements in form and substance approved by the Village 2 Casino Property Owner, which shall not be unreasonably conditioned, held or delayed (the “Additional Village 2 Casino Property Easements”). 4.10.2 At the Phase 2 Closing and pursuant to the Village Developer Assignment, Seller shall assign, and Village Developer shall assume, all of Seller’s interest, rights and obligations as “Grantee” in and to each of the Temporary Drainage Easement Agreement and the Southern Easement Agreement. During the Due Diligence Period, Buyer and Seller shall reasonably cooperate and use their good faith efforts to agree upon the form of assignments for each of the Temporary Drainage Easement Agreement and the Southern Easement Agreement. If Buyer delivers an Approval Notice pursuant to the terms of Section 3.3 above and the parties have not agreed on the form of assignments for each of the Temporary Drainage Easement Agreement SMRH:4867-2220-9151.17 -20- and the Southern Easement Agreement, then the latest version of the assignments for each of the Temporary Drainage Easement Agreement and the Southern Easement Agreement prepared by Seller at such time shall be deemed to be a Permitted Exception, and Seller shall have the right to record (or cause to be recorded) such assignments at the applicable Closing. Seller anticipates that the majority of the Infrastructure Work, including, without limitation, the Casino Site Infrastructure Work, shall occur within the Southern Easement and Temporary Drainage Easement areas; provided, however, in the event that any such Infrastructure Work or other work in connection with the development and construction of Village 2 as a whole will need to occur outside of the Southern Easement and Temporary Drainage Easement, Buyer shall be responsible, at its sole cost and expense, to obtain any Additional Village 2 Casino Property Easements prior to commencing such work (subject to the Village 2 Casino Property Owner’s rights in clauses (i)- (iii) above). Seller shall reasonably cooperate with Buyer to obtain such easements at no additional cost, expense or liability to Seller. 4.10.3 In addition, at the Phase 1 Closing and pursuant to and as more particularly described in the Village Developer Assignment, Seller, as the owner of the Phase 2 Property, shall grant to Village Developer non-exclusive easements for ingress and egress over the Phase 2 Property for temporary construction purposes to facilitate the design, planning, construction and installation of the Phase 1 Infrastructure Work solely to the extent that any of such work affects the Phase 2 Property. Such easements shall be established only to the extent and for the duration that they are reasonably necessary to complete the Phase 1 Infrastructure Work and include a right of way for pedestrian, vehicular, utility trucks and other similar vehicular access over the Phase 2 Property as may be necessary to design, plan, construct and install the Phase 1 Infrastructure Work. 4.10.4 Finally, Seller discloses to Buyer that the development of Village 2 and the Infrastructure Work will require certain non-exclusive permanent easements for utility, sewer, water, NV Energy and SW Gas access and use (the “Phase 2 Utility Corridor Easement”) over a certain to-be-determined portion of the Phase 2 Property (the “Phase 2 Utility Corridor Easement Area”). Seller and Buyer will know the exact size and location of the Phase 2 Utility Corridor Easement Area once the Phase 1 Infrastructure Improvement Plans are approximately sixty percent (60%) complete (the “Determination Date”). As soon as practicable following the Determination Date, Seller, or the current owner of the Phase 2 Property, shall grant the Phase 2 Utility Corridor Easement pursuant to an easement agreement (the “Phase 2 Utility Corridor Easement Agreement”). During the Due Diligence Period, Buyer and Seller shall reasonably cooperate and use their good faith efforts to agree upon the form of Phase 2 Utility Corridor Easement Agreement (subject to the completion of any blanks or exhibits thereto prior to execution), which will provide that the Phase 2 Utility Corridor Easement will be granted to the City as a non-exclusive multi-purpose municipal utility easement. If Buyer delivers an Approval Notice pursuant to the terms of Section 3.3 above and the parties have not agreed on the form of Phase 2 Utility Corridor Easement Agreement, then the latest version of the Phase 2 Utility Corridor Easement Agreement prepared by Seller at such time shall be deemed to be a Permitted Exception, and the Phase 2 Utility Corridor Easement Agreement shall be executed and Seller shall have the right to record (or cause to be recorded) the Phase 2 Utility Corridor Easement Agreement as soon as practicable following the Determination Date (subject to the completion of blanks and exhibits thereto).

SMRH:4867-2220-9151.17 -21- 4.10.5 The provisions of this Section 4.10 shall survive each Closing. 4.11 Bond Offering. Pacific Oak SOR (BVI) Holdings, LTD., a British Virgin Islands company limited by shares and indirect parent of Seller, has issued certain corporate bonds to be listed for trade on the Tel Aviv Stock Exchange (the “Bond Offering”). The Bond Offering has been secured in part by Parcels P2.01, P2.02, P2.04A and P2.19 of the Property (collectively, the “Bond Collateral Property”) until the applicable Closing under this Agreement which includes each such Parcel. In connection with the Bond Offering, Remainder Seller recorded that certain Future Advance Accommodation Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing dated as of July 24, 2023 and recorded on July 28, 2023 as Instrument No. 20230728-0000809 in the Official Records against the Bond Collateral Property in favor of the bond trustee (the “Bond Deed of Trust”). Seller hereby agrees to cause the Bond Deed of Trust and all related instruments encumbering the Bond Collateral Property subject to the applicable Closing to be terminated, released and reconveyed by its terms prior to or concurrently with the applicable Closing which includes such Bond Collateral Property. Seller agrees to eliminate and remove the Bond Deed of Trust from the Bond Collateral Property at or prior to the applicable Closing which includes such property and failure to do so shall constitute a default under this Agreement. Until the applicable Closing which includes such Bond Collateral Property, but without limiting the terms and conditions of the prior sentence, the Bond Deed of Trust will be considered a Permitted Exception for all purposes under this Agreement. 5. PLANNING AND ENTITLEMENT RELATED MATTERS. 5.1 Current Status of Entitlements. This Section 5.1 describes the current status of certain key entitlements for the Property that are in the process of being modified and approved by the City as more particularly described in Section 5.2 below. The joint process of obtaining such City-approved modifications is set forth in Section 5.3 below (and where applicable Section 5.2 below). 5.1.1 Current Village 2 Final Map. Seller hereby discloses to Buyer that the current parcelization of the Property does not permit an even division of the Property into the Phase 1 Property and the Phase 2 Property to be conveyed to Buyer at each Closing in accordance with the Phasing Plan. Specifically, Parcel 2.04A must be divided into two separate legal parcels in order to accomplish the foregoing. Prior to the Effective Date, Seller prepared and submitted to the City a lot split map (the “Parcel Split Map”) of Parcel 2.04A of the Property, a copy of which is attached hereto as Exhibit G. The Parcel Split Map is under review by the City. 5.1.2 Current Land Use Plan. Seller hereby discloses to Buyer that the currently approved Land Use Plan for Village 2 (the “Current Land Use Plan”) includes certain uses and features which are not consistent with Buyer’s planned development of the Property in accordance with this Agreement, including an “Active Adult” use designation, 2,662 total residential units of density for the Property, certain parcel boundaries and that the Current Land Use Plan does not reflect the school site in Village 2. The Current Land Use Plan was provided as part of the Property Materials. Prior to the Effective Date, Seller submitted to City staff for their review and approval (such approval once issued by City staff, the “Revised Land Use Plan City Staff Approval”) a modification to the Current Land Use Plan, a copy of which is attached hereto as Exhibit H (the “Revised Land Use Plan”). SMRH:4867-2220-9151.17 -22- 5.1.3 Current Residential Density. Seller hereby discloses to Buyer that the Property is currently entitled for a maximum of 2,662 residential units (the “Current Density”). The Revised Land Use Plan submitted to the City seeks to increase the Current Density. 5.1.4 Current Master Tentative Map. Seller hereby discloses to Buyer that the currently approved Master Tentative Map for the Planned Community (including Village 2) attached as Exhibit I hereto (the “Current Master Tentative Map”) reflects certain entitlements which are not consistent with Buyer’s planned development of the Property in accordance with this Agreement nor the Revised Land Use Plan. The Current Master Tentative Map was provided as part of the Property Materials. 5.2 Modification of Entitlements. 5.2.1 Pursuit of Parcel Split Map. Prior to the Effective Date, Seller made the submission(s) of the Parcel Split Map to the City, the latest submission of which incorporated feedback from and was approved by Buyer. From and after the Effective Date, any comments, questions or responses from the City to the first submission of the Parcel Split Map or to any re- submissions thereof shall be subject to Buyer’s review and approval in accordance with the review and approval procedures set forth in Section 5.3 below in all respects. Once approved by the City, Seller shall cause the Parcel Split Map to be recorded in the Official Records. The Parcel Split Map, once approved by the City, shall be a Permitted Exception. 5.2.2 Increase to Current Density. While Seller’s latest submission of the Revised Land Use Plan requests the City’s approval of 3,750 residential units at the Property and included the transfer of certain excess density from other villages in the Planned Community which Seller has retained, Buyer and Seller agree that the Entitlements Condition (Defined in Section 5.3.5; Entitlement Closing Condition; Buyer’s Termination Right) shall require the City’s approval of at least 3,500 residential units in the Revised Land Use Plan and the Revised Master Tentative Map (Defined in Section 5.2.5; Master Tentative Map) (the “Required Minimum Density”). 5.2.3 Pursuit of Revised Land Use Plan. The latest draft of the Revised Land Use Plan submitted to the City staff incorporates feedback from and was approved by Buyer, and, therefore, Buyer shall have no further right to request revisions to the Revised Land Use Plan unless the City staff has comments or responses to the same as part of obtaining the Revised Land Use Plan City Staff Approval or the City has comments or responses to the same as part of the Major Modification (defined below); provided that in either such case, Buyer’s review thereof shall be subject to the review and approval procedures set forth in Section 5.3 below in all respects, including the Buyer Review Standard. While the Revised Land Use Plan City Staff Approval is a separate approval that must be obtained by Seller, Seller hereby advises Buyer that after approval by City staff the Revised Land Use Plan will be submitted as part of the Major Modification, and the first official approval of the Revised Land Use Plan by the City will be within the Major Modification. The Revised Land Use Plan, once approved by the City, shall be a Permitted Exception. 5.2.4 Pursuit of Major Modification. Within five (5) Business Days of the Revised Land Use Plan City Staff Approval, Seller will direct its consultants to prepare a Major Modification to the Development Agreement (the “Major Modification”) to obtain the City’s SMRH:4867-2220-9151.17 -23- approval of the Revised Land Use Plan, the Required Minimum Density and removal of the Active Adult designation. Prior to the first submission of the Major Modification to the City, Buyer shall have the right to review and approve such submission as follows: (a) within two (2) Business Days after receipt of the draft submission from its consultants, Seller shall, or shall direct its consultants to, provide such draft to Buyer and seek Buyer’s review and approval thereto, subject to the Buyer Review Standard; (b) within five (5) Business Days after Buyer’s receipt thereof, Buyer shall approve or provide comments to the draft submission to Seller and its consultants; provided that Buyer’s failure to timely provide such approval or comment within the aforementioned five (5) Business Day review period shall be deemed Buyer’s election not to comment thereon and Buyer’s approval of such submission so long as Buyer receives a second notice at the end of such aforementioned five (5) Business Day review period and is provided with two (2) additional Business Days to respond; (c) solely to the extent that Buyer timely delivers comments to the draft submission to Seller: (i) within five (5) Business Days following the receipt of Buyer’s comments, Seller shall either (A) direct its consultants to address Buyer’s comments as promptly as practicable thereafter for Seller and Buyer review and approval or (B) notify Buyer that the parties need to discuss such comments and Seller and Buyer shall meet and confer in good faith to come to agreement on the proposed revisions to the draft submission within such five (5) Business Day period, as applicable; and (ii) within two (2) Business Days after the parties’ agreement on the proposed revisions to the submission pursuant to the foregoing clause (c)(i)(B), Seller shall direct its consultants to commence such revisions as promptly as practicable thereafter for Seller and Buyer review and approval; (d) within two (2) Business Days following receipt of such revisions from its consultants, Seller shall, or shall direct its consultants to, send the revised submission to Buyer for its final review and approval, subject to the Buyer Review Standard and the timing and procedures set forth in clauses (b) through (d) of this Section 5.2.4 until the submission is timely approved by Buyer and Seller in accordance herewith; and (e) in any event, within three (3) Business Days following Buyer’s timely approval or deemed approval of the submission, Seller will direct its consultants to submit the same to the City for approval and to copy Buyer thereon. After the first submission of the Major Modification, any City comments, questions or responses thereto or to any re-submissions thereof shall be subject to the review and approval SMRH:4867-2220-9151.17 -24- procedures set forth in Section 5.3 below in all respects. The Major Modification, once approved by the City, shall be a Permitted Exception. Notwithstanding anything to the contrary in this Section 5.2.4, Buyer and Seller hereby agree that they previously collaborated with their consultants to prepare the latest draft of the Major Modification and submitted the same to the City for approval and, therefore, the review and approval rights of Buyer and Seller with respect to any City comments, questions or responses thereto or to any re-submissions thereof shall be limited to the procedures set forth in Section 5.3 hereof as set forth in the paragraph immediately above. 5.2.5 Master Tentative Map. Prior to the Effective Date, Seller directed its consultants to commence the preparation of an amendment to the Current Master Tentative Map to reflect the Revised Land Use Plan meeting the Required Minimum Density and as approved by the City (the “Revised Master Tentative Map”, and together with the Parcel Split Map, Revised Land Use Plan and Major Modification, collectively, the “Required Entitlement Documents” and each a “Required Entitlement Document”). Prior to the first submission of the Revised Master Tentative Map to the City, Buyer shall have the right to review and approve such submission as follows: (a) within two (2) Business Days after receipt of the draft submission from its consultants, Seller shall, or shall direct its consultants to, deliver a copy to Buyer and seek Buyer’s review and approval thereto, subject to the Buyer Review Standard; (b) within five (5) Business Days after Buyer’s receipt thereof, Buyer shall approve or provide comments to the draft submission to Seller and its consultants; provided that Buyer’s failure to timely provide such approval or comment within the aforementioned five (5) Business Day review period shall be deemed Buyer’s election not to comment thereon and Buyer’s approval of such submission so long as Buyer receives a second notice at the end of such aforementioned five (5) Business Day review period and is provided with two (2) additional Business Days to respond; (c) solely to the extent that Buyer timely delivers comments to the draft submission to Seller: (i) within five (5) Business Days following the receipt of Buyer’s comments, Seller shall either (A) direct its consultants to address Buyer’s comments as promptly as practicable thereafter for Seller and Buyer review and approval or (B) Seller shall notify Buyer that the parties need to discuss such comments and Seller and Buyer shall meet and confer in good faith to come to agreement on the proposed revisions to the draft submission within such five (5) Business Day period, as applicable; and (ii) within two (2) Business Days after the parties’ agreement on the proposed revisions to the submission pursuant to the foregoing clause (c)(i)(B), Seller shall direct its consultants to commence such revisions as promptly as practicable thereafter for Seller and Buyer review and approval;

SMRH:4867-2220-9151.17 -25- (d) within two (2) Business Days following receipt of such revisions from its consultants, Seller shall, or shall direct its consultants to, send the revised submission to Buyer for its final review and approval, subject to the Buyer Review Standard and the timing and procedures set forth in clauses (b) through (d) of this Section 5.2.5 until the submission is timely approved by Buyer and Seller in accordance herewith; and (e) in any event, within three (3) Business Days following Buyer’s timely approval or deemed approval of the submission, Seller will direct its consultants to submit the same to the City for approval and to copy Buyer thereon. After the first submission of the Revised Master Tentative Map, any City comments, questions or responses thereto or to any re-submissions thereof shall be subject to the review and approval procedures set forth in Section 5.3 below in all respects. Seller anticipates that the City will approve the Revised Master Tentative Map concurrently with the Major Modification. The Revised Master Tentative Map, once approved by the City, shall be a Permitted Exception. Notwithstanding anything to the contrary in this Section 5.2.5, Buyer and Seller hereby agree that they previously collaborated with their consultants to prepare the latest draft of the Revised Master Tentative Map and submitted the same to the City for approval and, therefore, the review and approval rights of Buyer and Seller with respect to any City comments, questions or responses thereto or to any re-submissions thereof shall be limited to the procedures set forth in Section 5.3 hereof as set forth in the paragraph immediately above. 5.3 Review and Approval of Required Entitlement Documents. 5.3.1 Joint Effort to Obtain Required Entitlement Documents Approvals. During the term of this Agreement, Seller shall use its good faith, diligent, commercially reasonable efforts to obtain Final Approval (as defined below) of each Required Entitlement Document. While the parties acknowledge that Seller shall be primarily responsible for obtaining Final Approval of each Required Entitlement Document, each party agrees that obtaining such Final Approval shall be a joint effort in which each party shall cooperate with the other party and work diligently and in good faith to obtain the same; it being understood that each party shall be responsible for all costs and expenses it incurs in connection with each Required Entitlement Document. Without limiting the foregoing or the Entitlements Condition in Section 5.4 below, Buyer shall use its good faith, diligent and commercially reasonable efforts to assist Seller with obtaining Final Approval of each Required Entitlement Document as and when requested by Seller, including, without limitation, acting as contract applicant, signing documents, instruments and letters which are reasonably necessary or appropriate in connection with Seller’s endeavors to obtain the same, and appearing at any public hearings with the City or other meetings with respect to any Required Entitlement Document submission as and when requested by Seller. 5.3.2 Review and Approval Procedure for Required Entitlement Documents after First Submission. Following the Effective Date, with respect to each Required Entitlement Document, Seller shall keep Buyer reasonably informed of Seller’s efforts to obtain the City’s approval of the same, including the following actions: SMRH:4867-2220-9151.17 -26- (a) with respect to any written comments, questions or other responses to a submission received from the City pertaining to such Required Entitlement Document: (i) within two (2) Business Days after receipt of such written comments, questions or other response, Seller shall, or shall direct its consultants to, provide Buyer with a copy thereof for Buyer’s review and approval, subject to the Buyer Review Standard; and (ii) within five (5) Business Days after Buyer’s receipt thereof, Buyer shall deliver its proposed response to Seller and its consultants; provided that Buyer’s failure to timely respond within such five (5) Business Day period shall be deemed Buyer’s election to not comment thereon and Buyer’s approval thereof; (iii) solely to the extent that Buyer timely delivers a response to Seller, within five (5) Business Days after receipt of Buyer’s response, Seller shall either: (A) direct its consultants to address Buyer’s comments as promptly as practicable thereafter for Seller and Buyer review and approval; or (B) Seller shall notify Buyer that the parties need to discuss such comments and Seller and Buyer shall meet and confer in good faith to come to agreement on the proposed revisions or other response to be provided to the City within such five (5) Business Day period, as applicable; and (iv) in the event of Buyer’s election not to respond or following the parties’ agreement on the proposed response pursuant to the foregoing clause (iii)(A), as applicable, within two (2) Business Days thereafter Seller shall direct its consultants to either commence revisions to the submission and deliver the same to Seller and Buyer for review and approval pursuant to clause (b) below, or to otherwise deliver a response to the City (it being understood that any further comments, questions or other responses from the City shall be subject to this clause (a)); (b) with respect to any re-submission of a Required Entitlement Document to the City: (i) within two (2) Business Days after the parties’ agreement on the necessary revisions to any submission or Buyer’s election not comment thereon pursuant to clause (a) above, Seller shall direct its consultants to prepare a draft of the re-submission as promptly as practicable thereafter; (ii) within two (2) Business Days after receipt of the draft re-submission from its consultants, Seller shall, or shall direct its consultants to, seek Buyer’s review and approval thereto, subject to the Buyer Review Standard; (iii) within five (5) Business Days after Buyer’s receipt thereof, Buyer shall approve or provide comments to the draft re-submission to Seller and its SMRH:4867-2220-9151.17 -27- consultants; provided that Buyer’s failure to timely provide such approval or comment within the aforementioned five (5) Business Day review period shall be deemed Buyer’s election not to comment thereon and Buyer’s approval of such re- submission so long as Buyer receives a second notice at the end of such aforementioned five (5) Business Day review period and is provided with two (2) additional Business Days to respond; (iv) solely to the extent that Buyer timely delivers comments to the draft re- submission to Seller: (A) within five (5) Business Days following the receipt of Buyer’s comments, Seller and Buyer shall meet and confer in good faith to come to agreement on the proposed revisions to the draft re-submission; (B) within two (2) Business Days after the parties’ agreement on the proposed revisions to the re-submission, Seller shall direct its consultants to commence such revisions as promptly as practicable thereafter for Seller and Buyer review and approval; and (C) within two (2) Business Days following receipt of such revisions from its consultants, Seller shall, or shall direct its consultants to, send the revised re-submission to Buyer for its final review and approval, subject to the Buyer Review Standard and the timing and procedures set forth in subclauses (iii) and (iv) of this Section 5.3.2(b) until such re-submission is timely approved by Buyer and Seller in accordance herewith; and (v) in any event, within three (3) Business Days following Buyer’s timely approval or deemed approval of the re-submission, Seller will direct its consultants to submit the same to the City and to copy Buyer thereon. (c) Seller and Buyer shall endeavor to hold weekly telephonic meetings regarding the status of each Required Entitlement Document until Final Approval of the same and the parties agree to regularly meet and confer as reasonably requested by the other party in an effort to facilitate the objectives of Section 5.2 and Section 5.3 hereof. 5.3.3 Buyer Review Standard for Required Entitlement Documents. With respect to the initial submission(s) or any re-submission of each Required Entitlement Document requiring Buyer’s prior written approval pursuant to Section 5.2 and Section 5.3.2 above, such Buyer approval shall not be unreasonably withheld, conditioned or delayed, and shall be limited to confirming that such Required Entitlement Document is consistent with the Phasing Plan and Revised Land Use Plan and would not otherwise materially adversely impact the anticipated cost, scope or timeframe of Buyer’s proposed development of the Property as set forth in this Agreement; provided, however, that Buyer shall not be entitled to object to any Required Entitlement Document submission with respect to: (a) any covenant, condition, restriction or other requirement imposed by the City in connection with such Required Entitlement Document that is the same as a covenant, condition, restriction or other similar requirement contained in the existing Master Planning Documents or other Property Materials or (b) any element of such Required SMRH:4867-2220-9151.17 -28- Entitlement Document which Buyer has previously approved, or deemed to have approved, pursuant to this Agreement (the “Buyer Review Standard”). For avoidance of doubt, whenever this Agreement shall reference that a document, submission, action or other matter is subject to the “Buyer Review Standard” such reference shall mean that such document, submission, action or other matter shall be reviewed and approved by Buyer in accordance with and subject to, in each case, the parties complying with the provisions of and procedures set forth in this Section 5.3.3. 5.3.4 Non-Compliance with Review and Approval Procedures. If, at any time prior to the Phase 1 Closing, either party (the “Delivering Party”) reasonably believes in good faith that the other party (the “Receiving Party”) has failed to comply with this Section 5.3 and cooperate with the Delivering Party as required under this Section, including, without limitation, the Receiving Party’s failure to adhere to the timetables set forth herein, and such non-compliance would or would be reasonably likely to substantial delays in the process of obtaining Final Approval, the Delivering Party may deliver written notice of the Receiving Party’s non- compliance with sufficient detail as to the cause of the delay and specific examples of non- compliance with this Section. The Receiving Party shall have five (5) Business Days to respond to the Delivering Party following receipt of such written notice (including by providing any documented evidence of compliance with the matters set forth in the notice or agreeing to cure such non-compliance), and thereafter, shall diligently commence to cure such non-compliance as promptly as practicable; it being understood that the Receiving Party’s failure to provide a response within the aforementioned five (5) Business Day review period or failure to diligently commence to cure such non-compliance (except to the extent that the Receiving Party has provided documented evidence of compliance therewith) as promptly as practicable thereafter shall be deemed a default under this Agreement subject to Section 12.1 or Section 12.2 (as applicable), as long as the Receiving Party receives a second notice at the end of such aforementioned five (5) Business Day review period and is provided with two (2) additional Business Days to respond. 5.3.5 Entitlement Closing Condition; Buyer’s Termination Right. Buyer’s obligations to proceed with the Closings hereunder shall be expressly conditioned upon Seller’s obtaining Final Approval from the City of each of the Required Entitlement Documents on or before the Phase 1 Closing Date (the “Entitlements Condition”). In the event that the Entitlements Condition has not been satisfied by two (2) Business Days prior to the then applicable Phase 1 Closing Date, then Buyer shall have the right to either: (x) extend the Phase 1 Closing Date to allow additional time for Seller to satisfy of the Entitlements Condition, in one month increments, up to a total of six one-month extensions (the “Phase 1 Closing Extensions”), or (y) terminate this Agreement; in each case by delivering written notice to Seller and Escrow Agent by two (2) Business Days prior to the Phase 1 Closing Date. In the event that the Phase 1 Closing Extensions are exercised, the Phase 2 Closing Date (Defined in Section 7.1; Closing Date) shall be extended one calendar day for every two calendar days that the Phase 1 Closing Date is extended in the aggregate pursuant to the Phase 1 Closing Extensions. If the Phase 1 Closing Date is extended by an odd number of days, the resulting extension of the Phase 2 Closing Date of one half of one day shall be rounded up to one full calendar day.

SMRH:4867-2220-9151.17 -29- If Buyer fails to deliver the written notice described in the last sentence of the first paragraph of this Section 5.3.5, and does not cure such failure within one (1) Business Day thereafter (i.e., by one (1) Business Day before the Phase 1 Closing Date), then a Phase 1 Closing Extension shall automatically occur whereby the Phase 1 Closing shall automatically be extended by one month, provided, however, that in the event that all of the Phase 1 Closing Extensions have been exercised, then without any further action by either party hereto the Deposit shall immediately be refunded to Buyer by Escrow Agent, thereafter this Agreement shall automatically terminate, and Seller and Buyer shall have no further rights or obligations under this Agreement, except those rights and obligations that are specifically stated in any of the provisions of this Agreement to survive any termination of this Agreement. In the event that Buyer terminates this Agreement pursuant to clause (y) above, Seller and Buyer shall have no further rights or obligations under this Agreement, except those rights and obligations that are specifically stated in any of the provisions of this Agreement to survive any termination of this Agreement and the Deposit shall promptly be refunded to Buyer by Escrow Agent. As used herein, the term “Final Approval” shall mean that the City has approved or has issued, as applicable, in accordance with its required procedures, all statutory and regulatory approvals of the Required Entitlement Documents and are otherwise bound to provide the final approval of the Required Entitlement Documents, and that any reconsideration, protest, appeal, referendum or litigation periods applicable to such approvals have either expired without any reconsideration, protest, appeal, referendum or litigation having been filed, or if any such reconsideration, protest, appeal, referendum or litigation has been filed, any reconsideration, protest, appeal or referendum has been fully, finally and irrevocably dismissed, denied, rejected or defeated, as applicable, and any litigation has been either dismissed with prejudice, denied pursuant to a final judgment (which judgment is not subject to any further reconsideration or appeal) or settled. 5.4 Other Buyer Entitlement Matters; Seller Review Standard. 5.4.1 Other Buyer Entitlement Matters. Prior to each applicable Closing, Buyer shall have a limited right to prepare and pursue, at its sole cost and expense, any filings, submissions, certificates or other documents with the City (or if applicable, the County or any other necessary governmental or quasi-governmental entity or utility provider (each, an “Approving Authority”)) (each, a “Buyer Entitlement Matter” and collectively, the “Buyer Entitlement Matters”) desirable to implement Buyer’s planned development of the Property, or applicable Phase thereof, in accordance with this Agreement; provided that in each case, each Buyer Entitlement Matter: (a) shall be subject to Seller’s prior review and approval pursuant to the Seller Review Standard set forth in Section 5.4 below in all respects; (b) shall in no way alter (including changing the normal or anticipated sequencing of the Required Entitlement Documents), impact, delay or prohibit the City’s (or if applicable, the County’s or other Approving Authority’s) review or approval of any Required Entitlement Document (and if the City unilaterally elects to change (including changes to sequencing), delay or withhold its review and approval of a Required Entitlement Document due to the submission of a Buyer Entitlement Matter even if Buyer believes the City should not do so, Buyer shall withdraw such submission); and (c) shall not be part of the Entitlements Condition set forth in Section 5.3 above in any respect. Any SMRH:4867-2220-9151.17 -30- document filed with the City or recorded in the Official Records in accordance with this Section 5.4.1 shall be a Permitted Exception. 5.4.2 Seller Review and Approval. During the term of this Agreement, Seller’s prior written consent shall be required for Buyer to take any action with the City, make any submission or make other request to the City (or the County or any other Approving Authority, as applicable) with respect to the Property, Village 2, the Planned Community or any Buyer Entitlement Matters (each, a “Buyer Requested Action”), or to take any action with respect to any other matters specifically set forth in this Agreement as requiring Seller review, approval and/or consent, provided that in each case: (a) Seller’s approval shall not be unreasonably withheld, conditioned or delayed; it being understood that Seller shall be entitled to withhold approval if, without limitation, such matter may result in: (i) any violation or contravention of, inconsistency with, or alteration, modification, amendment or change to any Property Materials (including, without limitation, the Development Agreement and Owners Agreement) or to the existing or approved entitlements, rights, conditions, exactions, restrictions, encumbrances or obligations of any other parcel or property owner in the Planned Community; (ii) any other adverse or other impact on any other parcel or property owner in the Planned Community, including specifically the Village 2 Casino Property Owner and the Village 2 Casino Property; (iii) any adverse impact on the ability of the Village Developer for Village 1 (the “Village 1 Village Developer”) to develop Village 1 and/or build, sell and close homes in Village 1; (iv) any additional increase in cost, expense, obligation or liability (financial or otherwise) to Seller, Master Developer or any other owner of property in the Planned Community; (v) any reduction in main utility capacity and utility line allocations indicated in the Property Materials (as modified by the Required Entitlement Documents) to any other portion of the Planned Community; or (vi) binding or burdening any other parcel or owner of property in the Planned Community; (b) any Seller review may include and be subject to the review and approval of the Village 1 Village Developer and the Village 2 Casino Property Owner; (c) in no way may such action, submission or request alter, impact, delay or prohibit the City’s review or approval of any Required Entitlement Document (and if the City unilaterally elects to change, delay or withhold its review and approval of a Required Entitlement SMRH:4867-2220-9151.17 -31- Document due to the submission of a Buyer Entitlement Matter even if Buyer believes the City should not do so, Buyer shall withdraw such submission), or be considered part of the Entitlements Condition set forth in Section 5.3 in any respect; (d) in each case, Seller shall have five (5) Business Days to review and approve or provide comments to Buyer on any such action, submission or request; it being understood that Seller’s failure to provide such approval or comment within the aforementioned five (5) Business Day review period shall be deemed Seller’s approval of the same so long as Seller receives a second notice at the end of such aforementioned five (5) Business Day review period and is provided with two (2) additional Business Days to respond; provided that such five (5) Business Day review period shall be automatically extended to ten (10) Business Days in the event that the review, comment or approval of the Village 2 Casino Property Owner, the Village 1 Village Developer or other third party is required; and (e) Buyer shall keep Seller reasonably informed of any such Buyer action, submission or request, including consulting with Seller prior to making any first or future submission thereof and with respect to any comments, questions or responses received by the City, and in no event shall Buyer take any such action or make any such submission or request which would require Seller’s review and approval hereunder without first obtaining such approval (the procedures described in clauses (a) through (e) and the standard of Seller’s review described therein are collectively, the “Seller Review Standard”). Notwithstanding anything in this Section 5.4.2 to the contrary, to the extent that any Buyer Requested Action: (i) does not alter (including changing the normal or anticipated sequencing of the Required Entitlement Documents), impact, delay or prohibit the City’s (or if applicable, the County’s or other Approving Authority’s) review or approval of any Required Entitlement Document (and if the City unilaterally elects to change, including changes to sequencing, delay or withhold its review and approval of a Required Entitlement Document due to the submission of a Buyer Entitlement Matter even if Buyer believes the City should not do so, Buyer shall withdraw such submission), (ii) does not conflict with, and is in all circumstances compliant with, the Required Entitlement Documents, Property Materials, the Property Materials, the Title Report, the Casino Restrictive Covenant, and/or this Agreement, (iii) does not, and will not, impose any additional liability, obligation, cost or expense upon Seller in any respect, (iv) will not encumber, in any way, any Property to be acquired by Buyer pursuant to this Agreement unless and until the Closing Date for such Property, and (v) does not conflict with any applicable laws, ordinances, rules and governmental regulations (including, without limitation, those relating to building, zoning and land use) to the Property or Seller, SMRH:4867-2220-9151.17 -32- (collectively, the “Seller Approval Conditions”), then subject to the next sentence, such Buyer Requested Action shall be deemed approved by Seller following Buyer’s prior written notice to Seller of such Buyer Requested Action. Such notice shall include Buyer’s rationale as to the satisfaction of the foregoing conditions. In the event Seller disagrees and believes that the Buyer Requested Action does not satisfy the Seller Approval Conditions, Seller may object to the Buyer Requested Action within five (5) Business Days of receipt of Buyer’s notice, whereupon Seller and Buyer shall meet and confer in good faith to come to agreement on the proposed revisions to the Buyer Requested Action within five (5) Business Days of Seller’s notice. In the event the parties are unable to agree, Seller’s determination shall control in Seller’s sole and exclusive opinion and Buyer shall not be permitted to submit the Buyer Requested Action. Additionally, Seller agrees to reasonably cooperate with Buyer and execute, if expressly required, any Buyer Requested Action that otherwise satisfy the Seller Approval Conditions and are necessary for the proposed development of the Property in accordance with the Required Entitlement Documents. For avoidance of doubt, whenever this Agreement shall reference that a document, submission, action or other matter is subject to the “Seller Review Standard” such reference shall mean that such document, submission, action or other matter shall be reviewed and approved by Seller in accordance with and subject to, in each case, the parties complying with the provisions of and procedures set forth in this Section 5.4. 5.5 Creation of Special Improvement Districts. 5.5.1 Prior to the Phase 1 Closing, Buyer may internally evaluate one or more special improvement districts that includes all or a portion of the Phase 1 Property (each, a “SID”), but Buyer shall not take any action, make any submission or filing, make any commitment, agree to any undertaking or communicate with any external parties with respect to any SID (including, without limitation, the City). Notwithstanding the foregoing, Buyer shall have the right to engage any engineers or other consultants to conduct such internal evaluation and prepare documents in connection with a SID on behalf of or under the direction of Buyer; provided, however, that neither Buyer nor such consultants or engineers may take any action, make any submission or filing, make any commitment, agree to any undertaking or communicate with any other external parties in connection therewith without Seller’s prior written consent (in its sole and absolute discretion). Buyer understands that the reason for the limitations in this Section 5.5.1 is because the City has refused to process or change the timing and sequencing of certain “required entitlement documents” for other villages within the Planned Community when an application for a SID was filed before the City granted its approval of the applicable required entitlement document. 5.5.2 From and after the Phase 1 Closing, Buyer may pursue and seek approval of a SID for the Phase 1 Property (but not the Phase 2 Property prior to the Phase 2 Closing) so long as Buyer provides Seller with the right to review and reasonably approve any submission to any municipality with respect to such SID at no cost or expense to Seller; it being understood that any such Buyer action shall be subject to Seller’s prior review and approval pursuant to the Seller Review Standard, and in no way may the SID bind or burden or include the Phase 2 Property prior

SMRH:4867-2220-9151.17 -33- to the Phase 2 Closing, nor shall it bind, burden or include any other property within Village 2 or other portions of the Planned Community. 5.5.3 Notwithstanding anything in this Section 5.5 to the contrary, in no event may Buyer make any submission or filing with respect to, or otherwise seek approval of, any SID with respect to the Phase 2 Property prior to the Phase 2 Closing. For the avoidance of doubt, Buyer acknowledges that: (a) Seller has no power to bind the Village 2 Casino Property or Village 2 Casino Property Owner with respect to any SID, and no SID may impact, affect, bind or burden the Village 2 Casino Property, the Village 2 Casino Property Owner, or any other property or owner in the Planned Community without such property owner’s direct involvement and consent thereto and (b) any action, undertaking, submission or filing, commitment, agreement or communication with respect to a SID shall at all times be subject to the Owners Agreement, including, without limitation, Section 4.8 of the Owners Agreement, in all respects. 5.5.4 The provisions of this Section 5.5 shall survive each Closing. 5.6 Potential Seller Credits for Certain Infrastructure Work. 5.6.1 North 5th Street Lane Reduction. Schedule 2.5.2 (Buyer Infrastructure Development Obligations Narrative) describes improvements to North 5th Street Path. Buyer and Seller acknowledge that the Buyer Infrastructure Development Obligations Narrative and Infrastructure Budget each contemplate that North 5th Street Path will have eight (8) lanes and connect with Grand Teton Parkway. However, the Revised Land Use Plan contemplates that Grand Teton Parkway will no longer be a through street to the west from North 5th Street across the northern boundary of Village 1. As such, Seller and Master Developer believe that the 8 lanes on North 5th Street should no longer be required and instead only six (6) lanes shall be required (the “North 5th Lane Reduction”). Following Final Approval of the Revised Land Use Plan at set forth in Section 5.2, Buyer may seek City approval of the North 5th Lane Reduction, including, without limitation, an amendment to the Master Traffic Study (as defined in the Development Agreement) solely to effectuate the same; provided that any such Buyer action shall be subject to Seller’s prior review and approval pursuant to the Seller Review Standard. Notwithstanding anything in Section 2.5 (Purchase Price Reflects Future Infrastructure Costs) to the contrary, in the event that the City approves the North 5th Lane Reduction, then at the completion of construction of the North 5th Street project by Buyer, Buyer shall pay to Seller one- half of Buyer’s actual cost savings resulting from the North 5th Lane Reduction. Buyer’s actual cost savings shall be calculated as the amount that Buyer would have incurred in constructing North 5th without the North 5th Lane Reduction, MINUS the actual cost incurred by Buyer to construct the required number of lanes on the North 5th Street project, and MINUS the Extraordinary North 5th Lane Reduction Costs. The “Extraordinary North 5th Lane Reduction Costs” shall include all costs incurred by Buyer in seeking and obtaining the North 5th Lane Reduction, together with all extraordinary costs related to the North 5th Lane Reduction incurred by Buyer in designing and constructing the North 5th extension, including, without limitation, all costs incurred in meeting and negotiating with the City regarding the North 5th Lane Reduction, all designs and revisions for the North 5th Lane Reduction, line item overages, overtime pay to SMRH:4867-2220-9151.17 -34- contractors, and any prevailing wages paid. As used in this Section 5.6.2, the term ‘Buyer’ shall include the Village Developer. This Section shall survive each Closing. 5.6.2 City Drainage Projects. The parties also understand that the following portions of the Infrastructure Work (as described in the Buyer Infrastructure Development Obligations Narrative) may be, in whole or in part, either completed by the City or directly funded by the City to the Buyer or the Village Developer: (a) the LV Wash Channel Inlet drainage channel under North 5th Street adjacent to P2.03 and P1.19 at the Property, and (b) the Eastern Regional Inlet Drainage Channel from the northeast corner of Village 2 to the City Regional Detention Basin (the “City Drainage Projects”). From and after the Effective Date, Buyer shall use commercially reasonable efforts to obtain a final determination from the City as to whether the City will directly fund or cause to be constructed at the City’s expense either of the City Drainage Projects; provided that any such Buyer action shall be subject to Seller’s prior review and approval pursuant to the Seller Review Standard. Notwithstanding anything in Section 2.5 (Purchase Price Reflects Future Infrastructure Costs) to the contrary, in the event that the City funds, a the City’s sole expense and without any form of reimbursement by Buyer, either or any portion of the City Drainage Projects (and funding includes using any funds from the County or State government), then at the completion of construction of the City Drainage Projects, Buyer shall pay to Seller one-half Buyer’s actual cost savings resulting from such portion of the City Drainage Projects that are funded by the City based on the cost that would have been incurred by Buyer to construct the City Drainage Projects constructed and funded by the City. Seller acknowledges that the City might elect to fund the City Drainage Projects, but the City’s timing of such funding or their construction might not be congruent with Buyer’s development timing. In the event that the City elects to construct or fund the City Drainage Projects or portion thereof, and Buyer, in its sole discretion, constructs or funds such City Drainage Projects or portion thereof, Seller shall not be entitled to any payment for the City Drainage Projects or portion thereof constructed or otherwise paid for by Buyer; provided, however, that if the City thereafter reimburses Buyer for such costs, Buyer shall pay to Seller one-half Buyer’s actual cost savings resulting from such portion of the City Drainage Projects that are funded by the City. As used in this Section 5.6.2, Buyer’s ‘actual costs savings’ shall be calculated by reducing said cost savings amount by the Extraordinary Drainage Costs. The “Extraordinary Drainage Costs” are all costs related to the City Drainage Projects incurred by Buyer in designing and constructing the City Drainage Projects that are over and above the amounts that Buyer would have incurred if Buyer were seeking, designing and constructing the City Drainage Projects without the potential for the City to fund the City Drainage Projects, including, without limitation, all costs incurred in meeting and negotiating with the City regarding the City’s funding of the City Drainage Projects, any additional designs and revisions for the City Drainage Projects, line item overages, overtime SMRH:4867-2220-9151.17 -35- pay to contractors, and any prevailing wages paid. As used in this Section 5.6.2, the term ‘Buyer’ shall include the Village Developer. This Section 5.6.2 shall survive each Closing. 6. DEVELOPMENT AND INFRASTRUCTURE RELATED MATTERS. 6.1 Engineering Work. As of the Effective Date, the engineering work for the Infrastructure Work as described in Schedule 2.5.2(B) (the “Engineering Work”) and for the Monument Trailhead Improvements (as defined below) have not commenced, and will not be commenced by Seller or Master Developer. From and after the Effective Date, Buyer shall have the right to and shall be responsible for pursuing and negotiating any and all engineering, architect and other consultant contracts necessary for the Engineering Work (collectively, the “Engineering Contracts”). The cost of the engineering work for the Monument Trailhead Improvements shall be reimbursed to Buyer from the Monument Trailhead Subaccount (as described in Section 6.7.2 below). Buyer’s pursuit and submission of any Engineering Work at any time prior to the Phase 2 Closing shall be subject to Seller’s prior review and approval pursuant to the Seller Review Standard (it being agreed that Seller’s approval rights under this Agreement shall terminate as of the Phase 2 Closing). 6.2 Infrastructure Improvement Plans. 6.2.1 From and after the Effective Date, Buyer shall have the right to pursue and prepare the plans for each of the Phase 1 Infrastructure Work and Phase 2 Infrastructure Work consistent with the Engineering Work prepared in accordance with Section 6.1 (the “Phase 2 Infrastructure Improvement Plans”, and together with the “Phase 1 Infrastructure Improvement Plans”, collectively, the “Infrastructure Improvement Plans”), and seek approval from the City, County and NPS (as applicable) of such plans; provided, however, that Buyer’s pursuit and submission of Infrastructure Improvement Plans at any time prior to the Phase 2 Closing, shall be subject to Seller’s prior review and approval pursuant to the Seller Review Standard (it being agreed that Seller’s approval rights under this Agreement shall terminate as of each Closing); provided, however, that, following the Phase 1 Closing until the Phase 2 Closing, Seller shall be deemed to automatically approve any submission of the Phase 1 Infrastructure Improvement Plans to the extent they meet the Seller Approval Conditions. Without limiting the foregoing, Buyer hereby agrees that Master Developer and the Village 2 Casino Property Owner shall have the right to review and approve any Infrastructure Improvement Plans which include Casino Site Infrastructure Work pursuant to and in accordance with the Infrastructure Development Agreement. The Infrastructure Improvement Plans will include, without limitation, those improvements within the rights-of-ways and common open space areas described in the Infrastructure Work and any Future Common Area Improvements, and it shall be Buyer’s responsibility at its cost and expense to design and obtain the City’s, the County’s and NPS’s (as applicable) approval of the improvement plans therefore solely for the land within the Property, whether before or after the Closings, provided that any such action at any time prior to the Phase 2 Closing shall be subject to Seller’s prior review and approval pursuant to the Seller Review Standard (it being agreed that Seller’s approval rights hereunder terminate as of the Phase 2 Closing). If, however, this Agreement terminates prior to the Phase 1 Closing Date, Buyer shall have no obligation to continue to process, design, or obtain the Infrastructure Improvement Plans, and if the Phase 1 Closing occurs, but this Agreement is terminated prior to the Phase 2 Closing Date, Buyer shall have no obligation to continue to process, design and obtain any Phase 2 SMRH:4867-2220-9151.17 -36- Infrastructure Improvement Plans, except for any Infrastructure Improvement Plans associated with the Phase 1 Property that are located solely within the Phase 2 Property. Notwithstanding anything in this Section to the contrary, the Infrastructure Improvement Plans shall remain subject to any required review and approval rights pursuant to the Development Agreement, Owners Agreement and Infrastructure Development Agreement, and at no time may such plans impact Village 1 or any other portion of the Planned Community, whether before or after the Closings. 6.2.2 From and after the Effective Date, Buyer shall have the right to obtain the City’s, the County’s and the NPS’s (as applicable) approval of Infrastructure Improvement Plans; provided that any such action at any time prior to the Phase 2 Closing shall be subject to Seller’s prior review and approval pursuant to the Seller Review Standard (it being agreed that Seller’s approval rights hereunder terminate as of the Phase 2 Closing). Seller shall and shall cause Master Developer to reasonably cooperate with Buyer in connection with Buyer’s efforts to obtain approval from the City and the NPS (as applicable) of the Infrastructure Improvement Plans, in all cases, subject to the Seller Review Standard. Notwithstanding anything in this Section to the contrary, the Infrastructure Improvement Plans shall remain subject any required review and approval rights pursuant to the Development Agreement, Owners Agreement and Infrastructure Development Agreement, and at no time may such plans impact Village 1 or any other portion of the Planned Community, whether before or after the Closings. 6.2.3 Notwithstanding anything to the contrary contained in this Agreement, in the event that this Agreement is terminated for any reason whatsoever, then promptly following Seller written request for the same, Buyer shall assign, transfer, convey or otherwise deliver all then-commenced Engineering Work, Engineering Contracts and Infrastructure Improvement Plans to Seller, Master Developer or any affiliate or successor of either of the foregoing at no additional cost or expense to Seller. Any assignment required to be made under this Agreement by Buyer to Seller (or the applicable assignee) of the Engineering Work, Engineering Contracts and/or Infrastructure Improvement Plans shall be made on an “AS-IS”, “WHERE-IS”, subject to all errors, omissions, defects and/or faults and without any representation or warranty therefor, and shall be subject to any restrictions, limitations and conditions (including, without limitation, those pertaining to assignment rights) contained therein. 6.2.4 The provisions of this Section 6.2 shall survive each Closing. In addition, the provisions of Section 6.2.3 above shall survive any earlier termination of this Agreement. 6.3 Assignment of Village 2 Village Developer Rights. During the Due Diligence Period, Buyer and Seller shall reasonably cooperate and use their good-faith efforts to finalize and mutually agree upon the form of an assignment and assumption agreement based on the form attached hereto as Schedule 6.3 hereof (subject to the completion of any blanks or exhibits prior to execution), which will provide for the Master Developer’s assignment of the rights and obligations of the Village Developer for Village 2 (the “Village Developer”) under the Development Agreement to Buyer or Buyer’s Designee (the “Village Developer Assignment”) at the Phase 1 Closing, except that the rights and obligations of the Village Developer with respect to the Phase 2 Property shall not be assigned to or assumed by the Buyer (as the Village Developer) (other than as expressly set forth in Section 6.5 below (Existing Village 2 Infrastructure Development Agreement)) until the Phase 2 Closing pursuant to an amendment to the Village Developer Assignment in form and substance reasonably acceptable to Buyer and Seller (the

SMRH:4867-2220-9151.17 -37- “VDA Amendment”). During the Due Diligence Period, Buyer and Seller shall reasonably cooperate and use their good faith efforts to agree upon the form of VDA Amendment (subject to the completion of blanks or exhibits prior to execution). The parties will execute the approved form of the Village Developer Assignment at the Phase 1 Closing, and shall execute the approved form of the VDA Amendment at the Phase 2 Closing. If Buyer delivers an Approval Notice pursuant to the terms of Section 3.3 above and the parties have not agreed on the final form of the Village Developer Assignment and/or VDA Amendment, then the latest version of the Village Development Agreement and VDA Amendment, as applicable, prepared by Seller at such time shall be deemed to be a Permitted Exception, and: (a) the Village Developer Assignment shall be executed, and Seller shall have the right to record such Village Developer Assignment at the Phase 1 Closing (subject to the completion of blanks and exhibits thereto); and (b) the VDA Amendment shall be executed and Seller shall have the right to record such VDA Amendment at the Phase 2 Closing (subject to the completion of blanks and exhibits thereto). The parties acknowledge that: (i) Seller anticipates that Master Developer will request the City’s consent to the appointment of Buyer or Buyer’s Designee as Village Developer (“City Village Developer Consent”) within the Major Modification; (ii) the City’s consent to such Major Modification shall be conclusive evidence of the City Village Developer Consent; and (iii) no further action by Seller or Master Developer shall be required in connection with the Village Developer Assignment or with the VDA Amendment. For the avoidance of doubt, City Village Developer Consent shall not be required to be part of the Major Modification for the purpose of the Entitlement Condition, and will not be considered part of the Entitlements Condition in any respect or otherwise be a condition precedent to either Closing. If, as of the Phase 1 Closing, the City Village Developer Consent has not been obtained, then Buyer and Seller shall continue to (and Seller shall cause Master Developer to) work together after such Closing to obtain such City Village Developer Consent; and if, despite the parties’ efforts, the City will not provide the City Village Developer Consent (whether before or after such Closing), the parties will act, as between themselves, as if the Buyer or Buyer’s Designee is the Village Developer and operate pursuant to the Village Developer Assignment (and as of the Phase 2 Closing, as amended by the VDA Amendment). The Village Developer Assignment and VDA Amendment shall be Permitted Exceptions. The provisions of this Section shall survive each Closing. 6.4 Compliance with TUSK Agreement; Assignment. 6.4.1 Compliance with TUSK Agreement; TUSK Obligations. Seller hereby discloses to Buyer that certain aspects of development at the Property will benefit from and be subject to the TUSK Agreement. First, NPS granted “Crossing C”, which is a utility and road “crossing” through the Monument that will permit the construction and connection of utilities and a road between Village 1 and Village 2, subject to the terms of the TUSK Agreement. Second, the TUSK Agreement contains certain obligations and design element requirements governing the design and construction on any portion of the Property that is “immediately adjacent” to the Monument, including Crossing C. Third, the TUSK Agreement requires that construction of the “Monument Trailhead Access Improvements” on the Finger Parcel (the “Monument Trailhead Improvements”) must commence when North 5th Street is extended from the Clark County 215 Highway to a point where it touches or abuts any portion of the Finger Parcel (the “Finger Parcel SMRH:4867-2220-9151.17 -38- Conveyance”). The Finger Parcel shall be conveyed to Buyer at the Phase 1 Closing pursuant to a duly executed and acknowledged deed in the form of Exhibit D-1 attached hereto and made a part hereof (the “Finger Parcel Deed”), and once improved by the completed Monument Trailhead Improvements, the Finger Parcel must be dedicated and conveyed to the City. The obligations to comply with the TUSK Agreement and to construct and convey the Monument Trailhead Improvements are collectively referred to herein as the “TUSK Obligations”). 6.4.2 Assignment of TUSK Obligations. At the Phase 1 Closing (which for clarification purposes pertains to the North 5th Street Path): (a) Master Developer shall assign and Buyer (or Buyer’s Designee) shall assume the TUSK Obligations in compliance therewith pursuant to the Village Developer Assignment, and (b) Village Developer and Master Developer shall enter into an assignment and assumption agreement with respect to the TUSK Agreement in form and substance to be agreed to between the parties prior to the Due Diligence Termination Date (but subject to the completion of blanks and exhibits prior to the applicable Closing) (the “TUSK Assignment Agreement”). The TUSK Assignment Agreement provides, in each case in compliance with the obligations and requirements in the TUSK Agreement (which may include obtaining permits and approvals from the City) that: (i) the Village Developer will assume the obligation to complete and convey the Monument Trailhead Improvements; (ii) the Village Developer will have the right and the obligation to construct Crossing C; and (iii) the Village Developer will assume the obligations to comply with the TUSK Agreement with respect to any property immediately adjacent to the Monument (which includes, without limitation, certain parcels of the Property, Crossing C, the Finger Parcel and the Monument Trailhead Improvements area). During the Due Diligence Period, Buyer and Seller shall reasonably cooperate and use their good faith efforts to agree upon the form of the TUSK Assignment Agreement. Thereafter, Seller shall use diligent efforts to obtain approval by NPS and the City of the TUSK Assignment Agreement and Buyer shall cooperate with Seller’s efforts, which cooperation shall include Buyer providing information about Buyer’s development experience and financial ability to comply with the TUSK Obligations. If, for any reason, NPS or the City does not approve the TUSK Assignment Agreement containing the terms described above pursuant to Section 14 of the TUSK Agreement (i.e., a partial assignment), the parties shall continue to work together, as between them, to determine if the TUSK Agreement should be assigned to Buyer or retained by Master Developer, but regardless of the party that will be the developer that is the formal party to the TUSK Agreement, Buyer and Seller will document the rights, obligations and responsibilities between them as outlined above with such document either being the Infrastructure Development Agreement or a separate similar agreement. If Buyer delivers an Approval Notice pursuant to the terms of Section 3.3 above and Buyer and Seller have not agreed on the form of the TUSK Assignment Agreement, then the latest version of the TUSK Assignment Agreement prepared by Seller at such time shall be deemed a Permitted Exception, and the TUSK Assignment Agreement shall be executed, and Seller shall have the right to record the TUSK Assignment Agreement at the Phase 1 Closing (i.e., the Closing pertaining to the North 5th Street Path) (subject to the completion of blanks and exhibits thereto). The provisions of this Section 6.4 shall survive each Closing. SMRH:4867-2220-9151.17 -39- 6.5 Existing Village 2 Infrastructure Development Agreement. 6.5.1 Seller advises Buyer that the Village 2 Casino Property and portions of Village 1 each rely on the construction of portions of the Infrastructure Work, including, with respect to the Village 2 Casino Property, the Casino Site Infrastructure Work. Seller has also advised Buyer that the Property is subject to that certain Infrastructure Development Agreement, dated as of November 30, 2022, by and among Seller, Master Developer and the Village 2 Casino Property Owner and recorded on December 5, 2022 as Instrument No. 20221205-0000449 in the Official Records (the “Infrastructure Development Agreement”). A copy of the Infrastructure Development Agreement has been provided to Buyer as part of the Property Materials. 6.5.2 Pursuant to the terms of the Infrastructure Development Agreement, at the Phase 1 Closing and in furtherance of the Village Developer Assignment, the Village Developer will automatically become a party to the Infrastructure Development Agreement, and as such, shall be required to complete the Casino Site Infrastructure Work as described in and pursuant to the terms thereof, including, without limitation, the timing thereof; provided, further, at the Phase 1 Closing, pursuant to the Village Developer Assignment, Master Developer shall assign, and the Village Developer shall similarly assume, the obligations to complete the Casino Site Infrastructure Work as described in the Infrastructure Development Agreement. Further, Seller advises Buyer that the Casino Site Infrastructure Work includes infrastructure work related to the Phase 1 Property and the Phase 2 Property. Notwithstanding anything to the contrary in this Agreement or any transaction document executed in furtherance hereof, Buyer hereby acknowledges and agrees that, following the Phase 1 Closing and Village Developer’s assumption of the obligation to complete the Casino Site Infrastructure Work pursuant to the Village Developer Assignment, Buyer shall be responsible to complete the Casino Site Infrastructure Work related to the Phase 2 Property (in addition to such Casino Site Infrastructure Work related to the Phase 1 Property) from and after the Phase 1 Closing regardless of whether Buyer consummates the Phase 2 Closing. The cost of the Casino Site Infrastructure Work is included in the Infrastructure Budget. The Infrastructure Development Agreement is a Permitted Exception. 6.6 Existing Performance Deed of Trust; Alternative Security. For clarification purposes, Parcel 2.09A is a 97.19 acre parcel (APN 124-14-711-001) located directly north of and contiguous to the Village 2 Casino Property. Seller advises Buyer that a Performance Deed of Trust was recorded on December 5, 2022 as Instrument No. 20221205-0000450 in the Official Records against Parcel 2.09A of the Property (the “Performance Deed of Trust”) pursuant to the terms of the Infrastructure Development Agreement. The Performance Deed of Trust secures the reimbursement of any “Infrastructure Step-In Remedy Construction Costs” by an “Infrastructure Curing Developer” in accordance with the Infrastructure Development Agreement (and as defined therein). In accordance with the Infrastructure Development Agreement and Performance Deed of Trust, Village Developer shall satisfy the following conditions with respect to Parcel 2.09A of the Property before or concurrently with the Phase 2 Closing (i.e., the Closing pertaining to Parcel 2.09A) in order to release and reconvey such Performance Deed of Trust (the “Performance Deed of Trust Release Conditions”): (a) deposit the sum of the Infrastructure Secured Amount into an Infrastructure Escrow Account (each, as defined in the Infrastructure Development Agreement) as security for Village Developer’s obligation to construct and complete the Casino Site Infrastructure Work and the payment of the Infrastructure Step-In Remedy Construction Costs; (b) SMRH:4867-2220-9151.17 -40- provide alternative security (the “Alternative Security”) equal to the Infrastructure Secured Amount (as defined in the Infrastructure Development Agreement) which is acceptable to each Infrastructure Benefitted Party (as defined in the Infrastructure Development Agreement) in its sole discretion (e.g., a letter of credit, or performance bond which is acceptable to each Infrastructure Benefitted Party); or (c) a combination of both clauses (a) and (b), securing a total of the Infrastructure Secured Amount and which is acceptable to each Infrastructure Benefitted Party in its sole discretion. Buyer shall have the right to determine which method of releasing the Performance Deed of Trust Buyer shall pursue, provided, however, that in the event Buyer elects to pursue the method set forth in clause (a) of the prior sentence, Buyer shall provide Seller at least ten (10) Business Days’ prior written notice of such election; provided, further, that in any event Buyer shall complete the selected method at or before the Phase 2 Closing (i.e., the Closing pertaining to Parcel 2.09A) so that the Performance Deed of Trust is released and reconveyed at such Closing. Upon Village Developer’s satisfaction of the Performance Deed of Trust Release Conditions, Buyer shall request that Beneficiary (as defined in the Performance Deed of Trust) execute a release of the Performance Deed of Trust in accordance with the terms thereof (the “Performance Deed of Trust Release”), and each of Buyer and Seller shall mutually pursue the Performance Deed of Trust Release, in order to fully release Parcel 2.09A from the Performance Deed of Trust at the Phase 2 Closing. In the event that Beneficiary has not delivered an original of the Performance Deed of Trust Release by the Phase 2 Closing (i.e., the Closing pertaining to Parcel 2.09A), such Closing shall be automatically extended for ten (10) Business Days in order to obtain the same. The Performance Deed of Trust is, and any Alternative Security shall be, a Permitted Exception. 6.7 TUSK Monument Trailhead Infrastructure Development Agreement; Trailhead Funding and Escrow. 6.7.1 Trailhead Exactions Infrastructure Development Agreement. Seller has advised Buyer that the construction of the Monument Trailhead Improvements by Village Developer is required under the terms of the TUSK Agreement, and is a Construction Exaction under the Owners Agreement. During the Due Diligence Period, Buyer and Seller shall reasonably cooperate and use their good faith efforts to agree upon the form of an infrastructure development agreement for such Monument Trailhead Improvements (subject to the completion of any blanks and exhibits thereto prior to execution) (“Monument Trailhead Infrastructure Development Agreement”), which agreement would be consistent with the terms set forth on Schedule 6.7.1 attached hereto and made a part hereof. If Buyer delivers an Approval Notice pursuant to the terms of Section 3.3 above and the parties have not agreed on the form of the Monument Trailhead Infrastructure Development Agreement, then the latest version of the Monument Trailhead Infrastructure Development Agreement prepared by Seller at such time shall be deemed to be a Permitted Exception and the Monument Trailhead Infrastructure Development Agreement shall be executed and Seller shall have the right to record the Monument Trailhead Infrastructure Development Agreement at or before the Phase 1 Closing (i.e., the Closing pertaining to the North 5th Street Path) (subject to the completion of blanks or exhibits thereto). 6.7.2 Trailhead Funding and Escrow. The construction of the Monument Trailhead Improvements is a Construction Exaction under the Owners Agreement. At the Phase 1 Closing (i.e., the Closing pertaining to the North 5th Street Path), Seller shall cause Master

SMRH:4867-2220-9151.17 -41- Developer to: (a) establish constructions exactions escrow subaccount to the Master Construction Exactions Account (the “Monument Trailhead Subaccount”); (b) enter into a subaccount escrow agreement for the engineering and design of the Monument Trailhead Improvements and a separate subaccount escrow agreement for the construction of the Monument Trailhead Improvements (collectively, the “Monument Trailhead Escrow Agreements”) pursuant to that certain Agreement for Construction Control Services (Tule Springs Exactions Escrow) dated May 1, 2017, by and between Master Developer and Project Disbursement Group, Inc.; and (c) direct Project Disbursement Group, Inc. to prefund such Monument Trailhead Subaccount in the amount of $1,908,581.00 (the “Monument Trailhead Funds”), which is the estimated amount required to construct the Monument Trailhead Improvements as set forth in Schedule 2.6 hereof. Among other terms, the Monument Trailhead Infrastructure Development Agreement will allow Village Developer to withdraw the Monument Trailhead Funds from the Monument Trailhead Subaccount pursuant to the terms of the Monument Trailhead Escrow Agreements for the engineering, design, and construction thereof, as applicable, in the maximum amount of the Monument Trailhead Budget. Buyer understands that Village Developer will be solely responsible for any additional costs or expenses in connection with the Monument Trailhead Infrastructure Development Agreement which exceed the Monument Trailhead Funds. The provisions of this Section shall survive each Closing. 6.8 Seller Constructed Village 2 Offsite Sewer Line. The Property, the Village 2 Casino Property and certain portions of Village 1 will rely on an offsite sewer line to be located along the southern boundary of the Property and south in the Losee Road Right-of-Way down to the intersection of Losee and Centennial as generally depicted in Schedule 6.8 attached hereto and made a part of (the “Village 2 Offsite Sewer Line”). The Village 2 Offsite Sewer Line is in the process of being engineered and will be constructed by Master Developer in accordance with the terms of the Infrastructure Development Agreement. Prior to the Effective Date, (a) Master Developer funded an escrow account in the original amount of $3,804,429.40 with Escrow Agent to secure Master Developer’s obligations pursuant thereto and (b) executed that certain Village 2 Offsite Sewer Line Construction Escrow Agreement dated as of November 30, 2022, by and among Seller, Master Developer, the Village 2 Casino Property Owner, the Village 1 Village Developer and Escrow Agent (the “Sewer Line Escrow Agreement”) to secure Master Developer’s obligations with respect to the completion of the Village 2 Offsite Sewer Line. A copy of the Sewer Line Escrow Agreement has been provided to Buyer in the Property Materials. At the Phase 1 Closing, Buyer shall cause the Village Developer to execute and deliver the Joinder Agreement attached to the Sewer Line Escrow Agreement, a copy of which is attached hereto as Schedule 6.8(a) (the “Sewer Line Escrow Agreement Joinder”) which is required pursuant to the terms of the Sewer Line Escrow Agreement in order for Buyer to be added as a party thereto and be bound thereunder (including, without limitation, to all of the terms, restrictions, requirements and limitations set forth therein). The Sewer Line Escrow Agreement is, and the Sewer Line Escrow Agreement Joinder shall be, a Permitted Exception. 6.9 Village 1 Infrastructure Holdback. 6.9.1 Required Utilities. Seller hereby discloses that the following infrastructure improvements in Phase 4 of Village 1 are required to allow for the timely development of the Property (collectively, the “Required Utilities”): (a) an approximately 8,187 total lineal feet of SMRH:4867-2220-9151.17 -42- 12’’ water line extension (dual water lines) in Tule Springs Parkway from Revere Street to the eastern edge of Village 1 at the west edge of Crossing C; (b) an approximately 4,083 lineal foot NV Energy Conduit Banks extension from Revere Street to the eastern edge of Village 1 at the west edge of Crossing C; and (c) an approximately 4,083 lineal foot of 16’’ high pressure SW Gas line extension from Revere Street to the eastern edge of Village 1 to the west edge of Crossing C. Seller hereby informs Buyer that the Required Utilities will not be installed and completed by the Phase 1 Closing, however, Seller and D.R. Horton, Inc., a Delaware corporation and “Village 1 Village Developer” (“D.R. Horton” or “Village 1 Village Developer”), have entered into a separate agreement (the “D.R. Horton Agreement”) that requires D.R. Horton, at the closing of the sale of the Village 1, Phase 4 land (which is currently scheduled to close after the Phase 1 Closing) (the “Phase 4 Closing”), to commit to construct the Required Utilities pursuant to an infrastructure development agreement (the “Phase 4 Infrastructure Development Agreement”). The final form of the Phase 4 Infrastructure Development Agreement is currently being finalized between Seller and D.R. Horton but the parties have agreed pursuant to the D.R. Horton Agreement that the Phase 4 Infrastructure Development Agreement will include the infrastructure development obligations set forth on Exhibit Q attached hereto (the “Phase 4 Infrastructure Development Obligations Narrative”) and will provide Seller with certain self-help rights, among other things, if Village 1 Village Developer fails to complete the Required Utilities in accordance with the terms and conditions of the Phase 4 Infrastructure Development Agreement (the “Self-Help Remedy”). 6.9.2 Phase 4 Infrastructure Budget. No later than thirty (30) calendar days after the Opening of Escrow, Seller shall deliver to Buyer the proposed budget for the Required Utilities under the Phase 4 Infrastructure Development Agreement (“Phase 4 Infrastructure Budget”) for Buyer’s review. Seller agrees that from and after the delivery of the Phase 4 Infrastructure Budget to Buyer for approval under this paragraph, the scope of the work to be performed under the Phase 4 Infrastructure Development Agreement shall not be modified in any way that affects the amounts set forth in the Phase 4 Infrastructure Budget. Buyer shall provide its written approval or any comments or objections to Seller within thirty (30) calendar days of Buyer’s receipt thereof. Any such comment or objection shall be in writing and shall state in reasonable detail the basis for the comment or objection and the specific items to which Buyer is objecting, if any. If, despite Buyer’s and Seller’s diligent, good faith efforts, Buyer and Seller are unable to resolve any dispute raised with respect to any of the Phase 4 Infrastructure Budget (“Disputed Items”), then (upon written request by Buyer or Seller) Buyer and Seller shall submit the Disputed Items to VTN Engineering (the “Independent Consultant”) for prompt determination and resolution within seven (7) Business Days after such submittal of the Disputed Items. The determination of the Independent Consultant shall be final and binding upon Buyer, and Seller and shall not be subject to judicial review or appeal. The Independent Consultant shall be entitled to reasonable compensation for his/her services in deciding and resolving the Disputed Items. Any costs incurred in connection with the submittal of the Disputed Items to the Independent Consultant shall be paid by (A) Buyer if Seller prevails in the dispute, (B) Seller if Buyer prevails in the dispute, or (C) Buyer and Seller, on an equal basis, if neither Buyer nor Seller are clearly the prevailing party in such dispute, each as determined by the Independent Consultant. In the absence of fraud or intentional misconduct, Buyer and Seller hereby agree to release, and hereby agree to indemnify, defend, and hold SMRH:4867-2220-9151.17 -43- harmless, the Independent Consultant for, from, and against any claims, suits, actions, or damages (including, but not limited to, court costs and reasonable attorneys’ fees) arising from or relating to the Independent Consultant’s resolution of the Disputed Items. The provisions of this paragraph shall survive each Closing. 6.9.3 Phase 4 Infrastructure Escrow. In respect of the fact that the Required Utilities will not be complete by the Phase 1 Closing, Escrow Agent shall withhold from the Purchase Price for the Phase 1 Property the amount of the Phase 4 Infrastructure Budget to be mutually agreed up on by Seller and Buyer in writing during the Due Diligence Period (the “Phase 4 Infrastructure Escrow Amount”) and deposit the Phase 4 Infrastructure Escrow Amount in a segregated escrow account maintained by Escrow Agent pursuant to an escrow agreement (the “Phase 4 Infrastructure Holdback Escrow Agreement”); provided, however, that in the event that Seller and Buyer do not agree upon the Phase 4 Infrastructure Escrow Amount prior to the Due Diligence Termination Date, this Agreement shall automatically terminate, Seller and Buyer shall have no further rights or obligations under this Agreement, except those rights and obligations that are specifically stated in any of the provisions of this Agreement to survive any termination of this Agreement, and the Deposit shall promptly be refunded to Buyer by Escrow Agent. The Phase 4 Infrastructure Holdback Escrow Agreement shall, among other things, provide that: (i) the Phase 4 Infrastructure Escrow Amount shall be released to Seller immediately following the completion of the Required Utilities (the “Required Utilities Condition”); and (ii) Buyer may draw on the Phase 4 Infrastructure Escrow Amount if, pursuant to the Assignment of Phase 4 IDA Step-In Rights (as defined below), Buyer elects to exercise Self-Help Remedy to complete the Required Utilities pursuant to the Phase 4 Infrastructure Development Agreement. Seller shall deliver a draft of the Phase 4 Infrastructure Holdback Escrow Agreement to Buyer during the Due Diligence Period, which shall be based on the Village 2 Sewer Escrow Agreement. During the Due Diligence Period, Buyer and Seller shall reasonably cooperate and use their good faith efforts to agree upon the form thereof (subject to the completion of any blanks and exhibits thereto prior to execution). If Buyer delivers an Approval Notice pursuant to the terms of Section 3.3 above and the parties have not agreed on the form of the Phase 4 Infrastructure Holdback Agreement, then at the Phase 1 Closing Date (i) the latest version of the Phase 4 Infrastructure Holdback Escrow Agreement prepared by Seller at such time shall be deemed to be a Permitted Exception and (ii) the Phase 4 Infrastructure Holdback Escrow Agreement shall be executed at the Phase 1 Closing (subject to the completion of blanks and exhibits thereto). 6.9.4 D.R. Horton Failure to Close. In the event that on or before November 18, 2024 (i) D.R. Horton fails to close on the Village 1 Phase 4 land pursuant to the D.R. Horton Agreement, or (ii) the D.R. Horton Agreement is terminated, then Buyer shall have the right, by written notice to Seller, to construct the Required Utilities and use the Phase 4 Infrastructure Escrow Amount to fund the cost of such construction. 6.9.5 Phase 4 Closing. Concurrently with the Phase 4 Closing or, if the Phase 4 Infrastructure Development Agreement is entered into prior to the Phase 4 Closing, such earlier date (i) Seller and Village Developer will execute a partial assignment of the Phase 4 Infrastructure Development Agreement (the “Assignment of Phase 4 IDA Step-In Rights”) to assign Seller’s SMRH:4867-2220-9151.17 -44- rights with respect to the Self-Help Remedy to Village Developer and (ii) Seller shall deliver a notice of partial assignment in accordance with any requirements of the Phase 4 Infrastructure Development Agreement to Village 1 Village Developer, notifying Village 1 Village Developer of the Assignment of Phase 4 IDA Step-In Rights, resulting in, upon completion of each of the foregoing steps, Village Developer becoming a benefitted party under the Phase 4 Infrastructure Development Agreement that may exercise the Self-Help Remedy in place of Seller; provided, however, in the event the Phase 4 Infrastructure Development Agreement expressly contemplates that Village Developer is a benefitted party that may exercise rights with respect to the Self-Help Remedy contemplated thereby, then Seller and Buyer agree that the Assignment of Phase 4 IDA Step-In Rights and the notice of partial assignment shall not be required. 6.9.6 The provisions of this Section 6.9 shall survive each Closing. 6.10 Elementary School Site. 6.10.1 Due to the planned use and development of Village 2 as contemplated by the Revised Land Plan, Village 2 is required to include a ten (10) acre elementary school parcel (the “School”), together with certain roadways and utilities to the boundaries of such parcel, as the third school in the Planned Community pursuant to that certain Memorandum of Agreement (the “Original School Agreement”) regarding “School Sites” dated as of August 11, 2016, as amended by that certain First Amendment to Memorandum of School Agreement, dated as of September 27, 2022 (the “First Amendment to School Agreement”, together with the Original School Agreement, and as may be further amended, modified or supplemented from time to time, collectively, the “School Agreement”), by and between the School District and Master Developer (as defined below). A copy of the School Agreement was provided as part of the Property Materials. Pursuant to Section 3 of the First Amendment to School Agreement, Master Developer and the School Board have agreed that the School will be in a location in substantially the same location in the Property as set forth in the Revised Land Use Plan (the “Village 2 School Site”). The Village 2 School Site is included in the Property to be purchased by Buyer pursuant to this Agreement. The parties acknowledge and agree that the Revised Land Use Plan and any future parent final maps or other parcel maps for Village 2 shall include the Village 2 School Site as required by the School Agreement, and that pursuant to Section 3.4, upon the final determination of the location of the Village 2 School Site (the “Final School Location”) by Buyer and the School District, Buyer shall cause any Survey to be updated to show the location and boundaries of the Village 2 School Site. 6.10.2 Upon and only in the event of the Closing of the Phase which includes the Village 2 School Site (the “School Site Closing”), Seller shall convey the Village 2 School Site to Buyer as part of the Phase 1 Property or Phase 2 Property, as the case may be. From and after the School Site Closing (provided that such School Site Closing has occurred under this Agreement), Buyer will be required to complete certain construction and other work with respect to the Village 2 School Site pursuant to the School Agreement and as described therein, including, without limitation, certain site sheet grading, full streets around, site work up to the back of curb for, and stubbed out utilities to the property line of the Village 2 School Site (the “School Site Work”) as and when required by the School Agreement. Specifically, Buyer will assume such obligations pursuant to the Village Developer Assignment (as defined below), and such assumption shall be effective as of the applicable Phase Closing containing the Village 2 School Site and such

SMRH:4867-2220-9151.17 -45- obligations will be included as a part of the Infrastructure Work for the Phase in which the School Site Closing occurs. The cost of the School Site Work is included in the Infrastructure Budget. Buyer agrees to convey and transfer the Village 2 School Site to the School District once the Village 2 School Site has been subjected to a recorded final map and the School Site Work has been completed, subject to the School District requesting the conveyance at that time in accordance with the School Agreement. If the Village 2 School Site has been subjected to a recorded final map and the School Site Work has been completed but the School District does not then desire to accept the conveyance of the Village 2 School Site, then Buyer may elect to hold the Village 2 School Site until such time as the School District requests such conveyance or transfer the Village 2 School Site to the Master Association, subject to the Master Association’s agreement to convey the Village 2 School Site to the School District as and when such transfer is required under the School Agreement. Buyer hereby agrees to comply with the School Agreement at all times from and after the Effective Date, including, without limitation, with respect to the School Site Work. The provisions of this Section shall survive each Closing or earlier termination of this Agreement. 6.11 NV Energy MPU Agreement. 6.11.1 Prior to the Effective Date, Master Developer entered into an agreement with NV Energy with respect to a master plan for provision of electric power services to Village 2 (the “NVE MPU Agreement”), a copy of which was provided to Buyer as part of the Property Materials. The NVE MPU Agreement is a Permitted Exception. NVE requires that Buyer enter into an addendum to the MPU Agreement specific to each phase of Buyer’s development of Village 2. 6.11.2 From and after each Closing, Buyer or Buyer’s Designee, at its sole cost and expense, shall work directly with NV Energy to enter into one or more separate NVE-required addendums to the NVE MPU Agreement, in form and substance reasonably acceptable to Buyer, that will specifically apply to the Phase 1 Property (each or collectively, the “Phase 1 MPU Addendum” or the Phase 2 Property (each or collectively, the “Phase 2 MPU Addendum”) respectively. Seller shall cause Master Developer to reasonably cooperate with Buyer and/or Buyer’s Designee, as the case may be; provided that in no event shall either MPU addendum be inconsistent with the Master Planning Documents or NVE MPU Agreement, and each shall be subject to Seller’s prior review and approval pursuant to the Seller Review Standard. In the event that the Phase 1 MPU Addendum is complete and approved prior to the Phase 2 Closing, Seller shall cause Master Developer to execute such Phase 1 MPU Addendum at such time. 6.11.3 Casino Site Infrastructure Work. Buyer hereby agrees that the MPU Addendum must include conduits and wire pulls necessary to provide electrical service to the Village 2 Casino Property as more particularly described in the NVE MPU Agreement and Schedule 2.5.2(B), and which is included in the Casino Site Infrastructure Work. The parties hereto acknowledge that the Infrastructure Development Agreement and the NVE MPU Agreement include differing infrastructure development obligation narratives with respect to the dry utility improvement requirements as a result of NV Energy reducing the dry utility improvement requirements necessary to service the Village 2 Casino Site (the “Reduced Dry Utility Requirement”) after the Infrastructure Development Agreement had been recorded but prior to the execution of the NVE MPU Agreement. SMRH:4867-2220-9151.17 -46- Notwithstanding anything to the contrary in the Infrastructure Development Agreement, the Buyer Infrastructure Development Obligations Narrative attached hereto shall control the scope of work Buyer is obligated to perform with respect to the Casino Site Infrastructure Work. 6.11.4 Buyer understands that NVE will require a wire advancement fee in connection with each of the Phase 1 MPU Addendum and Phase 2 MPU Addendum (each or collectively, the “NVE Wire Advancement Fee”). The Wire Advancement Fee was included in the Infrastructure Budget, and includes the NVE Wire Advancement Fee for wire pull service to the Village 2 Casino Property. Buyer shall be solely responsible for the payment of each NVE Wire Advancement Fee to NV Energy as and when required by NV Energy in connection with the Phase 1 MPU Addendum and Phase 2 MPU Addendum, as the case may be. 6.11.5 At the Phase 2 Closing, Seller shall cause Master Developer to assign, and Buyer (or the Village Developer) shall assume all of Master Developer’s rights and obligations under the NVE MPU Agreement, including all existing addendums thereto, pursuant to an assignment and assumption agreement in substantially the form of Schedule 6.11 attached hereto (subject to the completion of any blanks or exhibits thereto prior to execution) (the “NVE MPU Assignment”). To the extent that NV Energy’s written consent and/or approval to the NVE MPU Assignment is required (the “NV Energy Approval”), Seller and/or Master Developer shall also obtain and deliver such written consent and/or approval of the NVE MPU Assignment into Escrow on or before the Phase 2 Closing. If, as of the Phase 2 Closing, Seller and/or Master Developer has not obtained the NV Energy Approval (if required), then Buyer and Seller shall continue to work together to (and Seller shall cause Master Developer to) pursue and obtain the NV Energy Approval. If, despite the parties’ efforts, NV Energy will not provide the NV Energy Approval (whether before or after such Closing), the parties will act, as between themselves, as if the Buyer is the assignee of the NVE MPU Agreement and operate pursuant to the NVE MPU Assignment. 6.11.6 To the extent any refunds are available from NV Energy pursuant to the NV Energy MPU Agreement as a result of the completion of the Infrastructure Work, and the development of units in Phase 1, Phase 2 and the Village 2 Casino Property for service with NV Energy, Buyer (or Village Developer) will be entitled to such refunds from NV Energy at NV Energy State of Nevada rates then in effect at the time. Because the NVE MPU Agreement will not be assigned to Buyer (or Village Developer) as of the Effective Date, it is anticipated that Seller and/or the Master Developer will receive the refunds from NV Energy with respect to all of Village 2 until such time as the parties enter into the NVE MPU Assignment at the Phase 2 Closing. To the extent Seller and/or Master Developer actually receive any such refunds, Seller and/or Master Developer shall be obligated to hold such funds received and deliver to Buyer at the following times: (a) for the Phase 1 Property, at the Phase 1 Closing with respect to any funds received prior to the Phase 1 Closing, and thereafter promptly upon receipt; (b) for the Phase 2 Property, at the Phase 2 Closing with respect to any funds received prior to the Phase 2 Closing, and thereafter promptly upon receipt, and (c) for the Village 2 Casino Property, at the Phase 2 Closing with respect to any funds received prior to the Phase 2 Closing, and thereafter promptly upon receipt; provided, however, if an Infrastructure Benefitted Party exercises its self-help remedy pursuant to the Infrastructure Development Agreement to complete the portion of the Casino Site Infrastructure Work which is also required under the NV Energy MPU Agreement, SMRH:4867-2220-9151.17 -47- such party shall be entitled to such refund on a proportional basis based upon the amount of work performed by such party and Buyer or Village Developer. For the avoidance of doubt, any refund to Buyer or Village Developer shall not pertain to any work performed by any other party and shall be limited to the refunds pertaining solely to the Infrastructure Work (except to the extent the Village Developer fails to complete the Casino Site Infrastructure Work and another party completes such work after the exercise of its self-help remedy pursuant to the Infrastructure Development Agreement). 6.11.7 Without limiting the foregoing, Seller hereby discloses to Buyer that pursuant to the Casino Purchase Agreement, in connection with Village 2 Casino Property Owner’s development of the Village 2 Casino Property, the Village 2 Casino Property Owner was granted the right to work directly with NV Energy to enter into one or more separate addendums to the NVE MPU Agreement which will specifically apply to the Village 2 Casino Property (the “Casino Property NVE Addendum”); provided that such efforts shall be at Village 2 Casino Property Owner’s sole cost and expense and no event may Village 2 Casino Property Owner’s efforts amend or modify or be inconsistent with the Property Materials or the NVE MPU Agreement. Pursuant to the Casino Purchase Agreement and in furtherance thereof, Seller shall cause Master Developer to, and Buyer shall or shall cause Village Developer to provide commercially reasonable cooperation in connection with the Casino Property NVE Addendum, whether prior to or following the Closings. 6.11.8 Notwithstanding anything to the contrary herein, in the event NVE requires any additional agreements with respect to the Property in addition to the Phase 1 MPU Addendum, the Phase 2 MPU Addendum and the NVE MPU Assignment, Buyer shall be solely responsible for any costs and expenses in connection with the same to the extent such costs are not contemplated by the Infrastructure Work and, if needed, Seller shall reasonably cooperate with Buyer’s efforts to negotiate such agreements with NVE on terms reasonably acceptable to Buyer. 6.11.9 The provisions of this Section 6.11 shall survive the applicable Closing. 6.12 SW Gas Bond. The Infrastructure Work includes construction of a certain 16” high pressure gas line and 6” standard service lines to service Village 2 and the Village 2 Casino Property. Seller hereby discloses to Buyer that prior to SW Gas constructing the 16” high pressure gas line, Buyer or the Village Developer must post a bond in favor of SW Gas and pay any additional subsidies required by SW Gas (the “SW Gas Bond”) for the cost of the 16” high pressure line running though Village 2 (which is included in the Infrastructure Work and the cost of which is included in the Infrastructure Budget). The foregoing work and SW Gas Bond shall be on such terms and conditions and amount to be determined by SW Gas pursuant to a separate relocation agreement to be entered into between SW Gas and Buyer with respect to Village 2 as a whole (the “SW Gas Relocation Agreement”). From and after the Phase 1 Closing, Buyer shall: (a) enter into the SW Gas Relocation Agreement directly with SW Gas; (b) post the full amount of the SW Gas Bond on the terms and conditions required by SW Gas in connection therewith; and (c) pay any other subsidies which may be required by SW Gas in connection with such high pressure line; provided that the SW Gas Relocation Agreement, the SW Gas Bond and any other required subsidy shall be at no further cost or expense to, nor impose any liability or obligations on Seller, Master Developer, Village 2 Casino Property Owner or any other property or owner in the Planned Community. SMRH:4867-2220-9151.17 -48- 6.13 Utility Corridor Easement. For clarification purposes, the applicable portion of Parcel 2.19 (APN 124-14-411-002) will be revised by the Revised Land Use Plan to become “Parcel 2.08.” Prior to the Effective Date, in connection with the development of Village 2, Remainder Seller granted the City a permanent easement for utility, sewer, water, NV Energy and SW Gas access and use along the southern boundary of Parcel 2.08 of the Property the pursuant to that certain Utility Easement originally recorded on September 21, 2023 as Instrument No. 20230928-0002523 in the Official Records, and rerecorded on December 18, 2023 as Instrument No. 20231218-0001311 to correct the “Grantor” name therein (the “2.08 Utility Corridor Easement Agreement”). A copy of the 2.08 Utility Corridor Easement Agreement has been provided to Buyer as part of the Property Materials. The 2.08 Utility Corridor Easement Agreement is a Permitted Exception. 6.14 Vacation of Drainage Easements. Seller hereby discloses to Buyer that approximately thirty (30) acres of the Property are currently subject to two existing City drainage easements adjacent to the City Drainage Projects, as generally depicted on Schedule 6.14 attached hereto and made a part hereof (together, the “Existing City Drainage Easements”). Pursuant to the terms of that certain Technical Drainage Study, North Las Vegas Detention Basin Evaluation & Drainage Easement Vacation Request dated as of August 2014 (including all exhibits, attachments, addenda and approvals thereto, as amended, modified or supplemented, and as may be further amended, modified or supplemented from time to time, the “Regional Basin Study”), the City has agreed to release and reconvey each Existing City Drainage Easement once the associated Engineering Work has been completed with the requisite City approval thereof and bonds for the associated improvements having been posted; which Engineering Work and improvements are included as part of the Infrastructure Work (and therefore, within Buyer’s control) and the cost of which is included in the Infrastructure Budget. Because of this, Buyer shall have the right to pursue, or cause Village Developer to pursue, the release and reconveyance of such Existing City Drainage Easements directly with the City. The Existing City Drainage Easements shall be Permitted Exceptions. This Section shall survive each Closing. 6.15 Excess Soils. Seller hereby discloses to Buyer that an owner within Village 1 has the obligation to notify Seller if such owner will have excess soil that is not needed within Village 1. Seller has twenty (20) days from receipt of such notice to affirmatively elect if Seller desires to have such excess soil transported from Village 1 to Village 2 by the Village 1 Village Developer. Seller makes no representation or warranty that there will be any excess soil available from Village 1, but Seller will notify Buyer should Seller receive such a notice. Buyer may, within five (5) Business Days after receipt of notice from Seller, notify Seller that Buyer desires that Seller affirmatively elect to receive such soil from Village 1; it being understood that failure of Buyer to notify Seller within such five (5) Business Day period shall be deemed Buyer’s election to not receive such soil from Village 1. If Buyer desires that Seller elect to receive any excess soil from Village 1, as a condition precedent to Seller’s election to receive such excess soil in Village 2, Buyer and Seller would need to enter into an agreement whereby Buyer and Seller agree, among other things, that any transport of excess soil would be at no cost to Seller, to a certain location of the stockpile(s) at the Property acceptable to Buyer and Seller, and that Buyer would be responsible for obtaining all stockpiling or other permits necessary to have the soil transported and stockpiled at the Property. The provisions of this Section shall survive each Closing.

SMRH:4867-2220-9151.17 -49- 7. CLOSING AND CLOSING RELATED MATTERS. 7.1 Closing Date. Subject to the provisions of this Agreement, (a) the Phase 1 Closing shall occur on July 31, 2024 (the “Phase 1 Closing Date”); (b) the Phase 2 Closing shall occur on July 31, 2025 (the “Phase 2 Closing Date”; the Phase 2 Closing Date and the Phase 1 Closing Date are referred to herein each as, a “Closing Date”). 7.2 Buyer’s Conditions Precedent to Closing. The following conditions are precedent to Buyer’s obligation to proceed with the Closing (collectively, the “Buyer’s Conditions Precedent”). If any of Buyer’s Conditions Precedent are not satisfied as and when described below then (unless the failure of such condition is caused by a Seller default, in which case the provisions of Section 12.1 (Default by Seller) shall control), Buyer may elect, by written notice to Seller, in Buyer’s sole and absolute discretion either to: (a) waive Buyer’s Condition Precedent and proceed to the applicable Closing; or (b) terminate this Agreement, whereupon the Title Company shall immediately return to Buyer the Deposit previously deposited by Buyer and, thereafter, the parties shall have no further rights or obligations under this Agreement, except for those that expressly survive the termination of this Agreement. 7.2.1 Entitlements Condition. On or prior to the Phase 1 Closing Date, Seller shall have satisfied the Entitlements Condition. 7.2.2 Seller Representations. As of each Closing Date, all of Seller’s representations and warranties set forth in this Agreement shall be true and correct in all material respects with respect to the Phase which is subject to such Closing. 7.2.3 Required Utilities Condition. On or prior to the Phase 1 Closing Date, the Required Utilities Condition shall be satisfied; provided, however, in the event that the Required Utilities Condition is not satisfied, the parties will proceed with the Phase 1 Closing and in lieu of satisfaction of the Required Utilities Condition, Seller shall have funded the Phase 4 Infrastructure Escrow Amount and executed the Phase 4 Infrastructure Holdback Agreement in accordance with Section 6.9.2 above (Phase 4 Infrastructure Escrow). 7.2.4 Title Policy. On or prior to each Closing Date, (i) Seller shall convey to Buyer, fee simple title to the Phase which is subject to such Closing, subject only to the Permitted Exceptions, as more specifically provided in Section 3.5 above (Permitted Exceptions), and (ii) the Title Company shall be irrevocably committed to issue to Buyer the Owner’s Title Policy for the Phase which is subject to such Closing as required under this Agreement. 7.2.5 Master Developer Estoppel Certificate. At least 2 weeks prior to each Closing, Seller shall deliver to Buyer an estoppel certificate contemplated by Section 7.9 of the Owners Agreement in the form attached hereto as Exhibit R, executed by the Master Developer; showing no adverse matters (each an “Owners Agreement Estoppel”); provided, however, that in the event that an Owners Agreement Estoppel reveals any adverse matter that can be remedied by the payment of money, Seller shall pay such amount from Seller’s proceeds at the applicable Closing pursuant to Section 7.6.1 (Prorations). SMRH:4867-2220-9151.17 -50- 7.2.6 Seller Deliveries. Seller shall have made all of the deliveries pursuant to Section 7.3 below (Deliveries by Seller). 7.2.7 Seller’s Performance. Seller shall have performed, in all material respects, all of Seller’s obligations and covenants set forth in this Agreement. 7.3 Deliveries by Seller. On or before the applicable Closing Date, Seller, at its sole cost and expense, shall deliver or cause to be delivered into Escrow the following documents and instruments with respect to the applicable Property of Phase 1 or Phase 2, each executed and dated as of such Closing Date, in addition to all other documents, items and payments required by this Agreement to be delivered by Seller at applicable Closing: 7.3.1 Deed. At each Closing, an original executed and acknowledged Deed conveying the applicable Real Property to Buyer, and a “Declaration of Value” in the form required by the County, executed by Seller; 7.3.2 Finger Parcel Deed. At the Phase 1 Closing (i.e., the Closing pertaining to the North 5th Street Path), an original executed and acknowledged Finger Parcel Deed conveying the Finger Parcel to Buyer, and a “Declaration of Value” in the form required by the County, executed by Seller; 7.3.3 Non-Foreign Affidavit. At each Closing, an original executed Non-Foreign Affidavit in the form of Exhibit O attached hereto and made a part hereof (subject to the completion of blank exhibits or schedules prior to execution) (as defined in Section 8.16 below), executed by Seller; 7.3.4 Proof of Authority. At each Closing, such proof of Seller’s authority and authorization to enter into this Agreement and the transaction contemplated hereby, and such proof of the power and authority of the individual(s) executing or delivering any instruments, documents or certificates on behalf of Seller to act for and bind Seller as may be reasonably required by Title Company or Buyer; 7.3.5 Release from Planned Community Exactions. At the Phase 1 Closing, subject to receipt of the Phase 1 Construction Exaction Amount, an original Release from Planned Community Exactions in accordance with and subject to Section 2.6 hereof, executed by the Master Developer. At the Phase 2 Closing, subject to receipt of the Phase 2 Construction Exaction Amount, an original Release from Planned Community Exactions in accordance with and subject to Section 2.6 hereof, executed by the Master Developer; 7.3.6 Village Developer Assignment. At the Phase 1 Closing, an original executed Village Developer Assignment in the form attached hereto as Schedule 6.3, in accordance with and subject to Section 6.3, executed by the Master Developer; 7.3.7 VDA Amendment. At the Phase 2 Closing, an original executed VDA Amendment, in accordance with and as defined in Schedule 6.3, executed by Master Developer; SMRH:4867-2220-9151.17 -51- 7.3.8 Phase 4 Infrastructure Holdback Escrow Agreement. If the Required Utilities Condition is not satisfied by the Phase 1 Closing Date, then at the Phase 1 Closing, an original executed Phase 4 Infrastructure Holdback Escrow Agreement in accordance with and subject to Section 6.9 hereof, executed by Seller; 7.3.9 Monument Trailhead Infrastructure Development Agreement. At the Phase 1 Closing (i.e., the Closing pertaining to the North 5th Street Path), an original executed Monument Trailhead Infrastructure Development Agreement (and any other deliverables required in connection therewith, including, without limitation, the Monument Trailhead Escrow Agreements) in accordance with Schedule 6.7.1, executed by Seller and Master Developer; 7.3.10 NVE MPU Assignment at the Phase 2 Closing. At the Phase 2 Closing, the NVE MPU Assignment in accordance with Section 6.11 executed by Master Developer; 7.3.11 TUSK Assignment Agreement. At the Phase 1 Closing (i.e., the Closing pertaining to the North 5th Street Path), an assignment of the TUSK Agreement in accordance with Section 6.4.2 executed by Master Developer, and consented to by each of the City and NPS; 7.3.12 General Assignment. At each Closing, a General Assignment in the form attached hereto as Exhibit K (the “General Assignment”), executed by Seller; 7.3.13 Assignment of Plans. At each Closing, if applicable, an Assignment of Plans in accordance with Section 3.6 hereof, executed by Seller; 7.3.14 Certificate Updating Seller’s Representations. At each Closing, the certificate contemplated to be delivered at each Closing pursuant to Section 8.17 below; 7.3.15 Construction License Agreement. At the Phase 1 Closing, the Construction License Agreement, executed by Seller; and 7.3.16 Other. At each Closing, such other documents and instruments, signed and properly acknowledged by Seller, if appropriate, as may be reasonably required by Buyer, Title Company, Escrow Agent or otherwise in order to effectuate the provisions of this Agreement and such Closing of the transaction contemplated herein or as otherwise contemplated to be executed under this Agreement at such Closing; provided that no such agreement shall expand or create additional obligations and liabilities of Seller. 7.4 Deliveries by Buyer. On or before each Closing Date, Buyer, at its sole cost and expense, shall deliver or cause to be delivered into Escrow the following funds, documents and instruments with respect to the Phase 1 Property or the Phase 2 Property, as applicable, as each dated as of such Closing Date, in addition to all other documents, items and payments required by this Agreement to be delivered by Buyer at the applicable Closing: 7.4.1 Purchase Price. 7.4.1.1 At the Phase 1 Closing, cash in an amount equal to the unpaid sum of the Phase 1 Purchase Price, plus the Phase 1 Construction Exaction Amount, and SMRH:4867-2220-9151.17 -52- (b) plus all of the applicable Buyer’s Closing Costs (as defined below) for the Phase 1 Property (and otherwise sufficient to close the transaction contemplated herein); 7.4.1.2 At the Phase 2 Closing, cash in an amount equal to the unpaid sum of the Phase 2 Purchase Price less the Deposit, plus the Phase 2 Construction Exaction Amount, and (b) plus all of the applicable Buyer’s Closing Costs (as defined below) for the Phase 2 Property (and otherwise sufficient to close the transaction contemplated herein); 7.4.2 Village Developer Assignment. At the Phase 1 Closing, an original executed Village Developer Assignment, in accordance with and subject to Section 6.3, executed by Buyer; 7.4.3 VDA Amendment. At the Phase 2 Closing, an original executed VDA Amendment, in accordance with Schedule 6.3, executed by Buyer; 7.4.4 Sewer Line Escrow Agreement Joinder. At the Phase 1 Closing, the Sewer Line Escrow Agreement Joinder, executed by Buyer or Buyer’s Designee, as Village Developer (if applicable); 7.4.5 Casino Restrictive Covenant Joinder. At each Closing, a Casino Restrictive Covenant Joinder for the applicable Property and the applicable Village 2 Common Area Parcels, executed by Buyer; 7.4.6 Monument Trailhead Infrastructure Development Agreement. At the Phase 1 Closing (i.e., the Closing pertaining to the North 5th Street Path), an original executed Monument Trailhead Infrastructure Development Agreement (and any other deliverables required in connection therewith, including, without limitation, the Monument Trailhead Escrow Agreements) in accordance with Schedule 6.7.1, executed by Buyer or Buyer’s Designee, as Village Developer; 7.4.7 NVE MPU Assignment at Phase 2 Closing. At the Phase 2 Closing, the NVE MPU Assignment in accordance with Section 6.11 executed by Buyer or Buyer’s Designee, as Village Developer; 7.4.8 TUSK Assignment Agreement. At the Phase 1 Closing (i.e., the Closing pertaining to the North 5th Street Path), an assignment of the TUSK Agreement in accordance with Section 6.4.2 executed by Buyer or Buyer’s Designee, as Village Developer; 7.4.9 Phase 4 Infrastructure Holdback Escrow Agreement. If the Required Utilities Condition is not satisfied by the Phase 1 Closing, then at the Phase 1 Closing, an original executed Phase 4 Infrastructure Holdback Escrow Agreement in accordance with and subject to Section 6.9 hereof, executed by Buyer; 7.4.10 General Assignment. At the each Closing, a General Assignment, executed by Buyer; 7.4.11 Performance Deed of Trust Release. At the Phase 2 Closing (i.e., the Closing pertaining to the Losee Road Path and containing Parcel 2.09A), a Performance Deed of Trust Release in accordance with Section 6.6 hereof, executed by Beneficiary;

SMRH:4867-2220-9151.17 -53- 7.4.12 Assignment of Plans. At each Closing, if applicable, an Assignment of Plans in accordance with Section 3.6 hereof, executed by Buyer; 7.4.13 Formation of Buyer SPE. Prior to the Phase 1 Closing, Buyer shall have caused an entity to be formed and the rights and obligations of the Buyer to be assigned to and assumed by the new entity pursuant to Section 14.7 (Successors and Assigns). 7.4.14 Construction License Agreement. At the Phase 1 Closing, the Construction License Agreement, executed by Buyer and/or Village Developer; and 7.4.15 Proof of Authority. At each Closing, such proof of Buyer’s authority and authorization to enter into this Agreement and the transaction contemplated hereby, and such proof of the power and authority of the individual(s) executing or delivering any instruments, documents or certificates on behalf of Buyer to act for and bind Buyer as may be reasonably required by Title Company or Seller; and 7.4.16 Other. At each Closing, such other documents and instruments, signed and properly acknowledged by Buyer, if appropriate, as may reasonably be required by Seller, Title Company, Escrow Agent or otherwise in order to effectuate the provisions of this Agreement and such Closing of the transaction contemplated herein or as otherwise contemplated to be executed under this Agreement at such Closing; provided that no such agreement shall expand or create additional obligations and liabilities of Buyer. 7.5 Actions by Escrow Agent. Provided that Escrow Agent shall not have received written notice from Buyer or Seller of the failure of any condition to the applicable Closing or of the termination of the Escrow and this Agreement, when Buyer and Seller have deposited into Escrow the documents and funds required by this Agreement, Buyer and Seller have each authorized such Closing, and Title Company is irrevocably and unconditionally committed to issue the Owner’s Title Policy in accordance with the terms hereof, Escrow Agent shall, in the order and manner herein below indicated, take the following actions: 7.5.1 Irrevocably Committed to Issue the Owner’s Title Policy. Cause Title Company to be irrevocably committed to issue to Buyer (i) the Owner’s Title Policy, or (ii) if requested by Buyer at either Closing, a title binder at such Closing in lieu of a title policy. 7.5.2 Recording. Cause the applicable Deed and the other documents and instruments contemplated by this Agreement to be recorded at the applicable Closing, including those recordable documents listed in Sections 7.3 (Deliveries by Seller) and 7.4 (Deliveries by Buyer) above, and any other documents which the parties hereto may mutually direct to be recorded in the Official Records and obtain conformed copies thereof for distribution to Buyer and Seller; 7.5.3 Funds. At each Closing, disburse all funds as follows: 7.5.3.1 Pursuant to the Closing Statement (as defined in Section 7.6.1 below) for the applicable Closing, retain for Escrow Agent’s own account all escrow fees and costs, disburse to Title Company the fees and expenses incurred in connection SMRH:4867-2220-9151.17 -54- with the issuance of the Owner’s Title Policy and disburse to any other persons or entities entitled thereto the amount of any other Closing Costs; 7.5.3.2 Disburse to Seller an amount equal to the portion of the Purchase Price with respect to the applicable Closing, less or plus the net debit or credit to Seller by reason of the prorations and allocations of Closing Costs provided for herein; and 7.5.3.3 Disburse to the party who deposited the same any remaining funds in the possession of Escrow Agent after payments pursuant to Sections 7.5.1.1 and 7.5.1.2 above have been completed; 7.5.4 Delivery of Documents. Deliver to each of the parties, copies of all documents and originals as reasonably appropriate; and 7.5.5 Issuance of the Owner’s Title Policy. Cause Title Company to issue to Buyer the Owner’s Title Policy. If requested by Buyer at either Closing, the Title Company shall issue a title binder to Buyer at such Closing in lieu of a title policy. 7.6 Prorations. For each Closing: 7.6.1 Taxes and assessments affecting the Property shall be prorated between Buyer and Seller as of the applicable Closing Date based on a 365-day year. All non-delinquent real estate taxes and assessments on the Property shall be prorated based on the actual current tax bill, but if such tax bill has not yet been received by Seller by the applicable Closing Date or if supplemental taxes are assessed after the applicable Closing for the period prior to such Closing, the parties shall make any necessary adjustment after such Closing by cash payment to the party entitled thereto so that Seller shall have borne all real property taxes, including all supplemental taxes, allocable to the period prior to such Closing and Buyer shall bear all real property taxes, including all supplemental taxes, allocable to the period from and after such Closing. Notwithstanding the foregoing, to the extent that after the applicable Closing there are imposed or recalculated, as the case may be, retroactive real property taxes for the Property based upon any entitlement sought by Buyer other than the Major Modification, then Buyer shall be responsible to pay the same and Seller shall have no obligation to pay the same, notwithstanding if they are applicable to periods prior to such Closing. Association transfer fees (excluding any fees arising from the Village 2 Association Documents, if any), together with delinquent taxes and assessments of every kind arising from the period of time prior to the Closing, together with all penalties, fee, interest and charges related thereto, together with all taxes and assessments due and payable for the tax years prior to the tax year of Closing (whether or not delinquent) shall be paid in full by Seller as of the Closing. In addition, the Master Association “Assessments” affecting the Property (as defined in and pursuant to the Master Declaration) which have been paid for the current calendar year shall be prorated between Buyer and Seller as of the applicable Closing Date based on a 365-day year. If any expenses attributable to the Property and allocable to the period prior to the applicable Closing are discovered or billed after such Closing, including, without limitation retroactive real property taxes for the Property based upon any change in use, entitlement or development of the Property, the parties shall make any necessary adjustment after such Closing by cash payment to the party entitled thereto so that Seller shall have borne all expenses allocable SMRH:4867-2220-9151.17 -55- to the period prior to such Closing and Buyer shall bear all expenses allocable to the period from and after such Closing. The provisions of this Section 7.6.1 shall survive the applicable Closing. 7.6.2 Five (5) Business Days prior to the applicable Closing Date, Escrow Agent shall deliver to each of the parties for their review and approval a preliminary closing statement (the “Preliminary Closing Statement”) setting forth: (a) the proration amounts allocable to each of the parties pursuant to this Section and (b) the Closing Costs allocable to each of the parties as provided below. Based on each of the party’s comments, if any, regarding the Preliminary Closing Statement, Escrow Agent shall revise the Preliminary Closing Statement and deliver a final, signed version of a closing statement to each of the parties prior to the applicable Closing (the “Closing Statement”). 7.7 Closing Costs. Each party shall pay its own costs and expenses arising in connection with each Closing (including, without limitation, its own attorneys’ and advisors’ fees, charges and disbursements), except the following costs (with respect to each Closing, the “Closing Costs”), which shall be allocated between the parties as follows in connection with each such Closing: 7.7.1 Escrow Agent’s escrow fees and costs shall be paid one-half by Seller and one-half by Buyer; 7.7.2 The cost of the Owner’s Title Policy attributable to standard coverage shall be paid by Seller; 7.7.3 The cost of the Owner’s Title Policy attributable to extended coverage, if any, shall be paid by Buyer; 7.7.4 The cost of any endorsements to the Owner’s Title Policy shall be paid by Buyer (except for those reasonably required and requested by Seller pursuant to Section 3.4 (Title) above which shall be paid by Seller); 7.7.5 All real property transfer taxes and recording fees payable in connection with the recordation of the Deed and transfer of the Property shall be paid by Seller; and 7.7.6 All other closing fees and costs shall be charged to and paid by Seller and Buyer in accordance with customary practices in the County. 7.8 Possession. Upon the Closing, Seller shall deliver sole and exclusive possession of the Property of the applicable Phase to Buyer, subject only to the Permitted Exceptions. 7.9 Effect of the Phase 1 Closing; Termination of Agreement after the Phase 1 Closing. The provisions of this Agreement, including, without limitation, any provision which contemplates performance or pertains to matters occurring after the Phase 1 Closing but prior to the Phase 2 Closing shall survive the Phase 1 Closing, except for any provisions which specifically state that such provision does not survive the Phase 1 Closing. Notwithstanding anything to the contrary contained in this Agreement, if this Agreement is terminated for any reason after the Phase 1 Closing has occurred but before the Phase 2 Closing has occurred, then such termination shall not SMRH:4867-2220-9151.17 -56- apply to (and shall not be deemed to apply to) any provisions of this Agreement which pertain to the Phase 1 Closing or the Phase 1 Property and which survive (or are deemed to survive) the Phase 1 Closing. 8. SELLER’S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to Buyer, as of the Effective Date and as of each Closing Date (except at the Phase 2 Closing, Seller shall not be required to make representations and warranties as to the Phase 1 Property): 8.1 Due Organization. Seller is a Delaware limited liability company duly organized and existing in good standing under the laws of the State of Delaware and is qualified to do business in the State of Nevada. 8.2 Seller’s Authority; Validity of Agreements. Except to the extent that any governmental authority claims its approval is required under the Development Agreement and/or the other Property Materials, Seller has the full right, power and authority to sell the Property to Buyer as provided in this Agreement and to carry out its obligations hereunder. The individual(s) executing this Agreement and the instruments referenced herein on behalf of Seller have the legal power, right and actual authority to bind Seller to the terms hereof and thereof. This Agreement is, and all other instruments, documents and agreements to be executed and delivered by Seller in connection with this Agreement shall be, duly authorized, executed and delivered by Seller and shall be valid, binding and enforceable obligations of Seller (except as enforcement may be limited by bankruptcy, insolvency or similar laws) and do not, and as of each Closing Date will not, violate any provisions of any agreement or judicial order to which Seller is a party or to which Seller or the Property is subject. 8.3 No Leases. Seller has not entered into any leases or occupancy agreements which grant third-parties any possessory rights to all or any part of the Property, except as disclosed in this Agreement, the Title Report, Title Documents, and/or the Property Materials and will not enter into any such leases or occupancy agreements except as otherwise contemplated by this Agreement, and Seller has no knowledge of any such leases or occupancy agreements. 8.4 Parties in Possession. Except as contemplated by the Property Materials, the Title Report or this Agreement or otherwise approved by Buyer, to Seller’s knowledge, other than Buyer hereunder, (a) to Seller’s knowledge, there are no parties in possession of any portion of the Property as lessees, tenants at will or at sufferance other than Seller; and (b) Seller has not granted any option to purchase, purchase and sale contract, or similar agreement with respect to the purchase or sale of the Property or any portion thereof which shall prevent it from completing the sale of the Property to Buyer under the terms of this Agreement. If it is determined that there are homeless or other squatters that have entered the Property prior to a Closing, Seller will promptly contact law enforcement and take such action as necessary to remove such persons from the Property at Seller’s expense, but the existence of such a trespasser shall not give Purchaser the right to elect not to close so long as Seller is actively working to remove such person(s) at its cost and expense. If, prior to a Closing, Seller fails to cause the removal of any homeless or squatters that have entered the Property before such Closing, then Seller shall have the continuing obligation to cause the removal of such homeless or squatters promptly after the Closing at Seller’s expense.

SMRH:4867-2220-9151.17 -57- 8.5 Litigation. Except as disclosed in Exhibit J attached hereto and made a part hereof: (a) Seller has no knowledge of and/or Seller has not received service of process for any pending actions, investigations, suits, assessments or proceedings and, to Seller’s knowledge, no such actions, investigations, suits, assessments or proceedings are threatened that affect the Property, or the ownership or operation thereof, and (b) to Seller’s knowledge, there are no judgments, orders, awards or decrees currently in effect against Seller with respect to the ownership or operation of the Property which have not been fully discharged prior to the Effective Date. 8.6 Bankruptcy. There are no attachments, levies, executions, assignments for the benefit of creditors, receiverships, conservatorships or voluntary or involuntary proceedings in bankruptcy or any other debtor relief actions contemplated by Seller or filed by Seller, or to Seller’s knowledge, pending in any current judicial or administrative proceeding against Seller. 8.7 No Liens. To Seller’s knowledge, there are no mechanic’s or materialman’s liens or similar claims or liens now asserted against the Property for work performed or commenced during Seller’s ownership of the Property prior to the date hereof, except for liens that will be removed on or before the Closing. 8.8 Hazardous Materials. Except as disclosed in the Property Materials, to Seller’s knowledge, (a) the Property is not in violation, nor is currently under investigation for violation of any Environmental Law (as defined below); (b) no Hazardous Materials (as defined below) are known to exist on, under, or about the Property, and there has been no migration of any Hazardous Materials from, into, at, on, under or about the Property in violation of any Environmental Law; and (c) there are no underground storage tanks or surface or below-grade impoundments used to store, treat or handle Hazardous Materials or debris or refuse buried in, on or under the Property. The term “Hazardous Materials” as used herein shall mean any hazardous or toxic substances, materials, chemicals, or wastes in any form and in any concentration that is or becomes, prior to the Closing, regulated by the United States or any state or local government authority having jurisdiction over the Property (including any present order or agreement imposing liability or standards concerning any such substances, materials, chemicals, or wastes and any future such order or agreement that becomes effective prior to the Closing), and includes without limitation: any “hazardous substance,” as that term is defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA) (42 United States Code sections 9601-9675); any “hazardous waste,” as that term is defined in the Resource Conservation and Recovery Act of 1976 (RCRA) (42 United States Code sections 6901-6992k); petroleum products; volatile organic compounds; radioactive materials; asbestos and lead paint, in any form or condition; and substances or compounds containing PCBs. The term “Environmental Law” as used herein shall mean any federal, state, or local law, ordinance or regulation, or any order, demand or guidance document of any governmental agency, relating to Hazardous Materials. 8.9 No Violations. To Seller’s knowledge, the Property is not in violation of any applicable statutes, ordinances, rules and regulations of any governmental or other agency relating to the construction, operation, ownership or use of the Property that remains uncured. If prior to a Closing a demand is made by any governmental authority to cure any violation of the Property of any such applicable statutes, ordinances, rules or regulations (each, a “Violation”), Seller shall promptly notify Buyer, and Seller shall have the opportunity to cure such violation or defect prior to such Closing at Seller’s sole cost and expense. If Seller elects in writing to cure any such SMRH:4867-2220-9151.17 -58- violation prior to such Closing, but is unable to do so prior to the applicable Closing despite its good faith efforts to do so, Seller may elect in writing to extend the applicable Closing Date for up to five (5) Business Days. If after such notice and cure period the applicable violation is not cured, Buyer may, in its sole discretion, elect to either terminate this Agreement by written notice to Seller and Escrow Agent or waive its objection and complete the purchase. In the event Buyer elects to terminate this Agreement, then Escrow Agent shall return the Deposit to Buyer and this Agreement shall be of no further force or effect and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision of this Agreement which expressly survives the termination of this Agreement. Buyer’s election made pursuant to this Section 8.9 shall not be deemed a waiver of any of Seller’s representations and warranties set forth in this Section 8. Notwithstanding anything to the contrary in the foregoing, in the event any Violation is a result of Seller’s gross negligence or willful misconduct, the same shall be deemed a Seller default subject to Section 12.1 (Default by Seller). 8.10 No Default. Seller has not received written notice of any Seller default under any note or deed of trust encumbering the Property that has not been cured, and to Seller’s knowledge, Seller is not in default under any note or deed of trust encumbering the Property. 8.11 No Transfers. Except as expressly contemplated by this Agreement or in one of the documents referenced in this Agreement, Seller has not hypothecated, transferred, or encumbered the Property in any manner which would render Seller unable to convey the Property to Buyer at the applicable Closing pursuant to this Agreement. For the avoidance of doubt, Buyer hereby acknowledges and agrees that Seller shall have the right to execute and record any documents required in connection with the Bond Deed of Trust or Bond Offering as described in Section 4.11 (Bond Offering) provided, however, that Seller acknowledges and agrees that (i) Seller cannot revise the Performance Deed of Trust Release Conditions (as defined in Section 6.6, Existing Performance Deed of Trust; Alternative Security) and (ii) Seller must remove the Bond Deed of Trust and related instruments encumbering the Property subject to the applicable Closing from the Bond Collateral Property pursuant to Section 4.11. 8.12 Knowledge. All representations made in this Agreement to Seller’s knowledge shall be deemed to have been made to the actual knowledge of Brian Ragsdale without any duty of investigation or inquiry and who shall not have any personal liability hereunder. Seller represents and warrants that Brian Ragsdale is the most knowledgeable person about the Property within Seller’s organization. 8.13 Seller’s Internal Approvals. 8.13.1 Seller REIT Transaction Approval. On or prior to the date that is 20 days of the Opening of Escrow (the “Seller REIT Transaction Approval Deadline”), Pacific Oak Strategic Opportunity REIT, Inc., the indirect owner of Seller (“Pacific Oak REIT”), shall have received board approval authorizing it to consummate the transactions contemplated hereby (the “Seller REIT Transaction Approval”). Seller shall notify Buyer in writing promptly after the Seller REIT Transaction Approval is obtained. If Seller is unable to obtain the Seller REIT Transaction Approval by the Seller REIT Transaction Approval Deadline, Seller may terminate this Agreement by delivering written notice to Buyer and Escrow Agent within 3 business days of SMRH:4867-2220-9151.17 -59- the Seller REIT Transaction Approval Deadline. In the event Seller fails to terminate this Agreement by such date, this Agreement shall continue in full force and effect. 8.13.2 Seller REIT Holdback Approval. On or prior to 5 Business Days after Seller and Buyer agree to the Holdback Amount (but no earlier than the Seller REIT Transaction Approval Deadline) (the “Seller REIT Holdback Approval Deadline”), Pacific Oak REIT shall have received board approval of the Holdback Amount (the “Seller REIT Holdback Approval”). If Seller is unable to obtain the Seller REIT Holdback Approval by the Seller REIT Holdback Approval Deadline, Seller may terminate this Agreement by delivering written notice to Buyer and Escrow Agent within 3 Business Days of the Seller REIT Holdback Approval Deadline. In the event Seller fails to deliver written notice to Buyer by such date informing Buyer that Seller has obtained Seller REIT Holdback Approval or that Seller has elected to terminate this Agreement, Buyer may notify Seller of Seller’s failure. Thereafter, if Seller does not notify Buyer that Seller has obtained Seller REIT Holdback Approval within 3 Business Days after Buyer’s notice, Buyer may elect to terminate this Agreement within 3 Business Days thereafter by written notice to Seller and Escrow Agent. In the event Seller and Buyer each fail to terminate this Agreement pursuant to the provisions of this Section 8.13.2, this Agreement shall continue in full force and effect. 8.13.3 REIT Approval may be Required for other Matters. For clarification purposes only, and without creating any additional termination rights, Buyer acknowledges that if in the future the parties desire to amend this Agreement to modify the terms of this Agreement, then Pacific Oak REIT shall secure any required board approval prior to the execution of any such amendment; provided, however, that unless specifically provided for otherwise in such amendment, Seller’s execution of any amendment to this Agreement shall be conclusive evidence that Seller has obtained any approvals that are required for such amendment; including without limitation the approval of Pacific Oak REIT and its board of directors. 8.13.4 Termination Pursuant to this Section 8.13. In the event this Agreement is terminated in accordance with this Section 8.13, then Escrow Agent shall immediately return the Deposit to Buyer, and this Agreement shall thereafter be of no further force or effect and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision of this Agreement which expressly survives the termination of this Agreement. 8.14 Property Materials. To Seller’s knowledge, the copies of the Property Materials delivered or made available by Seller to Buyer are true, correct and complete copies of the originals or copies thereof that Seller has in its possession or control; provided, however: (a) some of the documents or materials provided or made available to Buyer may have been superseded by different, additional or updated documents or materials that are or will be provided or made available to Buyer by Seller and (b), some of the documents or materials provided or made available to Buyer may contain disclaimers or qualifications, and the information contained therein is subject to such disclaimers or qualifications. 8.15 Foreign Person. Seller is not a “foreign person”, as defined in recent amendments to the Internal Revenue Code and, at or prior to each Closing contemplated under this Agreement, agrees to provide to Buyer an affidavit (a “Non-Foreign Affidavit”) to that effect. SMRH:4867-2220-9151.17 -60- 8.16 Third Party Agreements. 8.16.1 D.R. Horton Matters. (a) The rights of Seller and D.R. Horton under the D.R. Agreement (as defined in Section 6.9.1) have not been assigned or otherwise transferred; (b) the D.R. Agreement is in full force and effect; (c) Seller has not received a written notice of default under the D.R. Agreement, which as of the date hereof, has not been cured; (d) to the best of Seller’s knowledge, D.R. Horton is not in default under the D.R. Agreement; and (e) the Phase 4 Closing date under the DR Horton D.R. Agreement is scheduled to occur on October 3, 2024 and neither Seller nor D.R. Horton have the contractual right under the D.R. Horton Agreement to extend such closing date. 8.16.2 Casino Matters. Seller has not assigned or otherwise transferred its rights under the Infrastructure Development Agreement (as defined in Section 6.5, a true, correct and complete copy of which Seller represents it has provided to Buyer) with respect to Village 2; (b) the Infrastructure Development Agreement is in full force and effect and has not been amended or modified; (c) Seller has not received a written notice of default, which as of the date hereof, has not been cured, under the Infrastructure Development Agreement; (d) to the best of Master Developer’s knowledge, neither Master Developer nor the Village 2 Casino Property Owner are in default under the Infrastructure Development Agreement; and (e) Seller will not amend the Infrastructure Agreement without the consent of Buyer. 8.17 Continuing Representations. Each of the representations and warranties made by Seller in this Agreement shall be true and correct in all material respects on the Effective Date. At each Closing, Seller shall deliver to Buyer a certificate stating that each of Seller’s representations and warranties are true and correct in all material respects as of the applicable Closing Date in the form of Exhibit P attached hereto and made a part hereof (subject to the completion of blank exhibits or schedules prior to execution) (except that after the Phase 1 Closing, Seller’s representations and warranties shall not apply to the Phase 1 Property). If Buyer obtains actual knowledge prior to either Closing that any representations and warranties of Seller are not true and correct, and if Buyer nevertheless proceeds with such Closing, Buyer shall be deemed to have waived any and all claims and other rights against Seller with respect to breach of such representations and warranties. 8.18 Survival. All of the representations, warranties and agreements of Seller set forth in this Agreement shall be true upon the Effective Date, shall be deemed to be remade at and as of each Closing Date and shall survive the delivery of each Deed and the applicable Closing only for a period of one (1) year (the “Survival Period”). 9. BUYER’S REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants to Seller, as of the Effective Date and as of each Closing Date as follows: 9.1 Due Organization. Buyer is a [limited liability company] duly formed, validly existing and in good standing under the laws of the state of its formation.

SMRH:4867-2220-9151.17 -61- 9.2 Buyer’s Authority; Validity of Agreements. Buyer has full right, power and authority to purchase and acquire the Property from Seller as provided in this Agreement and to carry out its obligations hereunder pursuant to the terms of this Agreement. The individual(s) executing this Agreement and the instruments referenced herein on behalf of Buyer have the legal power, right and actual authority to bind Buyer to the terms hereof and thereof. This Agreement is, and all instruments, documents and agreements to be executed and delivered by Buyer in connection with this Agreement shall be, duly authorized, executed and delivered by Buyer and shall be valid, binding and enforceable obligations of Buyer (except as enforcement may be limited by bankruptcy, insolvency or similar laws) and do not, and as of such Closing Date will not, violate any provision of any agreement or judicial order to which Buyer is a party or to which Buyer is subject. 9.3 Buyer is a Builder. Buyer is acquiring the Property with the intent of improving the Property pursuant to the Current Land Use Plan (as may be amended by the Revised Land Use Plan pursuant to this Agreement). 9.4 Approvals. Prior to the expiration of the Due Diligence Period, Buyer will have obtained all required corporate approvals to enter into this Agreement on the terms and conditions described herein and, subject to the terms, conditions and contingencies in this Agreement, to perform all of its obligations contemplated hereby. 9.5 Survival. All of the representations, warranties and agreements of Buyer set forth in this Agreement shall be true upon the Effective Date, shall be deemed to be remade at and as of the Closing Date (except as otherwise set forth in writing to Seller) and shall survive the delivery of the applicable Deed and each Closing only for the Survival Period. The truth and accuracy of each of the representations and warranties, and the performance of all covenants of Buyer contained in this Agreement, are conditions precedent to Seller’s obligations to proceed with each Closing. 10. AS-IS. THE PARTIES HEREBY ACKNOWLEDGE AND AGREE AS FOLLOWS: (A) BUYER IS A SOPHISTICATED BUYER WHO IS FAMILIAR WITH THIS TYPE OF PROPERTY; (B) EXCEPT AS MAY BE SPECIFICALLY SET FORTH IN THIS AGREEMENT, AND IN ANY DOCUMENTS EXECUTED IN CONNECTION WITH EACH CLOSING, NEITHER SELLER NOR ANY OF ITS AGENTS, REPRESENTATIVES, BROKERS, OFFICERS, DIRECTORS, SHAREHOLDERS, MEMBERS, AFFILIATES, AGENTS, OR EMPLOYEES HAS MADE OR WILL MAKE ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY; AND (C) THE PROPERTY IS BEING SOLD TO BUYER IN ITS PRESENT “AS-IS/WHERE-IS” CONDITION SUBJECT ONLY TO THE REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER EXPRESSLY CONTAINED HEREIN AND IN ANY DOCUMENTS EXECUTED IN CONNECTION WITH EACH CLOSING. SUBJECT TO THE TERMS HEREOF INCLUDING THE REPRESENTATIONS AND WARRANTIES OF SELLER EXPRESSLY CONTAINED HEREIN AND IN ANY DOCUMENTS EXECUTED IN CONNECTION WITH EACH CLOSING, BUYER WILL BE AFFORDED THE OPPORTUNITY TO MAKE ANY AND ALL SMRH:4867-2220-9151.17 -62- INSPECTIONS OF THE PROPERTY AND SUCH RELATED MATTERS AS BUYER MAY REASONABLY DESIRE AND ACCORDINGLY, EXCEPT AS MAY BE SPECIFICALLY SET FORTH IN THIS AGREEMENT, BUYER WILL RELY SOLELY ON ITS OWN DUE DILIGENCE AND INVESTIGATIONS IN PURCHASING THE PROPERTY. IN ADDITION, EXCEPT AS OTHERWISE SET FORTH HEREIN AND IN ANY DOCUMENTS EXECUTED IN CONNECTION WITH EACH CLOSING, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATION, WARRANTIES, COVENANTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (B) THE INCOME TO BE DERIVED FROM THE PROPERTY, (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY CONDUCT THEREON, EVEN THOUGH SELLER MAY HAVE KNOWLEDGE OF BUYER’S DESIRED USE OF THE PROPERTY, (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, OR (F) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY INCLUDING, WITHOUT LIMITATION, ANY AGREEMENTS, SUCH AS UTILITY, REIMBURSEMENT OR DEVELOPMENT AGREEMENTS AFFECTING THE PROPERTY. ADDITIONALLY, EXCEPT AS EXPRESSLY STATED HEREIN AND IN ANY DOCUMENTS EXECUTED IN CONNECTION WITH EACH CLOSING, SELLER HAS NOT MADE, DOES NOT MAKE, AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS REGARDING COMPLIANCE WITH ANY ENVIRONMENTAL LAWS, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, OR THE DISPOSAL OR EXISTENCE, IN, UNDER, ON OR NEAR THE PROPERTY, OF ANY SOLID WASTE OR HAZARDOUS SUBSTANCE, AS DEFINED BY ANY FEDERAL OR STATE LAW OR REGULATION. 11. RISK OF LOSS. 11.1 Condemnation. If, prior to either Closing, all or any portion of the Property is taken by condemnation or eminent domain (or written notice of any such taking is issued to Seller), Seller shall immediately notify Buyer of such fact. In the event the taking involves a Material Portion (as defined below) of the Property, Buyer shall have the option to terminate this Agreement upon written notice to Seller (with a copy to Escrow Agent) given not later than thirty (30) days after receipt of such notice from Seller (and the applicable Closing Date shall be extended if needed to give Buyer the full 30-day period). Upon such termination, Escrow Agent shall return the Deposit to Buyer and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement. If Buyer either does not have the right to terminate this Agreement or has the right to terminate this Agreement but does not elect to terminate, then Seller shall assign and turn over to Buyer, and Buyer shall be entitled to receive and keep all awards for the taking by condemnation of the SMRH:4867-2220-9151.17 -63- applicable Property (but not of any other land owned by Seller) and Buyer shall be deemed to have accepted the Property subject to the taking without reduction in the Purchase Price. As used herein, the term “Material Portion” shall mean: (a) a portion of the Property which exceeds an area greater than five (5) gross acres or more in the aggregate; or (b) a portion taken that materially impacts access to the Property, but in each case will not include any dedications required by the Development Agreement or the Master Planning Documents. 11.2 Casualty. Prior to either Closing and notwithstanding the pendency of this Agreement, the entire risk of loss or damage by earthquake, hurricane, tornado, flood, landslide, fire or other casualty shall be borne and assumed by Seller. If, prior to either Closing, any damage occurs to any portion of the Property as a result of any earthquake, hurricane, tornado, flood, landslide, fire or other casualty, Seller shall immediately notify Buyer of such fact. In the event the occurrence causes Material Damage (as hereinafter defined), Buyer shall have the option to terminate this Agreement upon written notice to Seller (with a copy to Escrow Agent) given not later than fifteen (15) days after receipt of any such notice from Seller (and the applicable Closing Date shall be extended if needed to give Buyer the full 15-day period). Upon such termination, Escrow Agent shall return the Deposit to Buyer and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement. Buyer shall have no right to terminate this Agreement as a result of any damage or destruction to any portion of the Property that does not constitute Material Damage (as defined below). If Buyer either does not have the right to terminate this Agreement or has the right to terminate this Agreement but does not elect to terminate, then Seller shall assign and turn over, and Buyer shall be entitled to receive and keep, all insurance proceeds payable with respect to such damage or destruction (which shall then be repaired or not at Buyer’s option and cost) of the Property (but not any other land owned by Seller) and the parties shall proceed to such Closing pursuant to the terms hereof without modification of the terms of this Agreement. In the event Seller is to assign a casualty claim to Buyer, the Purchase Price shall be reduced by an amount equal to the deductible amount under Seller’s insurance policy and, upon Closing, full risk of loss with respect to the Property shall pass to Buyer. If Buyer does not elect or has no right to terminate this Agreement by reason of any casualty, Buyer shall have the right to participate in any adjustment of the insurance claim. As used herein, the term “Material Damage” shall mean damage or destruction to the Property or portion thereof the cost of repair of which exceeds $500,000. 12. REMEDIES. 12.1 Default by Seller. If, prior to the last Closing, Seller defaults under this Agreement for any reason other than Buyer’s default, and if such default continues for thirty (30) days after Buyer provides Seller with written notice thereof (except for a default on the Closing Date for which there shall be a five (5) Business Day notice and cure period), Buyer may, as Buyer’s sole remedy for such failure elect one of the following: (a) waive the effect of such matter and proceed to consummate this transaction; (b) cancel this Agreement and receive a full refund of the Deposit, together with a reimbursement of all out-of-pocket costs incurred by Buyer with respect to the Property; or (c) bring an action against Seller for specific performance of Seller’s obligation to convey the Property; provided that such action for specific performance is commenced and filed

SMRH:4867-2220-9151.17 -65- Breach”), and the maximum aggregate amount which may be awarded to Buyer in connection with a Representation Breach shall not exceed $5,000,000.00 in the aggregate (the “Cap”) and any claim shall be actionable and enforceable if and only if notice of such claim is given to Seller within the Survival Period. The provisions of this Section shall survive each Closing (and not be merged therein) or any earlier termination of the Agreement. Notwithstanding the foregoing, the foregoing Cap and limitation on Seller’s liability shall not apply to any fraud, bad faith, willful misconduct or gross negligence resulting in a Representation Breach nor Buyer’s right to recover attorneys’ fees as set forth in Section 14.14 below or to any indemnities or similar obligations of Seller pertaining to Seller’s representations and warranties under this Agreement or any closing documents, and any claim shall be actionable and enforceable if and only if notice of such claim is given to Seller within the Survival Period. 13. BROKERS. Buyer and Seller each hereby represent and warrant to and agree with each other that it has not had, and shall not have, any dealings with any third party to whom the payment of any broker’s fee, finder’s fee, commission or other similar compensation (“Commission”) shall or may become due or payable in connection with the transaction contemplated hereby, except that Buyer hereby agrees to pay a Commission to Buyer’s broker, Cheryl Kypreos of GK Properties, at each Closing pursuant to a separate agreement if (and only if) Closing occurs. Seller shall indemnify, defend, protect and hold Buyer harmless from and against any and all claims incurred by Buyer by reason of any breach or inaccuracy of the representation, warranty and agreement of Seller contained in this Section. Buyer shall indemnify, defend, protect and hold Seller harmless from and against any and all Claims incurred by Seller by reason of any breach or inaccuracy of the representation, warranty and agreement of Buyer contained in this Section. The provisions of this Section shall survive each Closing or earlier termination of this Agreement. Nothing in this Section (or in any other provision of this Agreement) is intended to create in any broker or in any other person or entity acting in any similar capacity any right as a third party beneficiary of this Agreement; specifically, no broker or any other person or entity has any right (i) to cause or compel either Buyer or Seller to perform any obligation, exercise any right or forebear from exercising any right either may have pursuant to this Agreement, including, but not limited to, any right to terminate this Agreement; or (ii) to preclude Buyer and Seller from entering into any amendment of this Agreement or other agreement pertaining to this Agreement. Notwithstanding anything to the contrary contained herein, this Section shall survive the Closing or any earlier termination of this Agreement. 14. MISCELLANEOUS PROVISIONS. 14.1 Governing Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, without regard to its principles of conflicts of law. Jurisdiction and venue for any action concerning this Agreement shall be solely and exclusively in the Nevada state courts located in Clark County, Nevada, each party hereto submitting to the jurisdiction of such courts and waiving all objections to such venue. SMRH:4867-2220-9151.17 -66- 14.2 Entire Agreement. This Agreement, including the exhibits attached hereto (as the same may be revised pursuant to the terms of this Agreement), constitutes the entire agreement between Buyer and Seller pertaining to the subject matter hereof and supersedes all prior agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein or in the documents delivered pursuant hereto or in connection herewith. 14.3 Modification; Waiver. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. 14.4 Notices. All notices, consents, requests, reports, Property Materials, demands or other communications hereunder (collectively, “Notices”) shall be in writing and may be given personally, by registered or certified mail, by electronic mail or by Federal Express (or other reputable overnight delivery service) as follows: To Seller: PACIFIC OAK SOR TULE SPRINGS OWNER TRS, LLC 3200 Park Center Drive, Suite 800 Costa Mesa, CA 92626 Attention: Brian Ragsdale Telephone: (949) 630-0840 Facsimile: N/A Email: bragsdale@pac-oak.com PACIFIC OAK SOR TULE SPRINGS VILLAGE 2 PARCELS OWNER, LLC 3200 Park Center Drive, Suite 800 Costa Mesa, CA 92626 Attention: Brian Ragsdale Telephone: (949) 630-0840 Facsimile: N/A Email: bragsdale@pac-oak.com With a copy to: Sheppard Mullin Richter & Hampton, LLP 650 Town Center Drive, 10th Floor Costa Mesa, CA 92626 Attention: Scott A. Morehouse, Esq. Telephone: 714-424-2865 Facsimile: 714-428-5995 Email: smorehouse@sheppardmullin.com To KB Home: KB Home Las Vegas, Inc. 5795 W. Badura Ave., Suite 180

SMRH:4867-2220-9151.17 -67- With a copy to: Las Vegas, NV 89118 Attention: Scott Bleazard Telephone: 702-266-8434 Cell: 702-400-2500 Email: sbleazard@kbhome.com Rice Reuther Sullivan & Carroll, LLP 3800 Howard Hughes Pkwy., Suite 1200 Las Vegas, NV 89169 Attention: Renee R. Reuther, Esq. Telephone: 702-732-9099 Facsimile: 702-732-7110 Email: rreuther@rrsc-law.com and to KB Home Las Vegas, Inc. 5795 W. Badura Ave., Suite 180 Las Vegas, NV 89118 Attention: Anthony (Tony) Gordon, Esq. and Marie Vozikis Telephone: 702-266-8422 and 702-266-8412 Email: acgordon@kbhome.com and mvozikis@kbhome.com To Tri Pointe: With an electronic copy to: Tri Pointe Homes Nevada, Inc. Attn: Dan Hale 4675 West Teco Avenue Suite 115 Las Vegas, Nevada 89118 Phone: 702-614-1400 Fax: 702-614-1466 Email: dan.hale@TriPointeHomes.com Mina Maleki Fax: 702-614-1466 Email: Mina.Maleki@TriPointeHomes.com and to: Chris Vero, Esq. Direct: 702-789-0911 Fax: 702-789-0919 Email: CV@cvlnv.com SMRH:4867-2220-9151.17 -68- To Escrow Agent: First American Title Insurance Company 18500 Von Karman Avenue, Suite 600 Irvine, California 92612 Attention: Ryan Hahn Telephone: (949) 885-2472 Facsimile: (877) 372-0261 Email: rhahn@firstam.com or to such other address or such other person as the addressee party shall have last designated by notice to the other party. All notices shall be deemed to have been given (i) upon receipt, if sent by overnight delivery service, courier, or personally delivered and received on a Business Day, otherwise notice shall be deemed given on the next Business Day following receipt thereof, or (ii) if sent by email and the transmission is sent no later than 6:00 p.m. (Nevada time) on a Business Day, when sent, provided the sender simultaneously sends electronic notice to Escrow Agent and the sender receives confirmation of receipt by at least one of the recipients notice parties (which confirmation of receipt includes an automatic delivery receipt from such recipient’s email system). All notices and demands delivered by any attorney of any party hereto on such party’s behalf shall be deemed to have been delivered by said party. 14.5 Expenses. Subject to the provision for payment of the Closing Costs in accordance with the terms set forth above, and any other provision of this Agreement and any other Agreement to be entered into between the parties related to the property, whether or not the transaction contemplated by this Agreement shall be consummated, all fees and expenses incurred by any party hereto in connection with this Agreement shall be borne by such party. 14.6 Severability. Any provision or part of this Agreement which is invalid or unenforceable in any situation in any jurisdiction shall, as to such situation and such jurisdiction, be ineffective only to the extent of such invalidity and shall not affect the enforceability of the remaining provisions hereof or the validity or enforceability of any such provision in any other situation or in any other jurisdiction. 14.7 Successors and Assigns. All of the parties’ rights, duties, benefits, liabilities and obligations under this Agreement shall inure to the benefit of, and be binding upon, their respective successors and assigns. Neither party hereto may assign its rights or delegate its obligations hereunder without the prior written consent of the other party, which consent may be withheld in such party’s sole and absolute discretion. Notwithstanding the foregoing, Buyer shall have the right, without Seller’s prior written consent, to assign this Agreement in whole or in part to (each, a “Corporate Affiliate”): (a) an entity created by Buyer under the common ownership of KB Home and Tri Pointe formed for the purposes of assuming the obligations of Buyer hereunder pursuant to Section 7.4.13, (b) any entity directly or indirectly controlling, controlled by, or under common ownership with Buyer (or any party comprising Buyer), (c) any entity created by Buyer (or any party comprising Buyer), or created by any entity directly or indirectly controlling, controlled by, or under common ownership with Buyer (or any party comprising Buyer) or (d) or KB Home or Tri Pointe, individually, if at any time prior to the expiration of the Due Diligence Period either such party (the “Terminating Party”) desires to assign their rights and obligations under this Agreement to the other party and terminate their interest in the transactions SMRH:4867-2220-9151.17 -69- contemplated hereby such that only one of them will continue as Buyer (the “Buyer Party Assignment and Termination”). In the event of a permitted assignment by Buyer, Buyer shall be fully and forever released from any and all obligations under this Agreement solely with respect to the Property (or any portion thereof) assigned pursuant to such permitted assignment. For the purposes of clarity, in the event of a Buyer Party Assignment and Termination, no further rights, obligations or liabilities under this Agreement shall arise or accrue to such Terminating Party from and after the date of such assignment. If Buyer desires to assign this Agreement in whole or in part to any entity that is (a) a member of Buyer, or directly or indirectly controlling, controlled by, or under common ownership with a member of Buyer other than a Corporate Affiliate, or (b) in part to a third party home builder, then Seller agrees not to unreasonably withhold its consent to such assignment, provided that (i) such party is experienced in acquisitions of this scope and is financially capable of closing the purchase and sale of the Property pursuant to this Agreement, (ii) Buyer (or Buyer’s Designee reasonably approved by Seller) is the Village Developer and the party responsible for completing the Infrastructure Work, and (iii) the proposed assignee, as future owner, and Buyer (or Buyer’s Designee reasonably approved by Seller), as developer, and Seller agree to any modifications to this Agreement or any of the documents contemplated to executed at either Closing (including without limitation, the Infrastructure Development Agreement and the Village Developer Assignment) that may be necessary to properly reflect that the Property owner is unaffiliated with the Village Developer. Seller further agrees that Buyer (or any Corporate Affiliate) shall have the right, without Seller’s consent but with notice to Seller and Escrow Holder at least five (5) Business Days prior to the Closing Date, to assign this Agreement and/or any of Buyer’s rights or obligations under this Agreement, to a third party land bank investor (“Land Bank Investor”) to facilitate a land banking arrangement with Buyer (or any Corporate Affiliate) to provide off balance sheet financing to Buyer pursuant to which Buyer (or any Corporate Affiliate) has the right or option to reacquire and develop the Real Property (in its entirety or in phases), and any one or more subsequent transfers or assignments by the Land Bank Investor of the Real Property (in its entirety or in phases) (“Land Bank Transaction”); provided that, in accordance with the foregoing notice due from Buyer to Seller, Buyer shall include reasonable evidence to Seller that the Land Bank Investor (ii) is a single experienced land banker that is financially capable of closing the purchase and sale of the Property pursuant to this Agreement, and (ii) Buyer (or acceptable Corporate Affiliate) is the Village Developer for and the party responsible for completing the Infrastructure Work following such assignment. Additionally, if, substantially concurrently with a Closing, Buyer conveys all or a portion of the Real Property to a Land Bank Investor in a Land Bank Transaction, Seller agrees to reasonably cooperate with Buyer and Land Bank Investor to complete the Land Bank Transaction by entering into an amendment to the Purchase Agreement and other transaction documents to facilitate the Land Bank Transaction (collectively, the “Seller Land Bank Documents”); provided, however, that (i) such cooperation shall be at no additional cost, expense, or liability to Seller; (ii) the applicable Closing shall not be delayed by such Land Bank Transaction; and (iii) any such amendment to this Agreement or modifications to other agreements contemplated hereby shall not modify or amend any material terms of the Purchase Agreement. SMRH:4867-2220-9151.17 -70- 14.8 Counterparts. This Agreement may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument. This Agreement, any amendment and/or the Approval Notice may be signed by either party to this Agreement by electronic signature using Authentisign, DocuSign or similar technology. The parties agree to accept a digital image of this Agreement, as executed by all parties, as a true and correct original and admissible as best evidence for the purpose of state law, federal law, and like statutes and regulations. For clarification purposes, the foregoing shall not apply to any instrument where an original notarized signature is required pursuant to this Agreement. 14.9 Headings. The Section headings of this Agreement are for convenience of reference only and shall not be deemed to modify, explain, restrict, alter or affect the meaning or interpretation of any provision hereof. 14.10 Time is of the Essence. TIME SHALL BE OF THE ESSENCE with respect to all matters contemplated by this Agreement. 14.11 Further Assurances. In addition to the actions recited herein and contemplated to be performed, executed, and/or delivered by Seller and Buyer, Seller and Buyer agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered at each Closing or after such Closing any and all such further acts, instruments, deeds and assurances as may be reasonably required to consummate the transaction contemplated hereby; provided no such act, instrument, deed or assurance shall create additional or increase such party’s obligations and liabilities beyond those set forth in this Agreement in more than a de minimis amount. 14.12 Number and Gender. Whenever the singular number is used, and when required by the context, the same includes the plural, and the masculine gender includes the feminine and neuter genders. 14.13 Construction. This Agreement shall not be construed more strictly against one party hereto than against any other party hereto merely by virtue of the fact that it may have been prepared by counsel for one of the parties. 14.14 Attorneys’ Fees. In the event that either party hereto brings an action or proceeding against the other party to enforce or interpret any of the covenants, conditions, agreements or provisions of this Agreement, the prevailing party in such action or proceeding shall be entitled to recover all reasonable costs and expenses of such action or proceeding, including, without limitation, reasonable attorneys’ fees, charges, disbursements and the fees and costs of expert witnesses, but excluding any consequential, punitive or exemplary damages, up to Two Hundred Thousand and 00/100 Dollars ($200,000.00) in the aggregate. This Section shall survive each Closing or earlier termination of this Agreement. 14.15 Business Days. As used herein, the term “Business Day” shall mean a day that is not a Saturday, Sunday, Federal holiday, or the Friday after Thanksgiving. In the event that the date for the performance of any covenant or obligation under this Agreement shall fall on a Business Day, the date for performance thereof shall be extended to the next Business Day.

SMRH:4867-2220-9151.17 -71- 14.16 Termination. In the event that this Agreement is terminated pursuant to the terms hereof, this Agreement and all of the provisions hereof shall be of no further force or effect and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement, and the Deposit shall be delivered to the party entitled thereto. 14.17 Section 1031 Exchange. Seller may consummate the sale of the Property as part of a like-kind exchange (an “Exchange”) intended to qualify under § 1031 of the Internal Revenue Code of 1986, as amended, provided that: (a) neither Closing shall be delayed or affected by reason of an Exchange; (b) Seller shall effect an Exchange through an assignment of this Agreement, and its rights under this Agreement, to a qualified intermediary; (c) Buyer shall not be required to take an assignment of the agreement relating to the exchange property or be required to acquire or hold title to any real property for purposes of consummating an Exchange, or incur any additional costs related thereto; and (d) Seller shall indemnify, defend and hold harmless the Buyer from and against any claims, damages, penalties or other costs (including, without limitation, attorneys’ fees) to the extent arising from such Exchange. 14.18 No Partnership. Nothing contained in this Agreement shall create any partnership, joint venture or similar arrangement between Buyer and Seller or otherwise constitute either party an agent of the other except as specifically provided herein. 14.19 No Third Party Beneficiaries. This Agreement is intended for the exclusive benefit of Buyer and Seller and their respective permitted assigns and is not intended and shall not be construed as conferring any benefit on any third party or the general public. 14.20 Recitals. The Recitals that appear at the beginning of this Agreement are incorporated herein by this reference. 14.21 Publicity. Prior to the applicable Closing, the terms or status of this Agreement (including specifically the economic terms) and any matter related to the foregoing (“Publicity”) will not be disclosed to anyone, except to: (a) Buyer’s and Seller’s consultants, financing sources, investors, attorneys, creditors, officers and employees who agree to maintain the confidentiality of such information; (b) to governmental agencies (including taxing authorities) in connection with a party’s fulfillment of its obligations under this Agreement; provided that any disclosure shall not include any economic terms contained herein; or (c) by Seller to the Village 2 Casino Property Owner or the Village 1 Village Developer in connection with Seller’s (on behalf of itself and/or Master Developer) fulfillment of its obligations under this Agreement and to synchronize this Agreement and the Village 2 Casino Property Owner’s and/or Village 1 Village Developer’s purchase agreements and other documents, respectively; provided that such disclosure shall not include any economic terms contained herein. Any Publicity desired or generated by either party (the “Releasing Party”) hereto shall be submitted in writing to the other party (the “Responding Party”) prior to release, and any such Publicity must not be released by the Releasing Party without the prior written consent of the Responding Party, in its sole discretion. Notwithstanding the foregoing, but subject to restrictions reasonably necessary to comply with international, federal and state securities laws, Buyer and Seller may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind

PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS
(454.31 Acres +/ - in Village 2 of Tule Springs)
Buyer's Signature Page

BUYER:

KB HOME LAS VEGAS INC.,
a Nevada corporation

By: ____________________

Name: ____________________

Title: ____________________

TRI POINTE HOMES NEVADA, INC.,
a Nevada corporation

By: [signature]

Name: Klif Andrews

Title: Division President

(Signatures continue on following page.)

(Signature page to Village 2 Purchase and Sale Agreement)

ACKNOWLEDGEMENT AND AGREEMENT OF MASTER DEVELOPER

The undersigned, is the current "Master Developer" under Development Agreement (as defined in Section 4.2 of the foregoing Purchase and Sale Agreement and Joint Escrow Instructions). The undersigned acknowledges that the foregoing Purchase and Sale Agreement and Joint Escrow Instructions imposes certain covenants, duties, responsibilities and obligations on the undersigned, as the Master Developer, and hereby agrees to be bound by and timely perform all such covenants, duties, responsibilities and obligations under and in accordance with the foregoing Purchase and Sale Agreement and Joint Escrow Instructions.

PACIFIC OAK SOR PARK HIGHLANDS TRS, LLC,
a Delaware limited liability company

By: [signature]
Name: Brian Ragsdale
Title: President

(End of signatures.)

(Signature page to Village 2 Purchase and Sale Agreement)

ESCROW AGENT:

The undersigned Escrow Agent hereby accepts the foregoing Purchase and Sale Agreement and Joint Escrow Instructions and agrees to act as Escrow Agent under this Agreement in strict accordance with its terms.

FIRST AMERICAN TITLE INSURANCE COMPANY

By: Steven Sinohui

Name: Steven Sinohui

Title: Escrow Officer

(Signature page to Village 2 Purchase and Sale Agreement)

LIST OF EXHIBITS AND SCHEDULES TO THE AGREEMENT

EXHIBIT A	LEGAL DESCRIPTION OF THE PROPERTY
EXHIBIT B	CURRENT VILLAGE 2 FINAL MAP
EXHIBIT B-1	SURVEY DEPICTION OF PHASE 1 PROPERTY
EXHIBIT B-2	SURVEY DEPICTION OF PHASE 2 PROPERTY
EXHIBIT B-3	PHASING PLAN
EXHIBIT C	PROPERTY MATERIALS
EXHIBIT D	FORM OF DEED
EXHIBIT D-1	FORM OF FINGER PARCEL DEED
EXHIBIT E	FORM OF OWNER'S AFFIDAVIT
EXHIBIT F	LEGAL DESCRIPTION OF THE VILLAGE 2 CASINO PROPERTY
EXHIBIT G	PARCEL SPLIT MAP
EXHIBIT H	REVISED LAND USE PLAN
EXHIBIT I	CURRENT MASTER TENTATIVE MAP
EXHIBIT J	LIST OF LITIGATION
EXHIBIT K	FORM OF GENERAL ASSIGNMENT

EXHIBIT L	FORM OF ASSIGNMENT OF PLANS
EXHIBIT M	FORM OF CONSENT
EXHIBIT N	FORM OF RELEASE FROM PLANNED COMMUNITY EXACTIONS
EXHIBIT O	FORM OF NON-FOREIGN AFFIDAVIT
EXHIBIT P	FORM OF SELLER’S REPRESENTATION CERTIFICATE
EXHIBIT Q	PHASE 4 INFRASTRUCTURE DEVELOPMENT OBLIGATIONS NARRATIVE
EXHIBIT R	MASTER DEVELOPER ESTOPPEL CERTIFICATE

SMRH:4867-2220-9151.18

SMRH:4867-2220-9151.18 SCHEDULE 2.5.2(A) INFRASTRUCTURE BUDGET SCHEDULE 2.5.2(B) BUYER INFRASTRUCTURE DEVELOPMENT OBLIGATIONS NARRATIVE SCHEDULE 2.6 CONSTRUCTION EXACTIONS AND PRO RATA SHARE SCHEDULE 4.8 LIST OF CURRENT COMMON AREA PARCELS SCHEDULE 4.9.2 FORM OF CASINO RESTRICTIVE COVENANT JOINDER SCHEDULE 4.9.3 VILLAGE 2 CASINO PROPERTY OWNER SEWER ALLOCATION SCHEDULE 6.3 FORM OF VILLAGE DEVELOPER ASSIGNMENT SCHEDULE 6.7.1 BASE TERMS FOR MONUMENT TRAILHEAD INFRASTRUCTURE DEVELOPMENT AGREEMENT SCHEDULE 6.8 DEPICTION OF VILLAGE 2 OFFSITE SEWER LINE SCHEDULE 6.8(A) FORM OF SEWER LINE ESCROW AGREEMENT JOINDER SCHEDULE 6.11.5 NVE MPU ASSIGNMENT SCHEDULE 6.14 DEPICTION OF EXISTING CITY DRAINAGE EASEMENTS